UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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PROGRESS SOFTWARE CORPORATION
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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2021 Notice of Annual Meeting & Proxy Statement

Progress Software Corporation
14 Oak Park Drive
Bedford, MA 01730
U.S.A.

LETTER FROM OUR CHAIRMAN

April 14, 2021
To Our Stockholders:
We invite you to attend the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Progress Software Corporation ("Progress," the “Company,” "we," "us" or "our"), which will be held virtually on May 18, 2021 at 10:00 a.m. Eastern time. Due to the continued public health concerns about in-person gatherings related to the COVID-19 pandemic, we will hold a virtual Annual Meeting conducted via live webcast in order to protect the health and well-being of our stockholders, employees and directors. We believe that hosting a virtual meeting will facilitate stockholder attendance and participation at the Annual Meeting by enabling stockholders to participate remotely from any location around the world. We have designed the format of the virtual Annual Meeting so that stockholders have the same rights and opportunities to vote and participate as they would have at a physical meeting. Stockholders will be able to submit questions before and during the meeting using online tools, providing our stockholders with the opportunity for meaningful engagement with the Company. For instructions on attending the Annual Meeting virtually and voting your shares, please see pages 2 and 5.
The Notice of 2021 Annual Meeting of Stockholders and the attached Proxy Statement contain details regarding admission to the virtual meeting and the business to be conducted at the Annual Meeting.
Your vote is important. Whether or not you plan to attend the Annual Meeting online, it is important that your shares be represented and voted during the meeting. We urge you to promptly vote and submit your proxy via the Internet, by phone or by signing, dating, and returning the enclosed proxy card in the enclosed envelope. If you attend the Annual Meeting online, you can vote online even if you have previously submitted your proxy.
For those who can’t attend the virtual meeting live, we will provide an audio webcast of the Annual Meeting accessible on our Investor Relations website at http://investors.progress.com/. We hope this will allow those who cannot attend the meeting to hear Progress management discuss the prior year’s results and our goals for the coming year at their convenience. In addition, you can find a variety of pertinent information about Progress on our Investor Relations website.
On behalf of the Board of Directors, thank you for your continued support. We look forward to seeing many of you at the virtual Annual Meeting.
John R. Egan
Chairman of the Board

LETTER FROM OUR BOARD OF DIRECTORS
April 14, 2021
To Our Stockholders:
This past year presented unprecedented business and societal challenges on a global scale. The global health crisis and volatile market environment caused by the COVID-19 pandemic was a stark reminder to all of the priority of ensuring the health and safety of our customers, partners, employees, and stockholders. Progress was able to successfully respond quickly and nimbly to the rapidly changing environment, and transitioned its entire workforce to work from home by mid-March. The response of our employees, customers and partners could not have been more gratifying.
As the pandemic has stretched into its second year, the Board is encouraged that despite the challenges in 2020, Progress never wavered in its devotion to business continuity, customer commitment, resiliency and delivering sustainable stockholder value. Throughout the year, the Board and executive leadership collaborated closely to ensure that Progress met its commitments and the financial, strategic, and business results delivered in fiscal 2020 bore this out.
Our Performance
In fiscal 2020, we further advanced our strategic plan of delivering meaningful stockholder value through our total growth strategy while delivering solid financial annual results. In October, we acquired Chef Software, a leader in the DevOps and DevSecOps markets. The Chef acquisition bolsters our recurring revenue, earnings and cash flow and meets our strict acquisition financial criteria. The Chef acquisition follows on the footsteps of our acquisition and integration of Ipswitch in 2019. These successful acquisitions show that the total growth strategy is working and that by remaining disciplined, we will deliver meaningful stockholder value over the long-term.
Our legacy business remains well-positioned for continuing success as well. By building on our decades-long track record of delivering mission-critical products, solutions and support that our customers and partners have relied on for almost forty years, even now remotely, in fiscal 2020, we overcame the global economic challenges caused by COVID-19.
Corporate Social Responsibility
Despite the unique challenges faced in 2020, the Board is enormously proud of how Progress and its employees performed, not just in their day to day responsibilities, but in their commitment to advancing our Corporate Social Responsibility Program emphasizing an inclusive and diverse environment, sustainability and philanthropy.
Corporate Governance
This year’s Board nominees represent a wide range of backgrounds and expertise. We believe our diversity of experiences, perspectives, and skills contributes to the Board’s effectiveness in managing risk and providing guidance that positions Progress for long-term success in a dynamically changing business environment. Of our 9 Board nominees, 8 are independent, which includes our Board Chair and all Committee members. This Proxy Statement describes Progress’ corporate governance policies and practices that foster the Board’s effective oversight of the Company’s business strategies and practices.

Executive Compensation
Consistent with our pay-for-performance philosophy, the Compensation Committee emphasized alignment with our long-term business goals in designing our executive compensation programs for 2020. Our executive compensation programs for 2020 reflected management’s continued commitment to our strategic plan.
Looking Ahead
For fiscal 2021, the Board looks forward to advancing the company’s strategic plan. We are cognizant of the challenges and uncertainty posed by COVID-19 in achieving company goals, but rest assured, your Board remains diligent and focused on its work.
Thank you for your ongoing support for our vision for the future and we appreciate the opportunity to represent your interests as stockholders.
Your Board of Directors

PROGRESS SOFTWARE CORPORATION
Notice of Annual Meeting of Stockholders

Date: TUESDAY, MAY 18, 2021 Time: 10:00 AM ET	Progress Software Corporation Virtual Meeting www.virtualshareholdermeeting.com/PRGS2021
Proposal	Board Recommendation
1.Elect nine directors to serve until the 2022 Annual Meeting	FOR
2.Advisory vote to approve the fiscal 2020 compensation of our named executive officers (say-on-pay vote)	FOR
3.Approve an increase in the number of shares authorized for issuance under the 2008 Stock Option and Incentive Plan, as amended and restated (the “2008 Plan”)	FOR
4.Approve an increase in the number of shares authorized for issuance under the 1991 Employee Stock Purchase Plan, as amended and restated (the “ESPP”)	FOR
5.Ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for our current fiscal year	FOR
Other matters properly brought before the meeting may also be considered.
Stockholders as of the close of business on March 19, 2021 are entitled to vote.
Please vote your shares before the meeting, even if you plan to attend the meeting online. Further information about how to attend the Annual Meeting online, vote your shares online during the meeting and submit questions online during the meeting is included in the accompanying proxy statement.
Your broker will not be able to vote your shares on the election of directors, the say-on-pay vote, the increase in the number of shares authorized for issuance under the 2008 Plan or the increase in the number of shares authorized under the ESPP unless you give your broker specific instructions to do so. A complete list of registered stockholders will be available for examination during the Annual Meeting at www.virtualshareholdermeeting.com/PRGS2021.
                                By Order of the Board of Directors,

    Stephen H. Faberman
    Secretary
Bedford, Massachusetts
April 14, 2021

YOUR VOTE IS IMPORTANT
YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING ONLINE.  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE. A POSTAGE-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

i

Proxy Statement Summary
This summary highlights information contained elsewhere in this proxy statement. For more complete information about these topics, please review our Annual Report on Form 10-K for the fiscal year ended November 30, 2020 (the “Annual Report”) and the entire Proxy Statement.
This proxy statement and the accompanying proxy card, including an Internet link to our previously filed Annual Report, were first made available to stockholders on or about April 14, 2021.
2021 Annual Meeting of Stockholders

Date and Time Tuesday, May 18, 2021 10:00 A.M. ET Place Progress Software Corporation Virtual Meeting www.virtualshareholdermeeting.com/PRGS2021 Record Date March 19, 2021
Attendance
You are entitled to attend the Annual Meeting online only if you are a stockholder as of the close of business on March 19, 2021, the record date, or hold a valid proxy for the meeting. You will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form in order to be able to enter the Annual Meeting online.

Voting Roadmap

Proposal	Board Recommends	Reasons for Recommendation	See Page

1. Election of nine directors	FOR	The Board of Directors and Nominating and Corporate Governance Committee believe the nine Board nominees possess the skills, experience and diversity to effectively monitor performance, provide oversight, and advise management on the Company’s long-term strategy.	15

2. Advisory vote to approve fiscal 2020 executive compensation of our named executive officers (say-on-pay vote)	FOR	Our executive compensation programs demonstrate our pay-for-performance philosophy, which creates alignment with our stockholders and drives the creation of sustainable long-term stockholder value.	37
3. Approve an increase in the number of shares authorized for issuance under the 2008 Plan	FOR	Our Board of Directors believes that the availability of an adequate reserve of shares for issuance under the 2008 Plan is essential to enable us to maintain our competitive position with respect to recruiting and retaining highly skilled personnel.	38
4. Approve an increase in the number of shares authorized for issuance under the ESPP	FOR	Our Board of Directors believes that the availability of an adequate reserve of shares for issuance under the ESPP will benefit us by providing employees with an opportunity to acquire shares of our common stock and will enable us to attract, retain and motivate valued employees.	50

5. Ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for our current fiscal year	FOR	Based on the Audit Committee’s assessment of Deloitte & Touche’s qualifications and performance, it believes their retention for fiscal year 2021 is in the best interests of the Company.	55

Director Nominees
In Proposal One, we are asking you to vote “FOR” each of the director nominees listed below.

Nominee	Age	Director Since	Independent	Other Public Boards	Committee Membership
					AC	CC	NC	M&A

John R. Egan, Chairman of the Board Managing Partner, Carruth Management, LLC	63	2011	Yes	3
Paul T. Dacier General Counsel, Indigo Agriculture, Inc.	63	2017	Yes	1
Rainer Gawlick Advisor, think-cell	53	2017	Yes	1
Yogesh Gupta President and CEO, Progress Software Corporation	60	2016	No	—
Charles F. Kane Adjunct Professor of International Finance, MIT Sloan Graduate Business School of Management	63	2006	Yes	1

Samskriti Y. King CEO, Veracode, Inc.	47	2018	Yes	—
David A. Krall Strategic Advisor, Roku, Inc.	60	2008	Yes	1
Angela T. Tucci Chief Operating Officer, Uplight, Inc.	54	2018	Yes	—
Vivian Vitale Principal, Vivian Vitale Consulting, LLC	67	2019	Yes	1

AC: Audit Committee	Chair	Financial Expert	Member
CC: Compensation Committee
NC: Nominating and Corporate Governance Committee
M&A: Mergers and Acquisitions/Strategy Committee

Corporate Governance Highlights
See the section of this proxy statement entitled “Corporate Governance” for more information.
Director Nominees – The table and graphs below summarize the director nominees’ experience and the qualifications, skills and attributes most relevant to nominate candidates to serve on the Board. The section of the proxy statement entitled “Nominees for Directors” describes our nominees’ experience and backgrounds in more detail.

Number of nominees with relevant experience

Leadership
Our business is complex and ever-evolving. CEOs and individuals with experience leading large business units have proven track records in developing and executing a vision and making executive-level decisions.
9 of 9

Finance and Accounting Individuals with financial expertise are able to identify and understand the relevant financial considerations applicable to us as a global public company.	6 of 9

Technology/Software Industry
Progress offers the leading platform for developing and deploying mission-critical business applications. Those with relevant technology/software experience are better able to understand the opportunities and challenges facing our business.
9 of 9

Go-to-Market/Sales Our business depends on successfully creating awareness of our products and entering new markets as well as executing our sales strategy.	5 of 9

Strategy Development and execution of a strong corporate strategy is critical to sustaining and growing our business.	9 of 9

Product Development
Our business depends on our ability to successfully develop our products and expand our offerings. Experience in product development enhances understanding of the challenges we face and facilitates strategic planning in this area.
3 of 9

Public Company Board Service and Governance
Individuals having experience serving on public company boards better understand the roles and responsibilities of directors and corporate governance best practices.
6 of 9

M&A
A key element of our corporate strategy includes the acquisition of businesses that offer complementary products, services and technologies, augment our revenues and cash flows, and meet our strict financial criteria. M&A experience enhances understanding of the complexities, issues and risks involved with any such acquisitions and their integration.
7 of 9
v

Active and Engaged Board
We have an active and engaged Board that is committed to fulfilling its fiduciary duty to act in good faith in the best interests of our company and all of our stockholders. The number of Board and committee meetings held in fiscal 2020 is set forth below:
* All directors attended 75% or more

Independent and Diverse Board and Committees

Independent Chairman of the Board: Chairman and CEO positions separate since 2012

8 of 9 director nominees are independent

5 of 8 independent director nominees have a tenure of less than four years; current Board composion strikes an appropriate balance between directors with deep knowledge of the Company and those with a fresh perspective

All committee members are independent

All Audit Committee members are **financially literate** and our Audit Committee chair is a **financial expert**

Our Compensation Committee uses an **independent compensation consultant**

Stock Governance

Robust stock ownership requirements for directors and officers

No hedging or pledging of stock by directors or officers

Strong Stockholder Support on Say-on-Pay

Stockholder Rights

All directors are elected annually

We have adopted **a majority voting policy** for directors

Stockholders have the right to call a **special meeting**

Annual say-on-pay vote

Executive Compensation Philosophy
The Compensation Committee's philosophy is to tie executive pay to performance to incent the achievement of outstanding returns to our stockholders and to drive the creation of sustainable long-term stockholder value. Consistent with its pay-for-performance philosophy, the Compensation Committee, in designing our executive compensation programs for 2020, emphasized alignment with our long-term business goals.

Corporate Social Responsibility

Over $150,000 donated to worthy charities in 2020
Awarded first annual Progress Software Székely Scholarship for Women in STEM in 2020
Strong support of our employees’ engagement through paid volunteer time and team volunteer events
Inclusion and diversity key to our success
Strong commitment to employees’ growth and development and ongoing support of health and wellness initiatives
Multiple employee resource groups formed to support I&D initiatives, including Progress for Her, Blacks@Progress, Plus (LGTBQ+) and Military veterans@progress
2nd CSR report published in 2020
Fiscal 2020 Financial Highlights

NON-GAAP REVENUE	NON-GAAP DILUTED EPS*
$456M	$3.09
↑ 6% from FY2019	↑ 15% from FY2019
ADJUSTED FREE CASH FLOW	NON-GAAP OPERATING INCOME*
$142M	↑13%
during FY2020	from FY2019
NON-GAAP OPERATING MARGIN	CAPITAL RETURN
40%	~$500M
↑ 200 bps from FY2019	returned to stockholders in dividends and stock repurchases in past five years

Auditors
Aggregate fees billed to us for services performed for the fiscal years ended November 30, 2020 and November 30, 2019 by our independent registered public accounting firm, Deloitte & Touche LLP, were as follows:

	2020 ($)	2019 ($)
Audit Fees (1)	2,414,266	2,117,145
Audit-Related Fees (2)	270,000	673,700
Tax Fees (3)	2,615	19,805
All Other Fees	__	__
__________
(1)Represents fees billed for each of the last two fiscal years for professional services rendered for the audit of our annual financial statements included in Form 10-K and reviews of financial statements included in our interim filings on Form 10-Q, as well as statutory audit fees related to our wholly-owned foreign subsidiaries. In accordance with the policy on Audit Committee pre-approval, 100% of audit services provided by the independent registered public accounting firm are pre-approved.
(2)Represents, for 2020, fees billed for audit services in connection with the acquisition of Chef Software Inc. (“Chef”) and fees billed for audit services in connection with the implementation of Accounting Standards Update No. 2016-02, Leases (Topic 842) ("ASC 842"), and for 2019, fees billed for audit services in connection with the acquisition of Ipswitch and implementation review of our new financial systems platform. In accordance with the policy on Audit Committee pre-approval, 100% of audit-related services provided by the independent registered public accounting firm are pre-approved.
(3)Includes fees primarily for tax services. In accordance with the policy on Audit Committee pre-approval, 100% of tax services provided by the independent registered public accounting firm are pre-approved.
x

PROGRESS SOFTWARE CORPORATION
14 Oak Park Drive
Bedford, Massachusetts 01730

PROXY STATEMENT

This proxy statement and the accompanying proxy card are being furnished in connection with the solicitation by the Board of Directors (the “Board” or “Board of Directors”) of Progress Software Corporation ("Progress," the “Company,” "we," "us" or "our") of proxies for use at the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) to be held exclusively online via the Internet as a webcast at www.virtualshareholdermeeting.com/PRGS2021 on Tuesday, May 18, 2021, at 10:00 a.m., Eastern Time. We anticipate that this proxy statement and the accompanying proxy will first be mailed to stockholders on or about April 14, 2021.
Important Notice Regarding the Availability of Proxy Materials for the Annual
Meeting of Stockholders to Be Held on May 18, 2021:
This proxy statement and our 2020 Annual Report on Form 10-K are available at:
www.proxyvote.com
At the Annual Meeting, stockholders will be asked to consider and vote upon the following proposals:
1.To elect nine directors nominated by our Board of Directors;
2.To hold an advisory vote on the fiscal 2020 compensation of our named executive officers;
3.To approve an increase in the number of shares authorized for issuance under the 2008 Stock Option and Incentive Plan, as amended and restated (the “2008 Plan”);
4.To approve an increase in the number of shares authorized for issuance under the 1991 Employee Stock Purchase Plan, as amended and restated (the “ESPP”);
5.To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for our current fiscal year; and
6.To transact any other business as may properly come before the Annual Meeting and any adjournment or postponement of the meeting.

ABOUT THE MEETING AND VOTING
Q:    Who is soliciting my vote?

A:    The Board of Directors of Progress is soliciting your vote at the 2021 Annual Meeting of Stockholders.
Q:    What is the purpose of the Annual Meeting?

A:    You will be voting on the following items of business:
•To elect nine directors to serve until the Annual Meeting of Stockholders to be held in 2022;
•To hold an advisory vote on the fiscal 2020 compensation of our named executive officers (say-on-pay vote);
•To approve an increase in the number of shares authorized for issuance under the 2008 Plan;
•To approve an increase in the number of shares authorized for issuance under the ESPP;
•To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for our current fiscal year; and
•To transact any other business as may properly come before the Annual Meeting and any adjournment or postponement of that meeting.
Q:    How do I attend the meeting?

A:    Due to the continued public health concerns about in-person gatherings related to the COVID-19 pandemic, this year’s Annual Meeting will be conducted as a virtual meeting of stockholders. We will host the Annual Meeting live online via webcast. All stockholders as of the close of business on March 19, 2021, the record date, or their duly appointed proxies, may attend the meeting.
You will be able to attend the Annual Meeting online, vote your shares online during the Annual Meeting and submit your questions online before and during the Annual Meeting by visiting www.virtualshareholdermeeting.com/PRGS2021. There will not be a physical meeting location and you will not be able to attend the Annual Meeting in person. The webcast will start at 10:00 a.m. Eastern Time, on May 18, 2021. You will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form in order to be able to enter the Annual Meeting online. Information contained on this website is not incorporated by reference into this proxy statement or any other report we file with the Securities and Exchange Commission (the “SEC”).
Online access to the audio webcast will open at 9:45 a.m. Eastern Time to allow time for you to log in and test your device’s audio system. We encourage you to access the meeting prior to the start time. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual Annual Meeting website. We will have technicians available to assist you.

Q:    Why is the Annual Meeting a virtual, online meeting?

A:    Due to the continued public health concerns about in-person gatherings related to the COVID-19 pandemic, the Board of Directors has determined that this year we will hold a virtual Annual Meeting conducted via live webcast in order to support the health and well-being of our stockholders, employees and directors. We believe that hosting a virtual meeting will facilitate stockholder attendance and participation at the Annual Meeting by enabling stockholders to participate remotely from any location around the world. There will not be a physical meeting location.
Our virtual Annual Meeting will be governed by our rules of conduct and procedures, which will be posted at www.virtualshareholdermeeting.com/PRGS2021 on the date of the Annual Meeting. We have designed the format of the virtual Annual Meeting so that stockholders have the same rights and opportunities to vote and participate as they would have at a physical meeting. Stockholders will be able to submit questions online before and during the meeting, providing our stockholders with the opportunity for meaningful engagement with the Company.
Q:    Who is entitled to vote during the meeting?

A:    Only stockholders of record at the close of business on March 19, 2021, the record date for the meeting, are entitled to receive notice of and to participate in the Annual Meeting. If you were a stockholder of record on that date, you will be entitled to vote all shares that you held on that date during the meeting, or any postponements or adjournments of the meeting. There were 44,003,055 shares of our common stock outstanding on the record date.
If you hold your shares through a broker, bank or other nominee rather than directly in your own name, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the Annual Meeting online. However, since you are not the stockholder of record, you may not vote these shares online at the Annual Meeting unless you request and obtain a proxy from your broker, bank or nominee. Your broker, bank or nominee will provide a voting instruction card for you to use in directing the broker, bank or nominee regarding how to vote your shares.
Q:    What are the voting rights of the holders of our common stock?

A:    Each share of our common stock outstanding on the record date will be entitled to one vote on each matter considered during the meeting.
Q:    What is the difference between holding shares as a stockholder of record and holding shares as a beneficial owner?

A:    If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to us by completing, signing, dating and returning a proxy card, or to vote online at the Annual Meeting.
Many of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of your shares. We have sent these proxy materials to your broker or bank. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and you are also invited to attend the Annual Meeting online. However, since you are not the stockholder of record, you may not vote these shares online at the Annual Meeting unless you request and obtain a proxy from your broker, bank or nominee. Your broker, bank or nominee will provide a voting instruction card for you to use in directing the broker, bank or nominee regarding how to vote your shares.
Q:    May I see a list of stockholders entitled to notice of the Annual Meeting?

A:    A list of our stockholders who are entitled to notice of the Annual Meeting will be available to stockholders during the meeting at www.virtualshareholdermeeting.com/PRGS2021.
Q:    How do I submit a question at the virtual Annual Meeting?

A:    Before the Annual Meeting, you can submit questions at www.virtualshareholdermeeting.com/PRGS2021. During the Annual Meeting, you can view our agenda and rules of conduct and procedures and submit questions at www.virtualshareholdermeeting.com/PRGS2021. Stockholders must have their 16-digit control number to submit questions.
We intend to answer all questions submitted during the Annual Meeting that are pertinent to the Company and the items being voted on by stockholders, as time permits and in accordance with our rules of conduct and procedures. If we are unable to respond to a stockholder’s properly submitted question due to time constraints, we will either post the response on the investor relations section of our website following the Annual Meeting, or respond directly to that stockholder using the contact information provided. Questions and answers will be grouped by topic, and substantially similar questions will be answered only once. To promote fairness, efficiently use the Company’s resources and address all stockholder questions, we will respond to no more than two questions from any single stockholder. All questions received from stockholders during the virtual Annual Meeting will be posted on the Company’s investor relations website at http://investors.progress.com/ as soon as practicable following the Annual Meeting.
Q:    What is a quorum?

A:    A quorum is the minimum number of our shares of common stock that must be represented at a duly called meeting in person or by proxy to legally conduct business during the meeting. For the Annual Meeting, the presence, online or by proxy, of the holders of at least 22,001,528 shares, which is a simple majority of the 44,003,055 shares outstanding as of the record date, will be considered a quorum allowing votes to be taken and counted for the matters before the stockholders.
If you are a stockholder of record, you must deliver your vote by internet, phone or mail or attend the Annual Meeting online and vote to be counted in the determination of a quorum.
Abstentions and "broker non-votes” will be counted as present or represented at the Annual Meeting for purposes of determining the presence or absence of a quorum. A "broker non-vote” occurs when a broker or other nominee who holds shares for a beneficial owner withholds its vote on a particular proposal because it has not received voting instructions from the beneficial owner and does not have the authority to vote on that matter without instructions. Brokers and other nominees have the discretion to vote on specified routine, or “discretionary” matters, but not on non-routine, or “non-discretionary” matters.

Q:    What is the difference between a routine matter and a non-routine matter?

A:    Brokers cannot vote on their customers’ behalf on non-routine, or “non-discretionary” proposals such as Proposal One, the election of directors, Proposal Two, the advisory vote on the fiscal 2020 compensation of our named executive officers (say-on-pay vote), Proposal Three, the amendment of our 2008 Plan and Proposal Four, the amendment of our ESPP. Because brokers require their customers’ direction to vote on such non-routine matters, it is critical that stockholders provide their brokers with voting instructions. Proposal Five, the ratification of the appointment of our independent registered public accounting firm, is a routine or “discretionary” matter for which your broker does not need your voting instruction to vote your shares.
Q:    How do I vote?

A:    If you are a stockholder of record, you have the option of submitting your proxy card by internet, phone, mail or attending the meeting online.
1. Internet: You may vote your shares from any location in the world by going to www.proxyvote.com and following the Internet voting instructions on the Notice of Internet Availability of Proxy Materials or the proxy card. Proxies submitted via the Internet must be received by 11:59 p.m. Eastern Time on May 17, 2021.
2. Telephone: You may vote your shares by calling 1-800-690-6903 - free within the United States, U.S. territories and Canada and following the instructions provided by the recorded message. Proxies submitted via telephone must be received by 11:59 p.m. Eastern Time, on May 17, 2021.
3. Mail: You may vote by completing and signing the proxy card and promptly mailing it in the enclosed postage-prepaid envelope provided for that purpose. You do not need to put a stamp on the enclosed envelope if you mail it in the United States. The shares you own will be voted according to your instructions on the proxy card. If you return the proxy card, but do not give any instructions on a particular matter described in this proxy statement, the shares you own will be voted in accordance with the recommendations of our Board of Directors. The Board of Directors recommends that you vote FOR each director nominee and FOR Proposals 2, 3, 4 and 5.
4. During the Meeting: You may vote online during the virtual Annual Meeting at www.virtualshareholdermeeting.com/PRGS2021. You will need your 16-digit control number included on your Notice of Internet Availability of Proxy Materials or proxy card in order to be able to vote during the virtual Annual Meeting.
If you are a beneficial owner of shares, you may direct your broker, bank or nominee as to how to vote your shares using the voting instruction card provided by such broker, bank or nominee.
When you vote, you are giving your “proxy” to the individuals we have designated to vote your shares during the meeting as you direct. If you do not make specific choices, they will vote your shares to:
•elect the nine individuals nominated by our Board of Directors;
•approve the advisory vote on the fiscal 2020 compensation of our named executive officers (say-on-pay vote);
•approve an increase in the number of shares authorized for issuance under the 2008 Plan;
•approve an increase in the number of shares authorized for issuance under the ESPP; and
•approve the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for our current fiscal year.

If any matter not listed in the Notice of Meeting is properly presented during the meeting, the proxies will vote your shares in accordance with their best judgment. As of the date of this proxy statement, we know of no matters that need to be acted on during the meeting other than as discussed in this proxy statement.
Q:    How does the Board of Directors recommend that I vote?

A:    The Board recommends that you vote your shares as follows:
•FOR Proposal One — elect the nine nominees to the Board of Directors.
•FOR Proposal Two — approve the advisory vote on the fiscal 2020 compensation of our named executive officers (say-on-pay vote).
•FOR Proposal Three — approve an increase in the number of shares authorized for issuance under the 2008 Plan.
•FOR Proposal Four — approve an increase in the number of shares authorized for issuance under the ESPP.
•FOR Proposal Five— approve the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for our current fiscal year.
Q:    Can I change or revoke my vote?

A:    You may revoke your vote at any time before the proxy is exercised by filing with our Secretary a written notice of revocation or by signing and duly delivering a proxy bearing a later date. You may also revoke or change your vote by attending the Annual Meeting online and voting electronically during the Annual Meeting as instructed above. Your attendance during the meeting will not by itself revoke your vote.
Q:    How many votes are required to elect directors (Proposal One)?

A:    The nine nominees receiving the highest number of affirmative votes will be elected (also known as a “plurality” of the votes cast). You may vote either FOR the nominee or WITHHOLD your vote from the nominee. Votes that are withheld will not be included in the vote tally for the election of the directors. Brokerage firms do not have authority to vote shares held by the firms in street name for the election of directors absent instructions from beneficial owners. As a result, any uninstructed shares will be treated as broker-non votes. Broker non-votes will have no effect on the results of this vote.
In an uncontested election, if a nominee receives a greater number of votes “withheld” from his or her election than votes “for” such election, that nominee is required to submit his or her offer of resignation for consideration by our Nominating and Corporate Governance Committee in accordance with our majority voting policy discussed in more detail on page 10 of this proxy statement.
Q:    How many votes are required to adopt the other proposals (Proposals Two, Three, Four and Five)?

A:    The other proposals will be approved if these proposals receive the affirmative vote of a majority of the shares present or represented and entitled to vote on these proposals. Abstentions will have the same effect as a vote "against" each of Proposals Two, Three, Four and Five. Absent instructions from beneficial owners, brokerage firms do not have authority to vote shares held by the firms in street name on Proposal Two (Advisory Vote on Fiscal 2020 Compensation of our Named Executive Officers), Proposal Three (Amendment of our 2008 Plan) or Proposal Four (Amendment of our ESPP). As a result, any uninstructed shares on these Proposals will be treated as a broker non-vote. Those broker non-votes will have no effect on the results of the vote with respect to these Proposals.
Brokerage firms do have authority to vote customers’ uninstructed shares held by the firms in street name on Proposal Five (Ratification of the Selection of Independent Registered Public Accounting Firm). We are not required to obtain the approval of our stockholders to appoint Deloitte & Touche LLP as our independent registered public accounting firm. However, if our stockholders do not ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for our current fiscal year, the Audit Committee of our Board will consider the results of this vote when selecting auditors in the future.
Q:    Who will pay for the cost of this proxy solicitation?

A:    We will pay the cost of preparing, mailing and soliciting proxies, including preparation, assembly, printing and mailing of this proxy statement and any additional information furnished to stockholders. We may reimburse banks, brokerage houses, fiduciaries and custodians for their out-of-pocket expenses for forwarding solicitation materials to beneficial owners.
Q:    What is “householding” of proxy materials?

A:    In some cases, stockholders holding their shares in a brokerage or bank account who share the same surname and address and have not given contrary instructions received only one copy of the proxy materials. This practice is designed to reduce duplicate mailings and save printing and postage costs. If you would like to have a separate copy of our annual report and/or proxy statement mailed to you or to receive separate copies of future mailings, please contact Broadridge Financial Solutions, Inc. by mail at Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or by phone at (866) 540-7095. Such additional copies will be delivered promptly upon receipt of such request.
In other cases, stockholders receiving multiple copies at the same address may wish to receive only one. If you now receive more than one copy, and would like to receive only one copy, please submit your request to Broadridge Financial Solutions, Inc. at the address or phone number listed above.
Q:    Who will count the votes and where can I find the voting results?

A:    Broadridge Financial Solutions, Inc. will tabulate the voting results. We will announce the voting results at the Annual Meeting, and we will publish the results by filing a Current Report on Form 8-K with the SEC within four business days of the Annual Meeting.

CORPORATE GOVERNANCE

Our Corporate Governance Framework
We believe we have in place corporate governance processes and practices that are designed to promote and enhance the long-term interests of our stockholders, solidify board oversight, strengthen management accountability, and foster responsible decision-making. We regularly monitor developments in corporate governance and review our processes and practices in light of such developments.
Our Board of Directors has adopted Corporate Governance Guidelines and other corporate governance documents and policies that address the following matters:
•director qualifications;
•director voting policy;
•executive sessions and leadership roles;
•conflicts of interest;
•Board committees;
•director access to officers and employees;
•director orientation and continuing education;
•director and executive officer stock ownership;
•stockholder communications with the Board; and
•performance evaluation of the Board and its committees.

Our Corporate Governance Documents

•Certificate of Incorporation •Amended and Restated Bylaws •Audit Committee Charter •Nominating and Corporate Governance Committee Charter •Compensation Committee Charter	•Code of Conduct and Business Ethics •Finance Code of Ethics •Corporate Governance Guidelines •Stock Option Grant Policy
Our certificate of incorporation and our bylaws are filed with the SEC and are available electronically at www.sec.gov. The other documents listed above can be found on our website at www.progress.com under the heading “Corporate Governance” located on the “Investor Relations” page.

Our Corporate Governance Practices
Our Board is Independent
•8 of 9 nominees are independent – If the director nominees are elected at the Annual Meeting, the Board will continue to be composed of one employee director (Mr. Gupta, our CEO) and eight non-employee directors (Messrs. Egan, Dacier, Kane and Krall, Dr. Gawlick and Mses. King, Tucci and Vitale).

•Regular executive sessions of independent directors – Our independent directors meet in executive session without the Chief Executive Officer at every regularly scheduled Board meeting to discuss, among other matters, the performance of the Chief Executive Officer.
•Committees are independent – Each of the Board’s committees is strictly comprised of independent directors.
•Independent compensation consultant – The compensation consultant retained by the Compensation Committee is independent of the Company and management.
We Have Strong Board Refreshment
We believe it is important to maintain a mix of longer-tenured, experienced directors, who can help to preserve continuity and institutional knowledge, and new directors, who can provide fresh perspectives. In furtherance of this objective, the Board elected Mr. Dacier and Dr. Gawlick in June 2017, Mses. King and Tucci in February 2018 and Ms. Vitale in October 2019. We do not impose director tenure limits, although our Corporate Governance Guidelines do impose a mandatory retirement age of eighty-five. We believe our current Board composition strikes an appropriate balance between directors with deep historical knowledge of the Company and those with a fresh viewpoint.
We Have an Independent Chairman of the Board
We currently have an independent Chairman of the Board (Mr. Egan). We believe the current Board leadership structure serves us and our stockholders well by having a strong independent Chairman of the Board to provide independent leadership of the Board and because it allows our CEO to focus primarily on the Company’s business strategy, operations and corporate vision. This leadership structure, coupled with a strong emphasis on Board independence, provides effective independent oversight of management. Board members have complete access to and are encouraged to utilize members of our senior management regularly, and they have the authority to retain independent advisors as they deem necessary. The Board believes this leadership structure affords our company an effective combination of internal and external experience, continuity, and independence.
Key responsibilities of the independent Chairman of the Board include:
•calling meetings of the Board and independent directors;
•setting the agenda for Board meetings in consultation with the CEO and our Secretary;
•chairing executive sessions of the independent directors;
•engaging with stockholders;
•acting as an advisor to Mr. Gupta on strategic aspects of the CEO role with regular consultations on major developments and decisions likely to interest the Board; and
•performing other duties specified in the Corporate Governance Guidelines or assigned by the Board.
Our Corporate Governance Guidelines do not require the separation of the roles of Chairman of the Board and Chief Executive Officer, as our Board believes that it is important that the Board retain flexibility to determine whether these roles should be separate or combined based upon the Board’s assessment of the Company’s needs and Progress’s leadership at a given point in time. We believe that an effective board leadership structure is highly dependent on the experience, skills and personal interaction between those in leadership roles. Our policy is to have a Lead Independent Director if the Chairman of the Board is not independent.

We Value Diversity
The Board and the Nominating and Corporate Governance Committee value diversity of backgrounds, experience, perspectives and leadership in different fields when identifying nominees. We believe that we have assembled a diverse set of directors with the varied backgrounds, experiences and perspectives critical to our long-term success. Presently, more than half of our Board members are diverse in gender, ethnicity or nationality. To help us maintain broad diversity and to continually assess the effectiveness of this diversity policy, our Board of Directors conducts regular self-evaluations. The survey questions include an assessment of whether the composition of the Board is appropriately diverse and possesses the skills and experience consistent with achieving our short and long-term corporate goals.
Stockholder Rights
•Each of our directors stands for election every year. We do not have a classified or staggered board.
•We have adopted a majority voting policy for directors, as described below under “Our Majority Voting Policy.”
•Holders of 40% of outstanding shares can call a special meeting (lowered from 80% in March 2019).
•We have no stockholders rights plan (“poison pill”) in place.
•We hold say-on-pay votes annually.
Stock Governance
•We have robust stock ownership requirements for our directors and officers.
•Hedging and pledging of stock by our directors and officers is prohibited.
Strong Stockholder Support on Say-On-Pay
We received 96% say-on-pay support at our 2020 Annual Meeting. We believe the vote indicates strong support for our overall executive compensation program, including enhancements made in recent years.
We Proactively Engage with our Stockholders
We actively seek to engage with our stockholders as part of our corporate governance cycle. During the past year, members of senior management spoke to, or sought to engage with, a large cross-section of our stockholders.
Our Majority Voting Policy
Our Corporate Governance Guidelines set forth our majority voting policy for directors, which provides that any nominee for election to the Board in an uncontested election who receives a greater number of votes “withheld” from his or her election than votes “for” such election is required to submit his or her offer of resignation for consideration by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is to consider all relevant facts and circumstances and recommend to the Board the action to be taken with respect to that offer of resignation. The Board will then act on the Nominating and Corporate Governance Committee’s recommendation. Promptly following the Board’s decision, the Company will disclose that decision and an explanation of such decision in a filing with the SEC or a press release.
If the Board accepts a director’s resignation, then the Board may fill any resulting vacancy or may decrease the size of the Board, in each case pursuant to our bylaws. If a director’s resignation is not accepted by the Board, such director will continue to serve until the next Annual Meeting of Stockholders or special meeting in lieu of such Annual Meeting or until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal.

Through this policy, the Board seeks to be accountable to all stockholders and respects the rights of stockholders to express their views through their votes for directors. At the same time, the policy allows the Board sufficient flexibility to make sound evaluations based on the relevant circumstances and to act in the best interest of the Company and its stockholders in the event of a greater than 50% “withhold” vote against a specific director.
Our Board Evaluates Its Effectiveness
The Board conducts self-evaluations on a regular basis to determine whether it is functioning effectively and whether any changes are necessary to improve its performance. This process is developed and overseen by the Nominating and Corporate Governance Committee and conducted with the help of our external counsel. Among other things, members assess (via discussions with the Chairman of the Board and/or the Chair of the Nominating and Corporate Governance Committee, written questionnaires, or a combination of the two methods) the effectiveness of the Board and its committees, director performance and Board dynamics. The results of these self-evaluations and action items, if any, are reported to, and discussed by, the Board.
Our Board of Directors Has a Significant Role in Risk Oversight
Our Board of Directors believes that its oversight responsibility with respect to the various risks confronting our company is one of its most important areas of responsibility and provides further checks and balances on our leadership structure. Our Board of Directors views its oversight of risk as an ongoing process that occurs throughout the year while evaluating the strategic direction and actions of our company. A fundamental aspect of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also determining what level of risk is appropriate for the Company. We believe that having an independent Chairman of the Board enhances our Board’s ability to oversee our risks.
In carrying out this critical function, our Board is involved in risk oversight through direct decision-making authority with respect to significant matters and the oversight of management directly by our Board and through its committees. Each committee’s specific area of responsibility as it relates to risk management is as follows:

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Mergers and Acquisitions/Strategy Committee

•Financial condition, financial statements and financial reporting process
•Internal controls and accounting matters
•Cybersecurity matters
•Conflict of interest issues and compliance with legal and ethical standards
	•Overall compensation practices, policies and programs •Inclusion & Diversity initiatives	•Corporate governance practices •Leadership structure of the Board •Director and management succession planning	•Review of overall company strategy •Acquisitions and other strategic transactions
Our Board of Directors receives reports from members of senior management on the functional areas for which they are responsible. These reports may include information concerning operational, financial, sales, competitive, legal and regulatory, strategic and other risks, as well as any related management and mitigation.
Since March 2020, the Board has also been heavily focused on the oversight and mitigation of risks related to the COVID-19 pandemic. Management has updated the Board of Directors regularly on the impacts of COVID-19 on our business and workforce. We implemented several measures designed to protect the health and well-being of our employees and the communities in which we operate. Such measures include having the vast majority of our employees work from home, implementing new safety measures for those employees performing critical on-site work, and providing additional benefits to support employees, such as flexible work hours, work-from-home-reimbursements and caregiving support.
A key area of focus for us is our risk mitigation practices around cybersecurity risk. Cybersecurity protection is vital to our organization and our stakeholders, and we are committed to ensuring that our products, data and systems are secure from potential breach. Our cybersecurity governance team provides periodic updates to the Board and quarterly updates to the Audit Committee on cybersecurity matters, including information about cybersecurity governance processes, the status of projects to strengthen internal cybersecurity and security features of the products and services we provide our customers. Our cybersecurity program includes external audits of our internal and product security practices under top information security standards, including System and Organization Controls (SOC) 2, Health Insurance Portability and Accountability Act of 1996 and Payment Card Industry Data Security Standard. We have implemented a comprehensive cybersecurity training program for all employees, and we have taken steps to mitigate the impact of potential cybersecurity risks, including by procuring a separate cyber insurance policy as part of our comprehensive corporate insurance program.
Our Code of Conduct and Business Ethics
Our Board of Directors has adopted a Code of Conduct and Business Ethics that applies to all officers, directors and employees. Copies of the Code of Conduct and Business Ethics can be found on our website at www.progress.com under the heading “Corporate Governance” located on the “Investor Relations” page.
How to Communicate with Our Board
Our Board of Directors welcomes communications from stockholders. Any stockholder may communicate either with our Board of Directors as a whole, or with any individual director, by sending a written communication addressed to the Board of Directors or to such director at our offices located at 14 Oak Park Drive, Bedford, Massachusetts 01730, or by submitting an email communication to BOD@progress.com. All communications sent to our Board of Directors will be forwarded to the Board of Directors or to the individual director to whom such communication was addressed.

Corporate Social Responsibility
We strive to conduct our business in ways that will have a positive impact on our stockholders, employees, customers, partners and other stakeholders. As an organization, we believe it is incumbent upon us to consider the social and environmental impact of our business activities and create social and corporate value for the benefit of the communities we serve. Important areas of focus for us are issues related to community engagement, inclusion and diversity, employee development and environmental sustainability.
•Community Engagement – We engage in the global community and encourage our employees to do so as well. In fiscal 2020, we donated generously to organizations that support children in need, education in science, technology, engineering and math (STEM), and to groups helping communities cope with COVID-19. In fiscal 2020, we also placed special emphasis on contributing to charities in support of eradicating racial and social injustice, domestic violence, and child endangerment. Our initiatives are global in nature and we have received recognition as a valuable partner for our efforts in the United States, Bulgaria and India. In fiscal 2020, we also awarded the first annual Progress Software Mary Székely Scholarship for Women in STEM, to support the education of women pursuing fields such as computer science and software engineering.
Our employees also gave generously of their time and talents in 2020 to support the causes most important to them. We encourage employees to volunteer through paid volunteer time and team volunteer events. In recognition of service, on an employee's third anniversary, Progress donates funds to a charity of the employee's choice on the employee's behalf.
•Inclusion and Diversity – Progress strives to be an inclusive, multicultural company serving a global community, where opportunities to succeed are available to everyone. We encourage a wide range of views and celebrate our diverse backgrounds. Our unique combination of perspectives inspires innovation, connects us to our customers and positively affects our communities. We seek employees with diverse backgrounds and viewpoints and are committed to creating a culture of innovation and inspiration where employees feel a strong sense of community and collective pride in our success.
We have launched an inclusion and diversity ("I&D") undertaking focused on fostering a more inclusive environment and diverse workforce by strengthening five key organizational areas: culture and belonging, talent acquisition, leveraging talent, management and leadership and career development.
We have advanced our I&D efforts by seeking ways to further embed our inclusion and diversity philosophy into our culture, processes and employee experience. We formed an I&D Advisory Committee made up of a diverse group of Progress employees from across the globe tasked with helping us to support the formation and implementation of I&D initiatives. Among its many accomplishments to date, the I&D Advisory Committee helped to establish a governance framework for Progress employee resource groups ("ERGs"), supported the formation of our first four ERGs: Progress for Her, Blacks@Progress, Plus (LGTBQ+) and Military Veterans@Progress, and contributed to the strengthening of our career and hiring processes.
•Employee Development – Another way we advance our commitment to Corporate Social Responsibility is in our commitment to our employees, who are key to our success.  As noted above, we are investing in programs to ensure that we maintain a diverse and inclusive environment.  Furthermore, we invest significant resources to develop our in-house talent and deepen our employees’ skill sets, both to strengthen our company and help further our employees' career goals.  We focus our efforts on recognizing employees, empowering professional growth and development, and investing in health, emotional and financial wellness.  We provide compensation, benefits, and resources to employees that reflect our commitment to being a great place to work. In early 2020 we were recognized for this commitment at our Sofia, Bulgaria office, which was the proud recipient of several Employer Branding Awards, including Employer of the Year.

In 2019, as part of our career conversations program, we trained managers across the globe how to support their employees’ career development through robust, ongoing career conversations. In 2020, we provided career conversations training for employees as well so that they can successfully leverage the many tools in place to support them. We also launched a new all-company management development program for managers, LEAD | Global Management Development, which attracted more than 70% of all managers for its inaugural run.
•Environmental Sustainability – Progress works to implement sustainable practices that minimize harm and maximize benefit to the environment, to develop a comprehensive approach to environmental sustainability and to implement strategies and methods that improve the quality of human life.
Our sustainability initiatives include recycling programs and energy and resource conservation programs. Our corporate headquarters in Bedford, Massachusetts has received LEED Gold certification. During fiscal 2018 and 2019, we installed electric vehicle charging stations at each of our Bedford, Sofia and Rotterdam locations.
In March 2021, we published our second annual Corporate Social Responsibility Report, which highlights our corporate social responsibility efforts during fiscal year 2020.

PROPOSAL ONE: ELECTION OF DIRECTORS
Nominees

Nine individuals have been nominated for election at the Annual Meeting to hold office until the 2022 Annual Meeting. The nominees were evaluated and recommended by the Nominating and Corporate Governance Committee in accordance with its charter and our Corporate Governance Guidelines. For additional information about the nominees and their qualifications, please see the sections of this proxy statement entitled “Director Nomination Process - Key Board Qualifications, Expertise and Attributes” and “Nominees for Directors.”
Our Board of Directors recommends a vote FOR the election to the Board of each of the following nominees:

Nominee	Age	Director Since	Occupation
John R. Egan, Chairman of the Board	63	2011	Managing Partner, Carruth Management, LLC

Paul T. Dacier	63	2017	General Counsel, Indigo Agriculture, Inc.

Rainer Gawlick	53	2017	Public/Private Company Board Member; Advisor, think-cell

Yogesh Gupta	60	2016	President and CEO, Progress Software Corporation

Charles F. Kane	63	2006	Adjunct Professor of International Finance, MIT Sloan Graduate Business School of Management

Samskriti Y. King	47	2018	CEO, Veracode, Inc.

David A. Krall	60	2008	Strategic Advisor, Roku, Inc.

Angela T. Tucci	54	2018	Chief Operating Officer, Uplight, Inc.

Vivian Vitale	67	2019	Principal, Vivian Vitale Consulting, LLC

Each director elected at the Annual Meeting will hold office until the next Annual Meeting of Stockholders or special meeting in lieu of such Annual Meeting or until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal. There are no family relationships among any of our executive officers or directors.
Each of the director nominees named in this proxy statement has agreed to serve as a director if elected, and we have no reason to believe that any nominee will be unable to serve. If, before the Annual Meeting, one or more nominees named in this proxy statement should become unable to serve or for good cause will not serve, the persons named in the enclosed proxy will vote the shares represented by any proxy received by our Board of Directors for such other person or persons as may thereafter be nominated for director by the Nominating and Corporate Governance Committee and our Board of Directors.
The Board of Directors and Nominating and Corporate Governance Committee believe the nine Board nominees possess the skills, experience and diversity to effectively monitor performance, provide oversight, and advise management on the Company’s long-term strategy.

Director Nomination Process

Board Membership Criteria
Our Board of Directors has delegated the search for, and recommendation of, director nominees to the Nominating and Corporate Governance Committee. When considering a potential candidate for membership on our Board of Directors, the Nominating and Corporate Governance Committee will consider any criteria it deems appropriate, including, among other things, the background, experience and qualifications of any candidate as well as such candidate’s past or anticipated contributions to our Board of Directors and its committees. At a minimum, each nominee is expected to have:

Highest personal and professional integrity	Demonstrated exceptional ability and judgment	Effectiveness, with the other directors, in collectively serving the long-term interests of our stockholders
In addition, the Nominating and Corporate Governance Committee has established the following minimum requirements:
•at least five years of business experience;
•no identified conflicts of interest as a prospective director of our company;
•no convictions in a criminal proceeding (aside from traffic violations) during the five years prior to the date of selection; and
•willingness to comply with our Code of Conduct and Business Ethics.
The Board of Directors retains the right to modify these minimum qualifications from time to time, and exceptional candidates who do not meet these criteria may still be considered.
In addition to any other standards the Nominating and Corporate Governance Committee may deem appropriate from time to time for the overall structure and composition of our Board of Directors, the Nominating and Corporate Governance Committee also considers numerous other qualities, skills and characteristics when evaluating director nominees such as:
•direct experience in the software industry or in the markets in which we operate;
•an understanding of, and experience in, accounting, legal, finance, product, sales and/or marketing matters;
•experience on other public or private company boards;
•leadership experience with public companies or other major organizations;
•M&A experience; and
•diversity of the Board, considering the business and professional experience, educational background, reputation, and industry expertise across various market segments and technologies relevant to our business, as well as other relevant attributes of the candidates.
The Nominating and Corporate Governance Committee does not assign specific weights to criteria and no criterion is necessarily applicable to all prospective nominees.

Director Nomination Process
Generally, the Nominating and Corporate Governance Committee identifies candidates for director nominees in consultation with the other directors and management, using search firms or other advisors, through recommendations submitted by stockholders or through other methods that the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. In the case of incumbent directors, the Nominating and Corporate Governance Committee reviews each incumbent director’s overall past service to us, including the number of meetings attended, level of participation, quality of performance, and whether the director continues to meet applicable independence standards.
In the case of a new director candidate, the Nominating and Corporate Governance Committee confirms that the candidate meets the minimum qualifications for a director nominee established by the Nominating and Corporate Governance Committee. The candidate will also be interviewed by the Nominating and Corporate Governance Committee and other Board members.  The Nominating and Corporate Governance Committee then meets to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and considering the overall composition and needs of our Board of Directors. The same procedures apply to all candidates for director nomination, including candidates submitted by stockholders.
Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for our Board of Directors’ approval as director nominees for election to our Board of Directors. The Nominating and Corporate Governance Committee also recommends candidates to our Board of Directors for appointment to its committees.
Stockholder Recommendations
The Nominating and Corporate Governance Committee will consider director nominee candidates who are recommended by stockholders of our company. Recommendations sent by stockholders must provide the following information:
•the name and address of record of the stockholder;
•a representation that the stockholder is a record holder of our common stock, or if the stockholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);
•the name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five full fiscal years of the proposed director candidate;
•a description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications described above;
•a description of all arrangements or understandings between the stockholder and the proposed director candidate; and
•any other information regarding the proposed director candidate that is required to be included in a proxy statement filed under SEC rules.
The submission must be accompanied by a written consent of the individual to be named in our proxy statement as standing for election if nominated by our Board of Directors and to serve if elected by the stockholders. Stockholder recommendations of candidates for election as directors at an Annual Meeting of Stockholders must be timely submitted to the Company in accordance with the requirements set forth in the Company's bylaws.

Key Board Qualifications, Expertise and Attributes

The table and graphs below summarize the director nominees’ experience and the qualifications, skills and attributes most relevant to nominate candidates to serve on the Board. Director biographies in the section below entitled “Nominees for Directors” describe each director’s background and relevant experience in more detail.

Number of nominees with relevant experience

Leadership
Our business is complex and ever-evolving. CEOs and individuals with experience leading large business units have proven track records in developing and executing a vision and making executive-level decisions.
9 of 9

Finance and Accounting Individuals with financial expertise are able to identify and understand the relevant financial considerations applicable to us as a global public company.	6 of 9

Technology/Software Industry
Progress offers the leading platform for developing and deploying mission-critical business applications. Those with relevant technology/software experience are better able to understand the opportunities and challenges facing our business.
9 of 9

Go-to-Market/Sales Our business depends on successfully creating awareness of our products and entering new markets as well as executing our sales strategy.	5 of 9

Strategy Development and execution of a strong corporate strategy is critical to sustaining and growing our business.	9 of 9

Product Development
Our business depends on our ability to successfully develop our products and expand our offerings. Experience in product development enhances understanding of the challenges we face and facilitates strategic planning in this area.
3 of 9

Public Company Board Service and Governance
Individuals having experience serving on public company boards better understand the roles and responsibilities of directors and corporate governance best practices.
6 of 9

M&A
A key element of our corporate strategy includes the acquisition of businesses that offer complementary products, services and technologies, augment our revenues and cash flows, and meet our strict financial criteria. M&A experience enhances understanding of the complexities, issues and risks involved with any such acquisitions and their integration.
7 of 9

NOMINEES FOR DIRECTORS

John R. Egan CHAIRMAN OF THE BOARD - Director since September 2011 - Chairman of the Board since December 2012 - Age: 63 - Independent - Current Board Committees: Nominating and Corporate Governance

Leadership	Finance and Accounting	Technology/Software Industry	Go-to-Market/Sales	Strategy	Public Company Board Service and Governance	M&A

Key Attributes

Extensive understanding and expertise in the information technology industry due to his service on other boards of directors combined with his executive leadership roles at EMC.

Broad experience ranging from venture capital investments in early-stage technology companies to extensive sales and marketing experience, to executive leadership and management roles.

Business acumen, substantial operational experience, and expertise in corporate strategy and development and M&A.

Extensive experience serving as a director of publicly-traded companies.

Biography
Mr. Egan is managing partner of Carruth Management, LLC, a Boston-based venture capital fund he founded in October 1998 that specializes in technology and early stage investments. From October 1986 until September 1998, Mr. Egan served in several executive positions with EMC Corporation, a publicly held global leader in information technology, including Executive Vice President, Products and Offerings, Executive Vice President, Sales and Marketing, Executive Vice President, Operations and Executive Vice President, International Sales.
Other Current Public Company Boards
•Verint Systems, Inc. (Nasdaq: VRNT), a provider of systems to the internet security market
•NetScout Systems, Inc. (Nasdaq: NTCT), a network performance management company, where he serves as Lead Director
•Agile Growth Corp. (Nasdaq: AGGRU), a special purpose company for the purpose of effecting an acquisition with one or more technology businesses
Other Current Boards
•Lucidity Lights, Inc.
•OwnerIQ, Inc.
•Trilio Data, Inc.
Prior Public Company Boards in Last 5 Years
•EMC Corporation
•VMware, Inc.

Paul T. Dacier - Director since June 2017 - Age: 63 - Independent - Current Board Committees: Nominating and Corporate Governance (Chair)

Leadership	Finance and Accounting	Technology/Software Industry	Strategy	Public Company Board Service and Governance	M&A

Biography
Mr. Dacier is currently the General Counsel of Indigo Agriculture, Inc., a Boston-based agricultural technology start-up company that specializes in products designed to maximize crop health and productivity, which he joined in March 2017. Previously, Mr. Dacier was the Chief Legal Officer of EMC Corporation from 1990 until September 2016, when EMC was acquired by Dell Technologies. Mr. Dacier was responsible for the worldwide legal affairs of EMC and its subsidiaries and oversaw the company's internal audit, real estate and facilities organizations, sustainability and government affairs departments.
Other Current Public Company Boards
•AerCap Holdings NV (NYSE: AER), the world's largest independent commercial aircraft leasing company
Other Current Boards
•Massachusetts Judicial Nominating Commission
•Dean's Advisory Board, Boston College Law School
•Social Law Library
•New England Legal Foundation
Prior Public Company Boards in Last 5 Years
•GTY Technology Holdings, Inc.

Rainer Gawlick - Director since June 2017 - Age: 53 - Independent - Current Board Committees: Audit; Mergers and Acquisitions/Strategy

Leadership	Finance and Accounting	Technology/Software Industry	Go-to-Market/Sales	Strategy	Public Company Board Service and Governance	M&A

Biography
Dr. Gawlick has served as an advisor to think-cell, a software company, since February 2018. Previously, Dr. Gawlick served as President of Perfecto Mobile, Ltd., a leader in mobile testing, from July 2015 until September 2016, and as Executive Vice President of Global Sales at IntraLinks, Inc., a computer software company providing virtual data rooms and other content management services, from April 2012 until July 2015. From August 2008 to April 2012, Dr. Gawlick served as Chief Marketing Officer of Sophos Ltd., a computer security company providing endpoint, network and data protection software. From April 2005 to August 2008, Dr. Gawlick served as Vice President of Worldwide Marketing and Strategy at SolidWorks Corp., a CAD software company. He has also held a variety of executive positions in other technology businesses and was a consultant with McKinsey & Company. Dr. Gawlick holds a Ph.D. in Computer Science from the Massachusetts Institute of Technology.
Other Current Public Company Boards
•Proto Labs, Inc. (NYSE: PRLB), a leading online and technology-enabled quick-turn manufacturer of custom parts for prototyping and short-run production
Other Current Boards
•ChyronHego Corp.
•CloudSense
•Single Digits, Inc.
•MassHire State Workforce Board
Prior Public Company Boards in Last 5 Years
None

Yogesh Gupta PRESIDENT AND CHIEF EXECUTIVE OFFICER - Director since October 2016 - Age: 60

Leadership	Finance and Accounting	Technology/Software Industry	Go-to-Market/Sales	Strategy	Product Development	M&A

Biography
Mr. Gupta became our President and Chief Executive Officer in October 2016. Prior to that time, Mr. Gupta served as an advisor to various venture capital and private equity firms from October 2015 until September 2016. Prior to that time, Mr. Gupta was President and Chief Executive Officer at Kaseya, Inc., a provider of IT management software solutions, from June 2013 until July 2015, at which time, Mr. Gupta became Chairman of the Board of Directors of Kaseya, a position he held until October 2015. From July 2012 until June 2013, Mr. Gupta served as an advisor to various venture capital and private equity firms in several mergers and acquisitions opportunities. Mr. Gupta was previously President and Chief Executive Officer of FatWire Software from July 2007 until February 2012, prior to the acquisition of FatWire Software by Oracle Corporation. Prior roles held by Mr. Gupta include Chief Technology Officer at CA, Inc., with which Mr. Gupta held various senior positions.
Other Current Public Company Boards
None
Other Current Boards
•ServiceAide, Inc.
•Board of Trustees, Beth Israel Lahey Health
•Board of Trustees, Mass Technology Leadership Council, Co-Chair
Prior Public Company Boards in Last 5 Years
None

Charles F. Kane - Director since November 2006 - Age: 63 - Independent - Current Board Committees: Audit (Chair); Mergers and Acquisitions/Strategy

Leadership	Finance and Accounting	Technology/Software Industry	Strategy	Public Company Board Service and Governance	M&A

Biography
Mr. Kane is currently an adjunct professor of International Finance at the MIT Sloan Graduate Business School of Management. Since November 2006, Mr. Kane has also been a Director and Strategic Advisor of One Laptop Per Child, a non-profit organization that provides computing and internet access for students in the developing world, for which he served as President and Chief Operating Officer from 2008 until 2009. Mr. Kane served as Executive Vice President and Chief Administrative Officer of Global BPO Services Corp., a special purpose acquisition corporation, from July 2007 until March 2008, and as Chief Financial Officer of Global BPO from August 2007 until March 2008. Prior to joining Global BPO, he served as Chief Financial Officer of RSA Security Inc., a provider of e-security solutions, from May 2006 until RSA was acquired by EMC Corporation in October 2006. From July 2003 until May 2006, he served as Chief Financial Officer of Aspen Technology, Inc. (NYSE: AZPN), a publicly traded provider of supply chain management software and professional services.
Other Current Public Company Boards
•RealPage Inc. (Nasdaq: RP), a provider of on-demand software solutions for the rental housing industry
Other Current Boards
•OwnerIQ, Inc.
•Octo Telematics S.p.A.
•Precisely
Prior Public Company Boards in Last 5 Years
•Carbonite, Inc.
•Demandware, Inc.

Samskriti (Sam) Y. King - Director since February 2018 - Age: 47 - Independent - Current Board Committees: Audit; Mergers and Acquisitions/Strategy (Chair)

Leadership	Finance and Accounting	Technology/Software Industry	Go-to-Market/Sales	Strategy	Product Development	M&A

Biography
Ms. King is currently Chief Executive Officer of Veracode, Inc., a leading provider of application security testing, a role she assumed in January 2019 following Veracode's acquisition by Thoma Bravo. Previously, from July 2017 to January 2019, Ms. King served as Senior Vice President and General Manager of Veracode. From August 2015 until July 2017, Ms. King was the Chief Strategy Officer of Veracode. Prior to that time, from April 2012 until July 2015, Ms. King was Executive Vice President, Product Strategy and Corporate Development GM, Mobile at Veracode. Ms. King joined Veracode in November 2006 and also served as Veracode's Senior Vice President, Product Marketing and Vice President, Service Delivery.
Other Current Public Company Boards
None
Prior Public Company Boards in Last 5 Years
None

David A. Krall - Director since February 2008 - Age: 60 - Independent - Current Board Committees: Compensation (Chair)

Leadership	Technology/Software Industry	Strategy	Product Development	Public Company Board Service and Governance

Biography
Mr. Krall has served as a strategic advisor to Roku, Inc. (Nasdaq: ROKU), a leading manufacturer of media players for streaming entertainment, since January 2011. From February 2010 to December 2010, he served as President and Chief Operating Officer of Roku, where he was responsible for managing all functional areas of the company. Prior to that, Mr. Krall spent two years as President and Chief Executive Officer of QSecure, Inc., a privately held developer of secure credit cards based on micro-electro-mechanical system technology. From 1995 to July 2007, he held a variety of positions of increasing responsibility and scope at Avid Technology, Inc. (Nasdaq: AVID), a publicly traded leading provider of digital media creation tools for the media and entertainment industry. His tenure at Avid included serving seven years as the company's President and Chief Executive Officer.
Other Current Public Company Boards
•Harmonic Inc. (Nasdaq: HLIT), a leader in video delivery and cable access virtualization
Other Current Boards
•Universal Audio, Inc.
•WeVideo, Inc.
•Audinate Pty Ltd.
•Rombauer Vineyards
Prior Public Company Boards in Last 5 Years
•Quantum Corp.

Angela T. Tucci - Director since February 2018 - Age: 54 - Independent - Current Board Committees: Compensation; Mergers and Acquisitions/Strategy

Leadership	Technology/Software Industry	Go-to-Market/Sales	Strategy

Biography
Ms. Tucci is currently Chief Operating Officer of Uplight, Inc., a provider of end-to-end technology solutions dedicated to serving the energy ecosystem, a position she has held since January 2020. Since December 2019, she has also served as an advisor to TPG Celegene Aggregation GP, Inc. in connection with its investment in CollabNet/Version One. Previously, Ms. Tucci was Chief Executive Officer of Apto, Inc., from August 2017 to September 2019. Prior to that time, Ms. Tucci was General Manager, Agile Management Business Unit of CA, Inc. from September 2015 until July 2017. Prior to that, Ms. Tucci was Chief Revenue Officer, Office of the CEO of Rally Software Development Corp. from December 2014 until August 2015, when Rally was acquired by CA. Ms. Tucci joined Rally in December 2013 as Chief Marketing Officer. From January 2011 until August 2013, Ms. Tucci was Chief Strategy Officer of Symantec Corporation.
Other Current Public Company Boards
None
Other Current Boards
•Anita Borg Institute, Chairperson
•Digital.Ai Software Inc.
Prior Public Company Boards in Last 5 Years
None

Vivian Vitale - Director since October 2019 - Age: 67 - Independent - Current Board Committees: Compensation; Nominating and Corporate Governance

Leadership	Technology/Software Industry	Strategy	Public Company Board Service and Governance	M&A

Biography
Ms. Vitale owns and operates Vivian Vitale Consulting, LLC, a consulting practice assisting organizations in the development of human resources and people management practices, a role she has held since April 2018. From April 2012 until March 2018, she held multiple positions of increasing responsibility at Veracode, Inc., a provider of application security testing. Her tenure at Veracode included serving as Executive Vice President of Human Resources, continuing in her role through Veracode, Inc.’s acquisition by CA Technologies in March 2017. Prior to 2012, Ms. Vitale served as Senior Vice President at Care.com, Inc., an online provider of support services to families. Previously, Ms. Vitale has also held senior leadership roles at RSA Security, Unica Corporation and IBM. Ms. Vitale holds a bachelor’s degree in communications from the University of Connecticut and a master’s degree in corporate and political communication from Fairfield University.
Other Current Public Company Boards
•NetScout Systems, Inc. (Nasdaq: NTCT), a network performance management company
Other Current Boards
•Vera3
•Surprise HR Inc.
Prior Public Company Boards in Last 5 Years
None

THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD
Board of Directors

Director Independence
Having an independent Board is a core component of our governance philosophy. Our Corporate Governance Guidelines provide that, as a matter of policy and consistent with applicable laws, rules and regulations, a majority of the Board should be independent.
Based on the review and recommendation of our Nominating and Corporate Governance Committee, our Board has determined that all current directors except Yogesh Gupta (our President and Chief Executive Officer) are independent within the meaning of the director independence standards of the Nasdaq Stock Market, LLC ("Nasdaq") and the applicable rules of the SEC. In making this determination, we solicited information from each of the directors regarding whether that director, or any member of his or her immediate family, had a direct or indirect material interest in any transactions involving our company, was involved in a debt relationship with our company or received personal benefits outside the scope of the director’s normal compensation. We considered the responses of the directors, and independently considered the commercial agreements, acquisitions and other material transactions entered by us during 2020, and determined that none of our non-employee directors had a material interest in those transactions.
There are no family relationships between any director, executive officer or director nominee.
Director Attendance
Our Board of Directors met six times during the fiscal year ended November 30, 2020. During fiscal 2020, each director nominee attended at least 75% of the aggregate of the total number of meetings of our Board of Directors and the total number of meetings of all committees of our Board of Directors on which he or she served from and after his or her election to the Board.
In January 2018, the Board of Directors adopted a policy requiring members of our Board of Directors to attend the Annual Meeting of Stockholders. All of the members of our Board of Directors virtually attended the 2020 Annual Meeting of Stockholders.

Committees of the Board of Directors

Our Board of Directors has standing Audit, Compensation, Nominating and Corporate Governance and Mergers and Acquisitions/Strategy Committees.

Director	Audit	Compensation	Nominating and Corporate Governance	Mergers and Acquisitions/Strategy
John R. Egan			Member
Paul T. Dacier			Chair
Rainer Gawlick	Member			Member
Yogesh Gupta
Charles F. Kane	Chair			Member
Samskriti (Sam) Y. King	Member			Chair
David A. Krall		Chair
Angela T. Tucci		Member		Member
Vivian Vitale		Member	Member
Number of meetings in fiscal year 2020	8	6	1	4

Audit Committee

The Audit Committee of our Board of Directors during 2020 consisted of Dr. Gawlick, Mr. Kane and Ms. King, with Mr. Kane serving as Chair. The Audit Committee met eight times during 2020.
Our Board of Directors has determined that each member of the Audit Committee meets the independence requirements promulgated by Nasdaq and the SEC, including Rule 10A-3(b)(1) under the Exchange Act. In addition, our Board of Directors has determined that each member of the Audit Committee is financially literate, and that Mr. Kane qualifies as an “audit committee financial expert” under the rules of the SEC.
The Audit Committee operates under a written charter adopted by our Board of Directors, a copy of which can be found on our website at www.progress.com under the heading “Corporate Governance” located on the “Investor Relations” page.
The Audit Committee assists our Board of Directors in fulfilling its oversight responsibilities for accounting and financial reporting compliance. The Audit Committee meets with the independent registered public accounting firm with and without our management present.

Audit Committee
In accordance with its charter, the Audit Committee, among other things:
•Appoints, compensates, retains and oversees the work performed by our independent registered public accounting firm for the purpose of preparing or issuing an audit report or related work
•Reviews the independent registered public accounting firm’s fees for services performed
•Reviews with the independent registered public accounting firm, the Company’s internal audit and financial management, and the integrity of the Company’s internal and external financial reporting processes and the adequacy and effectiveness of the Company’s internal controls over financial reporting
•Reviews with management various matters related to our internal controls and legal, compliance and regulatory matters

•Reviews with management and the independent registered public accounting firm the annual audited financial statements and the quarterly financial statements, prior to the filing of reports containing those financial statements with the SEC
•Reviews with management policies with respect to our risk assessment and risk management, including appropriate guidelines and policies to govern the process, as well as the steps management has taken to monitor and control those risks
•Is responsible for producing the Audit Committee Report included in this proxy statement

Compensation Committee

The Compensation Committee of our Board of Directors at the beginning of fiscal 2020 consisted of Dr. Gawlick, Mr. Krall and Ms. Tucci, with Mr. Krall serving as Chair. In March 2020, Ms. Vitale replaced Dr. Gawlick as a member of the Compensation Committee. The Compensation Committee met six times during 2020. Our Board of Directors has determined that each member of the Compensation Committee meets the independence requirements promulgated by Nasdaq.
Our Compensation Committee operates under a written charter adopted by our Board of Directors, a copy of which can be found on our website at www.progress.com under the heading “Corporate Governance” located on the “Investor Relations” page.

Compensation Committee
In accordance with its charter, the Compensation Committee, among other things:
•Oversees our overall compensation structure and benefits, policies and programs
•Administers our equity-based plans
•Reviews and makes recommendations to our Board of Directors regarding the performance of our Chief Executive Officer
•Reviews, and recommends to our Board of Directors for its approval, the compensation of our Chief Executive Officer
•Consults with our Chief Executive Officer to review and determine compensation of all of our other executive officers
•Assists in developing and reviewing succession plans for our senior management, including the Chief Executive Officer

•Review our policies, programs and initiatives for inclusion and diversity, and provide guidance to our Board of Directors and management on these matters
•Reviews our processes and procedures for the consideration and determination of director and executive compensation
•Is responsible for producing the Compensation Committee Report included in this proxy statement

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of our Board of Directors during 2020 consisted of Messrs. Egan and Dacier, with Mr. Dacier serving as Chair. In January 2021, Ms. Vitale was appointed to the Nominating and Corporate Governance Committee.
The Nominating and Corporate Governance Committee met once during 2020. The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee meets the independence requirements promulgated by Nasdaq.
The Nominating and Corporate Governance Committee operates under a written charter adopted by our Board of Directors, a copy of which can be found on our website at www.progress.com under the heading “Corporate Governance” located on the “Investor Relations” page.

Nominating and Corporate Governance Committee
In accordance with its charter, the Nominating and Corporate Governance Committee:
•Is responsible for identifying qualified candidates for election to our Board of Directors and recommending nominees for election as directors at the Annual Meeting
•Assists in determining the composition of our Board of Directors and its committees
•Assists in developing and monitoring a process to assess the effectiveness of our Board of Directors •Assists in developing and implementing our Corporate Governance Guidelines
Mergers and Acquisitions/Strategy Committee

The Mergers and Acquisitions/Strategy Committee of our Board of Directors assists management in the review of acquisition transactions to be brought before the Board and the review of our corporate strategy, and, at the beginning of fiscal 2020, consisted of Messrs. Egan and Kane and Ms. King, with Ms. King serving as Chair. In March 2020, Dr. Gawlick and Ms. Tucci replaced Mr. Egan on the Mergers and Acquisitions/ Strategy Committee.
The Mergers and Acquisitions/Strategy Committee met four times during 2020.

DIRECTOR COMPENSATION
Director Compensation Plan—Fiscal 2020

We pay our non-employee directors a mix of cash and equity compensation. Employee directors receive no compensation for their service as directors.
In accordance with the 2020 Director Compensation Plan adopted by the Board, for 2020, our non-employee directors were paid an annual retainer of $250,000. This annual retainer was paid $50,000 in cash and $200,000 in equity, in the form of deferred stock units (“DSUs”). The independent Chairman of the Board was paid an additional cash retainer of $50,000. The cash portions of the annual retainers were paid in June 2020.
Prior to adopting the 2020 Director Compensation Plan, the Compensation Committee received market data from its independent compensation consultant and considered whether any changes in director compensation were required. Based on the market data, the Compensation Committee recommended to the Board no changes to director compensation and the Board adopted this recommendation.
The number of DSUs granted was determined by dividing the equity retainer by the grant-date closing price of our common stock as reported by Nasdaq. The DSUs vest in a single installment on the date of the Annual Meeting, subject to continued service on our Board of Directors through such date. DSUs do not convert to shares of common stock until a director terminates service on the Board of Directors or upon a change in control, whichever occurs first.
With respect to service on the committees of our Board of Directors, the following fees were paid:
•Audit Committee - $25,000 for the Chair and $20,000 for the other members;
•Compensation Committee - $25,000 for the Chair and $15,000 for the other members;
•Nominating and Corporate Governance Committee - $12,500 for the Chair and $10,000 for the other members; and
•Mergers and Acquisitions/Strategy Committee - $25,000 for the Chair and $15,000 for the other members.
The fees paid for service on the committees were paid in cash in June 2020.
Prior to March 2019, newly elected directors were also entitled to receive an initial director appointment grant of $300,000 of DSUs in connection with his or her appointment to our Board of Directors. In March 2019, the Board of Directors eliminated this initial director appointment grant for future appointees to the Board to remain in line with market practice.

Director Compensation Table—Fiscal 2020

The following table sets forth a summary of the compensation paid or granted to our non-employee directors for service on our Board in 2020.

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1)(2) ($)	Total ($)
Paul T. Dacier	62,500	200,035	262,535
John R. Egan	110,000	200,035	310,035
Rainer Gawlick	85,000	200,035	285,035
Charles F. Kane	90,000	200,035	290,035
Samskriti Y. King	95,000	200,035	295,035
David A. Krall	75,000	200,035	275,035
Angela T. Tucci	80,000	200,035	280,035
Vivian Vitale(3)	90,000	300,047	390,047
_____________
(1)The number of outstanding unvested DSUs held by each director as of November 30, 2020 is shown in the table below. No director held stock options.

Name	Unvested DSUs Outstanding at November 30, 2020
Mr. Dacier	8,215
Mr. Egan	5,137
Dr. Gawlick	8,215
Mr. Kane	5,137
Ms. King	9,046
Mr. Krall	5,137
Ms. Tucci	9,046
Ms. Vitale	5,137
(2)Represents the fair value of the awards measured at the grant date. The number of units granted to each Director was determined by dividing the grant date value of the award, $200,000, by $38.94, the closing price of our common stock on June 29, 2020.
(3)Ms. Vitale received an additional grant of DSUs in fiscal year 2020. Represents the fair value of the awards measured at the grant date. The number of units granted to Ms. Vitale was determined by dividing the grant date value of the award, $100,000, by $31.94, the closing price of our common stock on March 30, 2020.
Stock Ownership Guidelines
Non-employee members of our Board are required to own shares of Progress common stock. The Board of Directors sets and periodically reviews and makes changes to these ownership requirements. In March 2017, our Board of Directors adopted revised stock retention guidelines for non-employee directors. These guidelines provide for all non-employee directors to hold an amount of our common stock, restricted shares, stock options and/or DSUs having a value equal to at least five times the annual cash retainer. Directors have five years to attain this ownership threshold. As of the date of this proxy statement, all non-employee directors had met this ownership threshold, other than Ms. Vitale, who recently joined the Board in October 2019.

CERTAIN RELATIONSHIPS AND RELATED PERSONS TRANSACTIONS
Review, Approval or Ratification of Transactions with Related Persons

Pursuant to the Audit Committee’s charter, which can be found at www.progress.com under the heading "Corporate Governance" located on the “Investor Relations” page, the Audit Committee is responsible for the review and approval of related person transactions. A related person is a director, executive officer, nominee for director or certain stockholders of our company since the beginning of the last fiscal year and their respective immediate family members. A related person transaction is a transaction involving: (1) our company and any related person when the amount involved exceeds $120,000, and (2) the related person has a material direct or indirect interest.
We identify transactions for review and approval in accordance with the policies and procedures set forth in our Code of Conduct and Business Ethics, which can be found at www.progress.com under the heading "Corporate Governance" located on the “Investor Relations” page. The Code of Conduct and Business Ethics requires our employees, including our executive officers, to disclose any potential or actual conflicts of interest to his or her manager, our human capital department or our Chief Compliance Officer. This disclosure also applies to potential conflicts involving immediate family members of employees. We require our directors to complete a questionnaire intended to identify any transactions or potential transactions that must be reported per SEC rules and regulations. This questionnaire also requires our directors to promptly notify us of any changes during the year.
Transactions with Related Persons

During fiscal 2020, neither the Company nor its subsidiaries engaged in any transactions or series of similar transactions in which the amount involved exceeded $120,000 and in which any of our directors or executive officers, any holder of more than 5% of any class of our voting securities or any member of the immediate family of any of the foregoing persons had a direct or indirect material interest, nor are any such transactions currently proposed.

PROPOSAL TWO: ADVISORY VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
We are asking our stockholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement. We urge you to read the “Compensation Discussion and Analysis” section of this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the "Summary Compensation Table" and related compensation tables and narrative, which provide detailed information on the 2020 compensation of our named executive officers. We believe our executive compensation programs demonstrate our pay-for-performance philosophy, which creates alignment with our stockholders and drives the creation of sustainable long-term stockholder value.
Required Vote and Board Recommendation

We are asking our stockholders to indicate their support for the compensation of our named executive officers, as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution at our Annual Meeting:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2021 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the “Compensation Discussion and Analysis,” the “Summary Compensation Table” and the other related tables and narrative disclosure.”
This say-on-pay vote is advisory only and not binding on the Company, the Compensation Committee or our Board of Directors. Although the vote is advisory, our Board of Directors and our Compensation Committee value the opinions of our stockholders and expect to take the outcome of this vote into account when considering future compensation arrangements for our executive officers.

Our Board of Directors recommends that you vote FOR the approval of the compensation of our named executive officers.

PROPOSAL THREE: AMENDMENT TO THE PROGRESS SOFTWARE CORPORATION 2008 STOCK OPTION AND INCENTIVE PLAN
We are asking our stockholders to approve an amendment to the Progress Software Corporation 2008 Stock Option and Incentive Plan, as amended and restated (the “2008 Plan”), to make an additional 4,500,000 shares of our common stock available for the issuance of awards under the 2008 Plan. The 2008 Plan was originally adopted by our stockholders at the annual meeting of stockholders held on April 23, 2008, amended by our Board of Directors on March 18, 2010, which amendment was approved by our stockholders at the annual meeting of stockholders held on April 27, 2010, amended and restated by our Board of Directors on May 6, 2013, which amendment and restatement was approved by our stockholders at the annual meeting of stockholders held on June 6, 2013, and further amended by our Board of Directors on March 23, 2021 (as further described below).

Why Adding Shares to the 2008 Plan is Important
We believe that our stock-based compensation programs enable us to maintain our competitive position with respect to recruiting and retaining highly skilled personnel. We believe that the availability of an adequate reserve of shares for issuance under the 2008 Plan is central to this objective. On March 23, 2021, our Board of Directors unanimously approved an increase in the number of shares of our common stock reserved for issuance under the 2008 Plan by 4,500,000 shares. If the increase is approved by stockholders, there will be 6,475,073 shares available for grant. A copy of the 2008 Plan, as proposed to be amended, is attached as Appendix A to this proxy statement.
If a quorum is present at the Annual Meeting, a majority of the votes properly cast will be necessary to approve the proposed amendment to the 2008 Plan.
In addition to the 2008 Plan, we have two other equity plans that have not been approved by stockholders, which are the 2002 Nonqualified Stock Plan (the “2002 Plan”) and the 2004 Inducement Plan (the “2004 Plan”). The 2002 Nonqualified Plan permits the issuance of stock options to individuals who are not our directors or officers. The 2004 Plans permits the issuance of equity awards as inducement to individuals who are joining our company. The 2002 Plan and 2004 Plan do not contain an adequate reserve of shares and do not permit broad-based equity awards of the type we utilize as part of our equity-based compensation programs for us to rely on those plans. Furthermore, we cannot replenish shares under those plans without stockholder approval.
The following table provides certain additional information regarding our equity incentive program:

As of March 19, 2021
Total Shares Subject to Outstanding Stock Options	2,202,071
Total Shares Subject to Outstanding Full Value Awards (1)	1,389,083
Weighted-Average Exercise Price of Outstanding Stock Options	$40.215
Weighted-Average Remaining Term of Outstanding Stock Options	5.24 years
Total Shares Available for Grant under the 2008 Plan, the 2002 Nonqualified Stock Plan and the 2004 Inducement Stock Plan (excluding the 4,500,000 for which we are seeking approval in this Proposal 3)	2,566,923
Total Common Stock Outstanding	44,003,055
Closing Price of Common Stock as Reported on Nasdaq Global Select Market	$43.86
_____________
(1) Full value awards are stock awards or units (other than options), and the number of shares listed represents shares issuable to grantees in respect of the full value awards.

Highlights of the Plan. The following table highlights certain provisions of the 2008 Plan that reflect good market practices:

2008 Plan Highlights:
•	The Plan does not contain an evergreen feature, meaning that the plan does not provide for automatic share reserve replenishment, and stockholder approval is required to add shares.
•	Shares tendered or held back upon exercise of an option or a stock appreciation right to cover the exercise price or tax withholding are not available for future issuance under the Plan.
•	Upon exercise of Stock Appreciation Rights, the gross number of shares exercised will be deducted from the total number of shares remaining available for issuance under the Plan.
•	Shares that we repurchase on the open market with the proceeds of an option or stock appreciation right exercise price will not be available for issuance under the Plan.
•	We may not, without stockholder approval, reduce the option exercise price of any option, except in the case of adjustments for certain changes in our capitalization or sale events.
•
We may not, without stockholder approval, cancel any outstanding option that has an exercise price greater than the then current fair market value of the stock underlying such option in exchange for cash or other awards under the 2008 Plan, except in the case of adjustments for certain changes in our capitalization or sale events.

•	For any Restricted Stock or Deferred Stock granted to employees that has a performance-based goal, the restriction period with respect to such shares is not less than one year; and for any Restricted Stock or Deferred Stock granted to employees that has a time-based restriction, the total restriction period with respect to such shares is not less than three years (provided, however, that Restricted or Deferred Stock with a time-based restriction may become vested incrementally over such three-year period).
The Size of Our Share Reserve Request Is Reasonable. If our request to approve the amendment to the 2008 Plan is approved, we will have approximately 7 million shares available for grant under our equity plans after our Annual Meeting, of which, approximately 6.5 million shares will be available for grant under the 2008 Plan. Because substantially all of our equity awards come from the 2008 Plan and there are limitations as to the eligible recipients of awards and types of awards we can make under the 2002 Plan and the 2004 Plan, we anticipate that the approximately 6.5 million shares available for issuance under the 2008 Plan will be sufficient to provide an approximately 3-year pool of shares beginning after the end of fiscal 2021. We believe a 3-year pool is necessary to provide a predictable amount of equity for attracting, retaining, and motivating employees. Accordingly, we anticipate that we will return to our stockholders with a request to amend the 2008 Plan to further increase the number of shares available for issuance in fiscal 2025.
In fiscal 2021, we anticipate granting awards covering an aggregate of approximately 2.2 million shares at our 2.25 conversion rate (described below) to our Board of Directors as a component of its compensation, to our executive leadership team and other employees as annual equity compensation and to new employees when they join our company. In fiscal 2019 and 2020, we utilized new hire and other equity awards to retain employees who joined our company in connection with the acquisitions of Ipswitch and Chef and we intend to utilize our equity plans for this purpose in connection with any future acquisitions we complete. Our fiscal year to date stock plan usage is shown in the table below, including new hire awards. Those new hire awards include awards in fiscal 2021 to certain employees that joined us in connection with the Chef acquisition.
The number of awards in the following table reflect the conversion rate of 2.25 applied to restricted stock units (“RSUs”) and performance-based stock units (“PSUs”) granted under our 2008 Plan for the fiscal year 2021 to date. The conversion rate is further described below under “Shares Available for Awards”.

2008 Plan (#s in shares)	Fiscal 2021 through March 19, 2021
Option Grants
New Hire	9,731
Annual Grants	571,813
Board of Directors	—
Subtotal Option Grants	581,544
RSU Grants
New Hire	91,375
Annual Grants	614,221
Board of Directors	—
Subtotal RSU Grants	705,596
PSU Grants
New Hire	—
Annual Grants	314,271
Board of Directors	—
Subtotal PSU Grants	314,271
Total	1,601,411
Dilution Is Reasonable. The following table sets forth the number of shares authorized for future issuance, along with the equity dilution represented by the shares available for future awards, as a percentage of the 44,003,055 shares of our common stock outstanding on March 19, 2021, both with respect to the shares currently available for issuance under the 2008 Plan, and the additional shares available for issuance under the 2008 Plan, assuming our stockholders approve the amendment to the 2008 Plan:

	Total Shares Available	Equity Dilution: Percent of Common Shares Outstanding
Shares available for future awards under the 2008 Plan	1,975,073	4.5%
Shares available for future awards under the 2002 Nonqualified Stock Plan	127,519	0.3%
Shares available for future awards under the 2004 Inducement Plan	464,331	1.06%
Requested additional shares for future awards under the 2008 Plan	4,500,000	10.2%
Total shares available for future awards after approval of the amendment to the 2008 Plan	7,066,923	16.1%
The following table provides information regarding our overhang, or the percentage of outstanding shares represented by all outstanding equity awards and shares available for future awards under all plans as of March 19, 2021:

Basic diluted overhang(1)	8.16%
Fully diluted overhang(2)	7.55%
(1) Basic diluted overhang is calculated as (i) all shares issuable upon exercise of outstanding stock options and vesting of outstanding full value awards plus shares available for future awards, divided by (ii) common shares outstanding.
(2) Fully diluted overhang is calculated as (i) all shares issuable upon exercise of outstanding stock options and vesting of outstanding full value awards plus shares available for future awards, divided by (ii) common shares outstanding plus the shares in the numerator.

Because approval of the amendment to the 2008 Plan will result in an increase in total dilution, we ask that our stockholders consider the following:
•During fiscal 2020, the proportion of annual equity awards to our named executive officers and other members of the executive leadership team that consist of PSUs was 50%. The use of PSUs structures awards so that value delivered to the grantee is conditioned on achievement of multi-year relative total stockholder return and operating income objectives, which aligns executives’ interests with those of our stockholders.
•In fiscal 2020, the percentage of annual equity awards to our named executive officers and other members of the executive leadership team that consist of RSUs was 30% so that the percentage of full value awards was 80%. We provide a higher percentage of long-term incentive awards as full value awards than we do stock options in order to achieve the desired grant value of the equity award, since the grant date value of one share of stock subject to a full value award, using customary valuation principles, is greater than the value of one share of stock subject to a stock option.
•We are mindful of dilution resulting from issuances of additional reserves of stock under our equity plans. In response, we have adopted a stockholder friendly capital allocation policy that utilizes share repurchases to return capital to stockholders and offset dilution from our equity plans. In fiscal 2020, we repurchased and retired 1.4 million shares of our common stock for $60.0 million. As of November 30, 2020, there was $190.0 million remaining under share repurchase authorization and in fiscal 2021, we intend to repurchase our shares in sufficient quantities to offset dilution from our equity plans.
•The 2008 Plan is a broad-based plan that we use to make grants to our officers, directors and employees. The 2008 Plan is central to our ability to attract, appropriately motivate and retain key, high-performing personnel who drive long-term value creation for the Company.
Burn Rate Is Reasonable. In determining whether to approve the amendment to the 2008 Plan, our Board and Compensation Committee took into consideration our appropriate usage under our plans to avoid excessive stockholder dilution. The following table shows our awards granted and responsible burn rate history for each of the fiscal years indicated. The burn rates were calculated using the 2.25 conversion rate (described below under “Shares Available for Awards”) for Full Value Awards Granted and Full Value Awards Cancelled. Full Value Awards Granted and Full Value Awards Cancelled include RSUs, PSUs, DSUs and restricted stock awards (“RSAs”). Our historical three-year average net burn rate is 2.55%. Based on our judicious use of shares under our stock plans, as shown in the table below, the Board has determined that the increase in the number of shares available for issuance under the 2008 Plan is reasonable.

	Fiscal Year 2020	Fiscal Year 2019	Fiscal Year 2018
Stock Options Granted	610,771	654,840	482,403
Full Value Awards Granted	1,309,484	1,389,769	942,908
Total Awards Granted (Stock Options and Full Value Awards)	1,920,255	2,044,609	1,425,311
Stock Options Cancelled	223,984	220,120	142,825
Full Value Awards Cancelled	348,545	580,799	434,106
Adjusted Total Awards (After Cancellations)	1,347,726	1,243,690	848,380
Weighted Average Common Shares Outstanding (basic)	44,886,398	44,791,363	45,561,044
Annual Gross Burn Rate (1)	4.28%	4.56%	3.13%
Annual Net Burn Rate (2)	3.00%	2.78%	1.86%
(1) Gross Burn Rate is defined as (shares subject to all equity incentive awards granted)/weighted average common shares outstanding.

(2) Net Burn Rate is defined as (shares subject to all equity incentive awards granted less shares subject to options and other equity incentives that that have been cancelled or were forfeited)/weighted average common shares outstanding.

Our Board of Directors recommends that you vote FOR the proposal to amend the 2008 Plan to increase the number of shares authorized for issuance under the 2008 Plan.

Summary of the Provisions of the 2008 Plan

General Terms
The following summary of the 2008 Plan, as proposed to be amended, is qualified in its entirety by the specific language of the 2008 Plan, as proposed to be amended, a copy of which is attached as Appendix C to this proxy statement.
•Administration. The 2008 Plan is administered by our Compensation Committee. The Committee is composed of at least two members of our Board who meet certain tests under the U.S. tax and securities laws for independence from our management. If there are not at least two such members, then the entire Board serves as the Committee for purposes of the plan.
•Eligibility. The 2008 Plan permits the granting of awards to officers, directors, employees and key persons, including consultants and prospective employees, of our company at the discretion of the Committee. The Committee selects the persons to whom awards are granted and the number, type and terms of the award granted. As of March 19, 2021, we had eight non-employee directors, eleven executive and key officers (all of whom are employees), and approximately 1,700 employees. As of March 19, 2021, the Company had no independent contractors eligible to receive awards.
•Shares Available for Awards. Subject to adjustment for certain changes in our capitalization, the maximum number of shares of common stock available for issuance under the 2008 Plan (as amended) is equal to the sum of (i) 26,700,000, plus (ii) the number of shares of common stock that were available for grant on the effective date of the 2008 Plan under the Old Stock Plans (our 1997 Stock Incentive Plan, our 1992 Incentive and Nonqualified Stock Option Plan and our 1994 Stock Incentive Plan, each of which was replaced upon adoption of our 2008 Plan), plus (iii) the number of shares of common stock underlying any grants pursuant to the Old Stock Plans that are forfeited, cancelled, repurchased or are terminated (other than by exercise) from and after the effective date of the 2008 Plan, plus (iv) the number of shares of common stock underlying any grants pursuant to the 2008 Plan that are forfeited, cancelled, repurchased or are terminated (other than by exercise).
•Shares tendered or held back upon exercise of a stock option or stock appreciation right to cover the exercise price or tax withholding are not available for future issuance under the 2008 Plan. Shares tendered or held back upon settlement of any full value award to cover the purchase price or tax withholding are available for future issuance under the 2008 Plan. Shares repurchased by us on the open market with the proceeds of a stock option or stock appreciation right exercise price will not be available for issuance under the 2008 Plan. Upon exercise of stock appreciation rights, the gross number of shares exercised will be deducted from the total number of shares remaining available for issuance under the 2008 Plan.
•The grant of any full value award (a stock award other than an option or stock appreciation right) reduces the number of shares of common stock available for issuance under the 2008 Plan by 2.25 shares of common stock for each such share subject to the award. To the extent there is a share of common stock issuable pursuant to a full value award under the 2008 Plan and such share becomes available again for issuance under the 2008 Plan pursuant to the preceding paragraph, then the number of shares of common stock available for issuance under the 2008 Plan will increase by 2.25 shares. The grant of an option or a stock appreciation right reduces the number of shares of common stock available for issuance by one share of common stock for each share subject to the award.
•Subject to adjustment for certain changes in our capitalization, the maximum number of shares of stock that may be issued in the form of incentive stock options under the 2008 Plan may not exceed 14,700,000. Shares available for issuance under the 2008 Plan may be authorized but unissued shares of common stock or shares of stock we repurchase.
•Subject to adjustment for certain changes in our capitalization, stock options or stock appreciation rights with respect to no more than 750,000 shares of common stock may be granted to any one individual grantee during any one calendar year period under the 2008 Plan.
Types of Awards. Awards under the 2008 Plan include stock options (both incentive and non-qualified), stock appreciation rights, restricted stock awards, unrestricted stock awards, performance share awards, deferred stock awards, cash-based awards and dividend equivalent rights.
Stock Options.
•The 2008 Plan permits the granting of (1) options to purchase common stock intended to qualify as incentive stock options, or Incentive Options, under Section 422 of the Code, and (2) options that do not so qualify, or Non-Qualified Options.
•The option exercise price of each option is determined by the Committee but may not be less than 100% of the fair market value of the shares on the date of grant.
•The term of each option is fixed by the Committee and may not exceed seven years from date of grant. The Committee determines at what time or times each option may be exercised and, subject to the provisions of the 2008 Plan, the period of time, if any, after death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Committee.
•To qualify as Incentive Options, options must meet additional requirements, including a $100,000 per year limitation on the value of shares subject to Incentive Options which first become exercisable in any one year, and a maximum five-year term and exercise price of at least 110% of fair market value in the case of greater-than-10% shareholders.
Stock Appreciation Rights.
•The Committee may also grant stock appreciation rights which entitle the holder to receive, upon exercise, common stock having a fair market value equal to the amount by which the fair market value of our common stock on the date of exercise exceeds the exercise price of the stock appreciation right, multiplied by the number of shares with respect to which the stock appreciation right is exercised.
•Stock appreciation rights may be granted in conjunction with an option, in which event, upon exercise of one of the awards, the number of shares with respect to which the other award may be exercised is correspondingly reduced.
•The exercise price of a stock appreciation right is determined by the Committee but is not to be less than 100% of the fair market value of our common stock on the date of grant. The term of each stock appreciation right is fixed by the Committee and may not exceed seven years.
Restricted Stock Awards.
•The Committee may also award shares of common stock subject to such conditions and restrictions as the Committee may determine (we refer to such shares as “Restricted Stock”).
•Conditions and restrictions may include provisions for vesting conditioned upon the achievement of certain performance objectives and/or continued employment with us through a specified vesting period. In the event awards of Restricted Stock granted to employees have a performance-based goal, the restriction period will be at least one year, and in the event awards of Restricted Stock granted to employees have a time-based restriction, the restriction period will be at least three years, but vesting can occur incrementally over the three-year period. The purchase price, if any, of shares of Restricted Stock is determined by the Committee.
•Restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of expect as specifically provided in the 2008 Plan or in the Restricted Stock award agreement.
Unrestricted Stock Awards.
•The Committee may also grant shares of common stock (at no cost or for a purchase price determined by the Committee which shall not be less than fair market value) which are free from any restrictions under the 2008 Plan (we refer to such shares as “Unrestricted Stock”).
•Unrestricted Stock may be issued to employees in recognition of past services or other valid consideration, and may be issued in lieu of cash bonuses to be paid to employees pursuant to our other bonus plans.
Performance Share Awards.
•The Committee may also grant performance share awards entitling the recipient to receive shares of common stock upon the achievement of individual or company performance goals and such other conditions as the Committee determines.
•The Committee determines whether and to whom performance share awards are granted, the applicable performance goals, the periods during which performance is to be measured, which may not be less than one year, and such other limitations and conditions as the Committee determines.
•A grantee receiving a performance share award has the rights of a stockholder only as to shares actually received by the grantee under the 2008 Plan and not with respect to shares subject to the performance share award but not actually received by the grantee. Except as may otherwise be provided by the Committee, a grantee's rights in all performance share awards will automatically terminate upon the grantee's termination of employment (or cessation of service relationship) with us and our subsidiaries for any reason.
Deferred Stock Awards.
•The Committee may award phantom stock units as deferred stock awards to participants. Deferred stock awards are ultimately payable in the form of shares of common stock and may be subject to such conditions and restrictions as the Committee may determine.
•Conditions and restrictions may include the achievement of certain performance objectives and/or continued employment with us through a specified vesting period. However, in the event these awards granted to employees have a performance-based goal, the restriction period will be at least one year, and in the event these awards granted to employees have a time-based restriction, the restriction period will be at least three years, but vesting can occur incrementally over the three-year period.
Cash-based Awards.
•The Committee may also grant cash-based awards upon such terms and conditions as determined by the Committee, including the achievement of individual or company performance goals. Payment of cash-based awards may be settled in cash or shares of our common stock as determined by the Committee.
Dividend Equivalent Rights.
•The Committee may grant dividend equivalent rights which entitle the participant to receive credits for dividends that would be paid if the participant had held specified shares of common stock. Dividend equivalent rights may be granted to a participant as a component of deferred stock awards, restricted stock awards or performance share awards or as a freestanding award. Dividend equivalent rights may be settled in cash, shares of common stock or a combination thereof, in a single installment or installments, as specified in the award.

•A Dividend Equivalent Right granted as a component of a Deferred Stock Award, Restricted Stock Award or Performance Share Award must provide that such Dividend Equivalent Right shall be subject to all of the same terms and conditions and settled upon settlement or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right will expire or be forfeited or annulled under the same conditions as such other Award.
Performance-Based Awards.
•The 2008 Plan provides for the grant of performance-based stock and cash awards. Any employee or other key person providing services to us may be granted a performance-based award in the form of a restricted stock award, deferred stock award, performance share award or cash-based award payable upon the attainment of performance goals that are established by the Committee.
•The performance goals can relate to one or more of the following performance criteria (which may be applicable to the company or a unit, division, group, or subsidiary of the company), in each case on a specified date or over any period determined by the Committee: revenue, non-GAAP operating income, earnings before interest, taxes, depreciation and amortization, net income (loss) (either before or after interest, taxes, depreciation and/or amortization), changes in the market price of the common stock, economic value-added, sales or revenue, acquisitions or strategic transactions, cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital, assets, equity, or investment, total shareholder returns, return on sales, gross or net profit levels, productivity, expense, margins, operating efficiency, working capital, earnings (loss) per share of common stock, sales or market shares and number of customers, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.
•The Committee may adjust or modify the calculation of performance goals for a performance period in order to prevent the dilution or enlargement of the rights of an individual (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development, (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the company, or the financial statements of the company, or (iii) in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; provided, however, that the Committee may not exercise such discretion in a manner that would increase the performance-based award granted to a covered employee under Section 162(m).
•Subject to adjustment for certain changes in our capitalization, the maximum performance-based award payable to any one employee under the 2008 Plan during any one calendar year period is 300,000 shares of common stock or $2,000,000 in the case of a performance-based award that is a cash-based award.
We note that although the 2008 Plan retains provisions that relate to Section 162(m) of the Code, these provisions may no longer be relevant due to elimination of the “performance-based compensation” exception to the deduction limitation of Section 162(m) pursuant to the 2017 Tax Cuts and Jobs Act.
Amendments and Terminations. Our Board of Directors may at any time amend or discontinue the 2008 Plan and the Committee may at any time amend or cancel outstanding awards (or provide substitute awards at the same exercise or purchase price and covering the same number of shares) for the purpose of satisfying changes in the law or for any other lawful purpose. Among other things, the Committee has the authority to accelerate the exercisability or vesting of an award (except Restricted Stock Awards or Deferred Stock Awards other than in the context of a Sale Event) or extend the period for exercise of an award. However, no action may be taken which adversely affects any rights under outstanding awards without the holder's consent.
Unless approved by our stockholders, in no event may the Committee exercise its discretion to (i) reduce the exercise price of outstanding stock options or stock appreciation rights or (ii) cancel any outstanding stock option or stock appreciation right that has an exercise price greater than the then current fair market value of our common stock in exchange for cash or other awards under the 2008 Plan. In addition, no amendment, unless approved by our stockholders, shall be effective if it would cause a material increase in the number of shares authorized under the 2008 Plan, a material increase in the benefits accruing to participants under the 2008 Plan, or a change in the eligible class of recipients under the 2008 Plan.

Sale Event Provisions. The 2008 Plan provides that in the event of a “Sale Event” (as defined in the 2008 Plan), if options and certain other awards are not assumed or otherwise continued in the transaction, the Committee will accelerate the exercisability and vesting of all outstanding awards. In that instance, the Committee may provide a cash payment to holders of options and stock appreciation rights equal to the difference between the per share cash consideration and the exercise price of the option or stock appreciation rights. Alternatively, the Committee may also cancel outstanding options and other awards effective upon the Sale Event, provided that holders have a period of time prior to such date in which to exercise such options and awards. In addition, the Committee may accelerate the vesting of any awards and waive conditions and restrictions on any awards to the extent it may determine appropriate in the context of a Sale Event.
New Plan Benefits. The granting of awards under the 2008 Plan is discretionary, and we cannot now determine the benefits or amounts that will be received by or allocated to our executive officers, non-executive directors and employees under the 2008 Plan. On March 19, 2021, the last reported sale price of our common stock on the Nasdaq was $43.86. The following table sets forth, for each of the individuals and various groups indicated, the number of awards granted under the 2008 Plan as of March 19, 2021.
The number of Restricted Stock Units, Performance Stock Units and Deferred Stock Units in the table below refers to the actual number of awards granted (including any awards that have already vested). These award numbers do not take into account the effect of any awards that have been cancelled or that have expired unexercised. The grant of any full value award reduces the number of shares of common stock available for issuance under the 2008 Plan by 2.25 shares of common stock for each such share subject to the award.

Name of Beneficial Owner	Number of Options Granted	Number of Restricted Stock Units Granted	Number of Performance Stock Units Granted (1)	Number of Deferred Stock Units Granted	Number of Restricted Stock Awards Granted
Named Executive Officers:
Yogesh Gupta, President and Chief Executive Officer	488,915	214,511	265,676	—	—
Anthony Folger, Chief Financial Officer	87,151	27,215	45,359	—	—
Paul Jalbert, former Chief Financial Officer	97,027	102,294	55,580	—	—
John Ainsworth, Senior Vice President, Products - Core	86,486	43,888	45,761	—	—
Loren Jarrett, Senior Vice President and General Manager, Developer Tools Business	86,486	43,888	45,761	—	—
Gary Quinn, Senior Vice President, Core Field Organization	95,173	35,654	49,129	—	—
Each nominee for election as a director:
John R. Egan	72,632	33,079	—	29,263	—
Paul T. Dacier	—	—	—	30,780	—
Rainer Gawlick	—	—	—	30,780	—
Charles F. Kane	45,498	44,272	—	29,803	—
Samskriti Y. King	—	—	—	23,205	—
David A. Krall	74,619	44,272	—	27,574	—
Angel T. Tucci	—	—	—	23,205	—
Vivian Vitale	—	—	—	8,313	—
All current executive officers as a group	1,044,130	489,704	631,977	—	—
All current directors who are not executive officers as a group	192,749	121,623	—	202,923	—
All current employees, including all current officers who are not executive officers, as a group	845,340	1,306,342	84,335	—	3,981
(1)Reflects actual performance stock units granted at target.
Federal Tax Aspects of the 2008 Plan
The following is a summary of the principal U.S. federal income tax consequences of transactions under the 2008 Plan. It does not purport to be a complete description of all U.S. federal tax implications, nor does it discuss the income tax laws of any municipality, state or foreign country in which a recipient under the 2008 Plan may reside or otherwise be subject to tax. Recipients of equity awards under the 2008 Plan are strongly urged to consult their own tax advisor concerning the application of various tax laws that may apply to a recipient's particular situation.
Incentive Options. An optionee will not have income upon the grant of an Incentive Option. Also, except as described below, an optionee will not have income upon the exercise of an Incentive Option if the optionee has been employed by us at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the optionee has not been so employed during that time, then the optionee will be taxed as described below under “Non-Qualified Options.” The exercise of an Incentive Option may result in alternative minimum tax liability for the optionee. If shares issued to an optionee pursuant to the exercise of an Incentive Option are not sold or transferred within two years from the date of grant and within one year after the date of exercise, then upon sale of such shares, any amount realized in excess of the option exercise price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

If shares of common stock acquired upon the exercise of an Incentive Option are disposed of prior to the expiration of the two-year or one-year holding periods described above (a “disqualifying disposition”), a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.
Non-Qualified Options. An optionee will not have income upon the grant of a Non-Qualified Option. Generally, (a) at exercise, the optionee will have compensation income in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise, and (b) at disposition of the shares acquired upon exercise, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares have been held.
Stock Appreciation Rights.  A recipient will not have income upon the grant of a stock appreciation right. The recipient of a stock appreciation right will generally have compensation income equal to the fair market value of any common stock received upon exercise of the stock appreciation right. Upon the sale of the stock, the recipient will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the stock appreciation right was exercised. This capital gain or loss will be long-term if the recipient held the stock for more than one year and otherwise will be short-term.
Restricted Stock. A recipient of Restricted Stock generally will have compensation income equal to the fair market value of the stock at the time that the stock is no longer subject to a substantial risk of forfeiture, minus any amount paid for such stock. When the stock is sold, the recipient will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. However, a recipient who so elects under Section 83(b) of the Code, within 30 days of the date of issuance of the Restricted Stock, will have compensation income on the date of issuance equal to the fair market value of the shares of Restricted Stock at that time, minus any amount paid for such stock. When the stock is sold, the recipient will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.
Unrestricted Stock. The recipient of Unrestricted Stock will generally have compensation income equal to the fair market value of such Unrestricted Stock on the date that such Unrestricted Stock is issued to the participant, minus any amount paid for such stock. When the stock is sold, the recipient will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.
Performance Share Awards. The recipient of a performance share award will generally have compensation income equal to the fair market value of any common stock issued under the award on the date of issuance of the shares, and we generally will be entitled to a deduction equal to the amount of ordinary income realized by the recipient. When the stock is sold, the recipient will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.
Deferred Stock Awards. The recipient of a deferred stock award will not be subject to any income tax until the award is vested, or, as long as the requirements of Section 409A of the Code are satisfied, settled in shares of common stock. Upon vesting or settlement of the award in shares of common stock, the recipient will have compensation income equal to the fair market value of the common stock. We generally will be entitled to a deduction equal to the amount of ordinary income realized by the recipient. When the stock is sold, the recipient will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting or settlement date, as applicable. Any capital gain or loss will be long-term if the recipient held the stock for more than one year and otherwise will be short-term.
Cash-based Awards. The recipient of a cash-based award will generally have compensation income when the award is settled.

Dividends and Dividend Equivalents. The tax treatment of dividends paid on common stock (including Restricted Stock) will depend on the type of award granted to the recipient and the time at which the dividends or dividend equivalents are paid. Dividend equivalents paid with respect to deferred stock awards will generally be compensation income to the recipient.
Tax Consequences to the Company. There will be no tax consequences to us upon the grant of awards under the 2008 Plan except that we will be entitled to a deduction when a participant has compensation income, subject to the limitations of Section 162(m) of the Code.

PROPOSAL FOUR: AMENDMENT TO THE PROGRESS SOFTWARE CORPORATION 1991 EMPLOYEE STOCK PURCHASE PLAN
We are asking our stockholders to approve an amendment to the Progress Software Corporation 1991 Employee Stock Purchase Plan, as amended and restated (the “ESPP”), to increase the authorized number of shares reserved under the ESPP. The ESPP was approved by our stockholders at a special meeting of stockholders held on July 1, 1991. The ESPP was amended and restated in March 1998, and further amended in September 2006, April 2007, May 2009, April 2010, May 2012, and May 2016, in each case, to increase the shares available for issuance. As of March 19, 2021, a total of 9,450,000 shares of our common stock were authorized for issuance under the ESPP, of which approximately 108,000 remained available and reserved for issuance. On March 23, 2021, our Board of Directors unanimously approved an increase in the number of shares of our common stock reserved for issuance under the ESPP by 800,000 shares to a total of 10,250,000 shares, which increase is subject to stockholder approval at the Annual Meeting. If the increase is approved by stockholders, we will have 908,000 shares available for issuance under the ESPP.
Why Adding Shares to the ESPP is Important

We believe that the availability of an adequate reserve of shares for issuance under the ESPP will benefit us by providing employees with an opportunity to acquire shares of our common stock and will enable us to attract, retain and motivate valued employees. Further, we believe it is in our best interest to encourage stock ownership by our employees, and the ESPP affords our employees the opportunity to purchase shares of our common stock at a discount through regular payroll deductions. A copy of the ESPP, as proposed to be amended, is attached as Appendix B to this proxy statement.
If a quorum is present at the Annual Meeting, a majority of the votes properly cast will be necessary to approve the proposed amendment to the ESPP.
Summary of the Provisions of the ESPP

The following summary of the ESPP, as proposed to be amended, is qualified in its entirety by the specific language of the ESPP, a copy of which is attached as Appendix B.
It is our intention that the ESPP qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended, or the Code.
Eligibility
Generally, all of our employees who are customarily employed for at least 20 hours per week and more than five months in the calendar year are eligible to participate in the ESPP following the completion of three months of continuous service to us.
Participation in the ESPP is limited to eligible employees who authorize payroll deductions (within ranges specified by the Compensation Committee) pursuant to the ESPP. There are currently approximately 1,630 employees eligible to participate in the ESPP, of whom approximately 872 are participating. Once an employee becomes a participant in the ESPP, that employee will automatically participate in successive offering periods, as described below, until such time as that employee withdraws from the ESPP, becomes ineligible to participate in the ESPP, or his or her employment ceases. A participant may be enrolled in only one offering period at a time.
No person who owns or holds, or as a result of participation in the ESPP would own or hold, stock or options to purchase stock, together equal to 5% or more of the total combined voting power or value of all classes of our outstanding stock is entitled to participate in the ESPP. No employee may be granted an option to purchase our common stock under the ESPP that permits him or her to purchase shares of our common stock under all Section 423 employee stock purchase plans having a value of more than $25,000 (determined using the fair market value of the stock at the time such option is granted) in any calendar year.
Offering Period
Each offering of our common stock under the ESPP is for a period of 27 months, which we refer to as an “offering period.” Offering periods are overlapping, with a new 27-month offering period beginning every three months. New offering periods begin on each January 1, April 1, July 1, and October 1. Each offering period is comprised of nine three-month exercise periods. Shares are purchased on the last business day of each exercise period, in March, June, September and December, with that day being referred to as an “exercise date”.
Option to Purchase
On the commencement date of each offering period, a participant in the offering period will be deemed to have been granted an option to purchase, on each exercise date during the offering period, up to a number of shares of our common stock determined by dividing the amount of the participant’s payroll deductions in the exercise period by 85% of the lower of the fair market value of the common stock on the first day of the offering period or the exercise date, subject to certain limitations. Our Board of Directors may establish different offering periods or exercise periods under the ESPP.
If the market value of our common stock is lower on an exercise date than it was on the first day of the corresponding offering period, then all participants in the offering period will be automatically withdrawn from that offering period immediately after the exercise of the option on the exercise date, and the participants will be automatically re-enrolled in a new offering period commencing immediately after that exercise date. The old offering period terminates upon such automatic re-enrollment.
Withdrawal/Termination
A participant may withdraw from any offering at any time before stock is purchased, in which case the participant must withdraw all of his or her payroll deductions for an exercise period prior to the exercise date. Upon withdrawal, the participant will be deemed to have withdrawn from the offering period and all of the participant’s payroll deductions will be paid to him or her, without interest. Participation terminates automatically upon termination of employment for any reason, including retirement and disability, but excluding termination of employment by reason of death. Upon termination of a participant’s participation in the ESPP, all payroll deductions credited to the participant’s account or amounts paid that were not used to purchase shares of our common stock will be refunded to him or her. Upon termination of employment by reason of death, the participant’s beneficiary will have the right to elect, in accordance with procedures described in the ESPP, either to withdraw all of the payroll deductions credited to the participant’s account under the ESPP or to exercise the participant’s option for the purchase of stock on the exercise date next following the date of the participant’s death for the purchase of the number of full shares which the participant's accumulated payroll deductions, at the date of the participant’s death, will purchase at the applicable price, with any excess deductions returned to the beneficiary.
Administration
The ESPP is administered by the Compensation Committee of our Board of Directors. The Compensation Committee, at its sole discretion, may establish a minimum holding period, for shares of stock acquired by a participant or a participant’s beneficiary under the ESPP. Currently, the Compensation Committee has set a three-month holding period. The ESPP will continue until terminated by our Board of Directors.
If the increase in the number of shares reserved for issuance under the ESPP is approved by our stockholders, we intend to file a Registration Statement on Form S-8 covering the shares of our common stock issuable as a result of that increase, and upon the effectiveness of such registration statement all such shares will be, when issued, eligible for resale in the public market, subject to the minimum holding period described above.
Our Board of Directors may, in its discretion, at any time, terminate or amend the ESPP except that no termination may affect any option previously granted nor may any amendment make a change in any option previously granted which would adversely affect the rights of any participant holding an option under the ESPP.
Adjustments to Common Stock
If we subdivide or reclassify the common stock subject to the ESPP, or declare on such shares any dividend payable in shares of such common stock, or take any other similar action affecting such common stock, then the number and class of shares of common stock subject to the ESPP will be adjusted accordingly, and in the case of each option outstanding at the time of any such action, the number and class of shares which may thereafter be purchased pursuant to such option and the option price per share shall be adjusted to such extent as may be determined by the Compensation Committee to be necessary to preserve the rights of the holder of such option.
If, at any time, we merge into or consolidate with another corporation, the holder of each option then outstanding under the ESPP will thereafter be entitled to receive at the next exercise date upon the exercise of such option for each share as to which such option shall be exercised, the securities or property which a holder of one share of the common stock was entitled to upon and at the time of such merger or consolidation. Subject to the terms of the ESPP, the Compensation Committee will determine the kind and amount of such securities or property which such holder of an option shall be entitled to receive. A sale of all or substantially all of our assets will be deemed a merger or consolidation for the foregoing purposes.

Summary of Federal Income Tax Consequences

A participant in the ESPP recognizes no taxable income either as a result of participation in the ESPP or upon the purchase of shares of our common stock under the ESPP.
If a participant disposes of shares purchased under the ESPP within two years from the first day of the applicable offering period or within one year from the exercise date, which we refer to as a “disqualifying disposition”, the participant will have compensation income in the year of that disposition equal to the amount by which the fair market value of the shares on the date the shares were purchased exceeds the purchase price. The participant will also have a capital gain or loss equal to the difference between the sales proceeds and the fair market value of the shares on the date the shares were purchased. This capital gain or loss will be long-term if the participant has held the shares for more than 12 months, and otherwise will be short-term.
If the participant disposes of shares purchased under the ESPP at least two years after the first day of the applicable offering period and at least one year after the exercise date, the participant will have compensation income in the year of disposition equal to the lesser of (1) the excess of the fair market value of the shares on the date of disposition over the exercise price or (2) the excess of the fair market value of the shares on the first day of the applicable offering period over the exercise price. Any excess profit will be long-term capital gain. If the participant sells the stock at a loss (if sales proceeds are less than the purchase price) after satisfying these holding periods, then the loss will be a long-term capital loss.
The amount a participant elects to have deducted from his or her compensation for the purchase of shares under the ESPP constitutes compensation income and is subject to withholding for income, Medicare and Social Security taxes, as applicable. There is no withholding of income, Medicare or Social Security taxes upon the purchase of shares under the ESPP or upon the sale of shares acquired under the ESPP.
There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income upon a disqualifying disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.
The foregoing is only a summary of the effect of the United States income tax laws and regulations upon an employee and us with respect to an employee’s participation in the ESPP. This summary does not purport to be a complete description of all federal tax implications of participation in the ESPP, nor does it discuss the income tax laws of any municipality, state or foreign country in which a participant may reside or otherwise be subject to tax. Participants are strongly urged to consult their own tax advisor concerning the application of the various tax laws that may apply to a participant’s particular situation.

New Plan Benefits

The benefits that will be awarded or paid in connection with the ESPP are not currently determinable. Because benefits under the ESPP will depend on employees’ elections to participate and the fair market value of the common stock at various future dates, it is not possible to determine the benefits that will be received by employees if the increase in shares under the ESPP is approved by the Company’s stockholders. Non-employee directors and consultants are not eligible to participate in the ESPP.
The following table sets forth, for each of the individuals and groups indicated, the total number of shares of our common stock previously purchased under the ESPP as of March 19, 2021:

Name and Position	Number of Shares Purchased
John Ainsworth Senior Vice President, Products – Core	—
Anthony Folger Chief Financial Officer	651
Paul Jalbert Former Chief Financial Officer	8,045
Yogesh Gupta President and Chief Executive Officer	1,067
Loren Jarrett Senior Vice President, General Manager – Developer Tools Business	—
Gary Quinn Senior Vice President, Core Field Organization	—
All current executive officers as a group	25,130
All current directors who are not executive officers as a group*	—
All current employees, including all current officers who are not executive officers, as a group	1,784,369
Each associate of any executive officer, current director, or director nominee	—
____________________
*Ineligible to participate in the ESPP.

Our Board of Directors recommends that you vote FOR the proposal to amend the ESPP to increase the number of shares authorized for issuance under the ESPP.

PROPOSAL FIVE: RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Proposal Five is to ratify the selection by the Audit Committee of Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year ending November 30, 2021. Deloitte & Touche LLP was the independent registered public accounting firm for our company for the fiscal year ended November 30, 2020. Based on the Audit Committee’s assessment of Deloitte & Touche’s qualifications and performance, our Board believes Deloitte & Touche’s retention for fiscal year 2021 is in the best interests of the Company.
Although ratification by stockholders is not required by law or by our bylaws, the Audit Committee believes that submission of its selection to stockholders is a matter of good corporate governance. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in the best interests of our company and its stockholders. If our stockholders do not ratify the selection of Deloitte & Touche LLP, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of an independent registered public accounting firm.
We have been advised that a representative of Deloitte & Touche LLP will attend the virtual Annual Meeting. This representative will have the opportunity to make a statement if he or she desires and will be available to respond to appropriate questions presented during the meeting.
Independent Registered Public Accounting Firm Fees

Aggregate fees billed to us for services performed for the fiscal years ended November 30, 2020 and November 30, 2019 by our independent registered public accounting firm, Deloitte & Touche LLP, were as follows:

	2020	2019
Audit Fees (1)	$2,414,266	$2,117,145
Audit-Related Fees (2)	270,000	673,700
Tax Fees (3)	2,615	19,805
All Other Fees	—
__________
(1)Represents fees billed for each of the last two fiscal years for professional services rendered for the audit of our annual financial statements included in Form 10-K and reviews of financial statements included in our interim filings on Form 10-Q, as well as statutory audit fees related to our wholly-owned foreign subsidiaries. In accordance with the policy on Audit Committee pre-approval, 100% of audit services provided by the independent registered public accounting firm are pre-approved.
(2)Represents, for 2020, fees billed for audit services in connection with the acquisition of Chef Software, Inc. and fees billed for audit services in connection with the implementation of Accounting Standards Update No. 2016-02, Leases (Topic 842), and for 2019, fees billed for audit services in connection with the acquisition of Ipswitch, Inc. ("Ipswitch") and implementation review of our new financial systems platform. In accordance with the policy on Audit Committee pre-approval, 100% of audit-related services provided by the independent registered public accounting firm are pre-approved.
(3)Includes fees primarily for tax services. In accordance with the policy on Audit Committee pre-approval, 100% of tax services provided by the independent registered public accounting firm are pre-approved.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee is responsible for appointing, setting compensation, and overseeing the work of our independent registered public accounting firm. The Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm.
Requests for specific services by the independent registered public accounting firm which comply with the auditor services policy are reviewed by our Finance, Tax, and Internal Audit departments. Requests approved internally are aggregated and submitted to the Audit Committee in one of the following ways:
•Request for approval of services at a meeting of the Audit Committee; or
•Request for approval of services by the Chairman of the Audit Committee and then the approval by the full committee at the next meeting of the Audit Committee.
The request may be made with respect to either specific services or a type of service for predictable or recurring services.

Our Board of Directors recommends that you vote FOR the ratification of the selection of independent registered public accounting firm for fiscal year 2021.

AUDIT COMMITTEE REPORT
Management is responsible for establishing and maintaining adequate internal control over financial reporting to ensure the integrity of the Company’s financial statements. The Company’s independent registered public accounting firm, Deloitte & Touche LLP, is responsible for performing an audit of the effectiveness of the Company’s internal control over financial reporting in conjunction with an audit of the consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and issuing opinions on the financial statements and the effectiveness of internal control over financial reporting. The Audit Committee has met and held discussions with management and Deloitte & Touche LLP regarding the internal control over financial reporting and the financial audit process of the Company.
The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP the independent accountant’s independence.
The Audit Committee reviewed and discussed the Company’s audited consolidated financial statements for the fiscal year ended November 30, 2020 with management and Deloitte & Touche LLP. Management has represented to the Audit Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States.
The Audit Committee discussed with Deloitte & Touche LLP the overall scope and plans for its audit. The Audit Committee also discussed with Deloitte & Touche LLP the matters required to be discussed by the applicable requirements of the PCAOB and the Securities and Exchange Commission. The Audit Committee met with Deloitte & Touche LLP, with and without management present, to discuss the results of its examinations, its evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee reviewed with Deloitte & Touche LLP, who is responsible for expressing an opinion on the conformity of the Company's audited consolidated financial statements with generally accepted accounting principles, its judgments as to the quality of the Company's accounting principles, and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards.
Based on the above-mentioned reviews and discussions with management and Deloitte & Touche LLP, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended November 30, 2020 for filing with the Securities and Exchange Commission.
No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.
Respectfully submitted by the Audit Committee,
Charles F. Kane, Chairman
Rainer Gawlick
Samskriti Y. King

OUR EXECUTIVE OFFICERS AND KEY EMPLOYEES
The following table sets forth certain information regarding our current executive officers and key employees.

Name	Age	Position
Executive Officers:
John Ainsworth	56	Senior Vice President, Products - Core
Stephen Faberman	51	Chief Legal Officer
Anthony Folger	49	Chief Financial Officer
Yogesh Gupta*	60	President and Chief Executive Officer
Loren Jarrett	46	Senior Vice President, General Manager - Developer Tools Business
Katie Kulikoski	44	Chief People Officer
Tony Murphy	50	Chief Information Officer and Chief Information Security Officer
Gary Quinn	60	Senior Vice President, Core Field Organization
Jeremy Segal	50	Senior Vice President, Corporate Development

Key Employees:
Jennifer Ortiz	45	Vice President, Corporate Marketing
Sundar Subramanian	42	Senior Vice President, General Manager - Chef Products
*Additional information about Mr. Gupta is provided in “Director Nominees,” above.
Executive Officers
Mr. Ainsworth became Senior Vice President, Products-Core in January 2017. Mr. Ainsworth is responsible for the product management, product marketing, technical support and engineering functions for Progress OpenEdge, Progress Corticon, Progress DataDirect Connect, Progress DataDirect Hybrid Data Pipeline, Sitefinity, MOVEit, WhatsUp Gold and Kinvey. Prior to joining our company, Mr. Ainsworth was Senior Vice President, Engineering Services at CA Technologies, Inc., a position he assumed in April 2016. Prior to that time, Mr. Ainsworth held various senior positions within CA Technologies, Inc., which he joined through acquisition in 1994.
Mr. Faberman became Chief Legal Officer in December 2015. As Chief Legal Officer, Mr. Faberman is responsible for our legal and compliance, risk management, license compliance, product security compliance and facilities functions. Prior to becoming Chief Legal Officer, Mr. Faberman was Senior Vice President, General Counsel. Mr. Faberman became General Counsel in December 2012 and a Senior Vice President in January 2014. Prior to that time, from October 2012 to December 2012, Mr. Faberman was Vice President, Acting General Counsel, and from January 2012 to October 2012, Mr. Faberman was Vice President, Deputy General Counsel. Prior roles included Senior Vice President, Corporate Counsel at Heritage Property Investment Trust, Inc. from October 2003 until October 2006, and Partner, Bingham McCutcheon LLP until October 2003.
Mr. Folger became Chief Financial Officer in January 2020. As CFO, Mr. Folger is responsible for our finance and accounting, financial planning, treasury, tax and investor relations functions. Prior to joining our company, Mr. Folger was Chief Financial Officer and Treasurer of Carbonite, Inc., from January 2013 until Carbonite was acquired by OpenText Corporation in late December 2019. Prior to that time, from June 2006 to December 2012, Mr. Folger held senior leadership positions at Acronis AG, including Chief Financial Officer from October 2008 to December 2012.
Mr. Gupta became President and Chief Executive Officer in October 2016. Prior to that time, Mr. Gupta served as an advisor to various venture capital and private equity firms from October 2015 until September 2016. Prior to that time, Mr. Gupta was President and Chief Executive Officer at Kaseya, Inc., from June 2013 until July 2015, at which time, Mr. Gupta became Chairman of the Board of Directors, a position he held until October 2015. From July 2012 until June 2013, Mr. Gupta served as an advisor to various venture capital and private equity firms in several mergers and acquisitions opportunities. Mr. Gupta was previously President and Chief Executive Officer of FatWire Software from July 2007 until February 2012, prior to the acquisition of FatWire Software by Oracle Corporation. Prior roles included Chief Technology Officer at CA Technologies, with which Mr. Gupta held various senior positions.
Ms. Jarrett became Senior Vice President and General Manager, Developer Tools Business in June 2019. As General Manager, Ms. Jarrett is responsible for the sales, product management, product marketing, field marketing, technical support and engineering for our DevTools product line. Prior to this role, Ms. Jarrett was our Chief Marketing Officer, a position she held from January 2017 to June 2019. Prior to that time, Ms. Jarrett was Chief Marketing Officer at Acquia, from 2015 until December 2016. Previously, Ms. Jarrett was Chief Marketing Officer at Kaseya, Inc. from 2013 until 2015, and Vice President, Corporate Charge Card and Loyalty Products at American Express, in 2013. Prior to that time, Ms. Jarrett was Vice President, Product Management and Strategy at Oracle Corporation from 2011 until 2012, and Senior Vice President of Marketing and Product Management at FatWire from 2007 until its acquisition by Oracle in 2011.
Ms. Kulikoski became Chief People Officer in November 2019. As Chief People Officer, Ms. Kulikoski is responsible for all aspects of the company's global human resources functions, including culture development, talent acquisition, retention, change management and process effectiveness. Prior to joining our Company, from May 2014 to September 2019, Ms. Kulikoski held a variety of positions of increasing responsibility and scope at Brightcove, Inc. Her tenure at Brightcove included serving as Chief People Officer from November 2018 to September 2019. Prior to May 2014, Ms. Kulikoski held leadership positions at Optaros, CIDC and ConnectEdu.
Mr. Murphy became Chief Information Officer in June 2017 and Chief Information Security Officer in September 2018. As our Chief Information Officer and Chief Information Security Officer, Mr. Murphy is responsible for the development and implementation of our overall technology strategy for all internal systems and business processes and for monitoring and preventing security related incidents. Prior to joining our company, Mr. Murphy was Vice President of Global IT at Stratus Technologies, from January 2013 until May 2017. Previously, Mr. Murphy was Director of IT and Business Systems at Acme Packet, Inc. from May 2011 until its acquisition by Oracle Corporation in 2013.
Mr. Quinn became Senior Vice President, Core Field Organization in August 2017. Mr. Quinn is responsible for global field operations for Progress OpenEdge, Progress Corticon, Progress DataDirect Connect, Progress DataDirect Hybrid Data Pipeline, Sitefinity, MOVEit and WhatsUp Gold. Prior to joining our company, Mr. Quinn was President and Chief Executive Officer of FalconStor Software, Inc. Mr. Quinn joined FalconStor Software in April 2012 as vice president of sales and marketing for North America, and he was named executive vice president and chief operating officer (COO) in April 2013, interim CEO in June 2013 and CEO in July 2013. Prior roles included Executive Vice President of Global Partners and International Sales at CA Technologies until 2006 and Commissioner of Information Technology (CIO) at Suffolk County Department of Information Technology (DoIT) from 2008 until 2012.
Mr. Segal became Senior Vice President, Corporate Development in May 2020. In this role, Mr. Segal is responsible for leading our inorganic growth strategy to deliver sustained shareholder value through accretive acquisitions. Prior to joining our company, Mr. Segal was Global Head of Corporate Development at LogMeIn, a position he assumed in September 2019. Prior to that time, Mr. Segal was Vice President, Corporate Development at LogMeIn beginning in March 2016. Prior to that time, Mr. Segal was Vice President, Corporate Development at Akamai Technologies, which he joined in April 2000.
Key Employees
Ms. Ortiz became Vice President of Corporate Marketing in October 2019. In this role, Ms. Ortiz is responsible for the development and execution of our corporate marketing programs. Prior to becoming Vice President of Corporate Marketing, Ms. Ortiz held a variety of positions of increasing responsibility and scope at Progress during her fifteen-year tenure with the company.

Mr. Subramanian became Senior Vice President and General Manager, Chef Products in October 2020 upon completion of our acquisition of Chef. As General Manager, Mr. Subramanian is responsible for the sales, product management, product marketing, field marketing, technical support and engineering for the Chef product lines. Prior to that time, upon joining our company in August 2019, Mr. Subramanian was responsible for driving all facets of the company’s early-stage products including the Kinvey, Kinvey Health Cloud, DataRPM, NativeChat and NativeScript product lines. Prior to joining Progress, Mr. Subramanian was an Executive Director at athenahealth, Inc., from August 2016 to July 2019, and Vice President, Products at Citrus Payment Solutions Pvt. Ltd., from September 2015 to August 2016. Previously, he served as Vice President, SaaS at Kaseya, Inc., from January 2014 to August 2015.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction
This “Compensation Discussion and Analysis” section describes the elements of our compensation programs for our executive officers. This section also provides an overview of our executive compensation philosophy and analyzes how and why the Compensation Committee of our Board of Directors arrives at specific compensation decisions and policies.
We describe below our compensation philosophy, policies, and practices relating to the fiscal year ended November 30, 2020 with respect to the following “named executive officers” (“NEOs”), whose compensation is set forth in the “Summary Compensation Table” and other compensation tables contained in this proxy statement:
•Yogesh Gupta, our President and Chief Executive Officer;
•Anthony Folger, our Chief Financial Officer, who joined our Company on January 31, 2020;
•Paul Jalbert, our former Chief Financial Officer, who remained at the Company until April 2, 2020 to assist his successor, Mr. Folger (as discussed below);
•John Ainsworth, our Senior Vice President, Products – Core;
•Loren Jarrett, our Senior Vice President and General Manager, Developer Tools Business; and
•Gary Quinn, our Senior Vice President, Core Field Organization.
On January 31, 2020, Mr. Jalbert retired as Chief Financial Officer and Mr. Folger was appointed to succeed Mr. Jalbert as CFO. Because Mr. Jalbert meets the criteria of a named executive officer for fiscal 2020, the terms of Mr. Jalbert's compensation are discussed in this “Compensation Discussion and Analysis” section.
We present our Compensation Discussion and Analysis in the following sections:

1.	Executive Summary. In this section, we discuss our strategy, our fiscal 2020 corporate performance and certain governance aspects of our executive compensation program.	p. 62

2.	Executive Compensation Program. In this section, we describe our executive compensation philosophy and process and the material elements of our executive compensation program.	p. 70

3.
2020 Executive Compensation Decisions. In this section, we provide an overview of our Compensation Committee’s executive compensation decisions for fiscal 2020 and certain actions taken before or after fiscal 2020, when doing so enhances the understanding of our executive compensation program.
p. 76

4.	Other Executive Compensation Matters. In this section, we describe our other compensation policies and review the accounting and tax treatment of compensation.	p. 91

Executive Summary

Business Overview
We provide the best products to develop, deploy and manage high-impact business applications. Our comprehensive product solutions are designed to make technology teams more productive and we have a deep commitment to the developer community, both open source and commercial alike. With Progress, organizations can accelerate the creation and delivery of strategic business applications, automate the process by which apps are configured, deployed, and scaled, and make critical data and content more accessible and secure, leading to competitive differentiation and business success.
Our Strategy
Our strategy is centered around the following key tenets:
Trusted Provider of the Best Products to Develop, Deploy and Manage High-Impact Business Applications. A key element of our strategy is centered on providing the platform and tools enterprises need to build modern, strategic business applications. We offer these products and tools to both new customers and partners as well as our existing partner and customer ecosystems. This strategy builds on our inherent DNA and our vast experience in application development that we've acquired over the past 40 years.
Focus on Customer and Partner Retention to Drive Recurring Revenue and Profitability. Our organizational philosophy and operating principles focus primarily on customer and partner retention and success, and a streamlined operating approach in order to efficiently drive more predictable and stable recurring revenue.
Total Growth Strategy Driven by Accretive M&A. We are pursuing a total growth strategy driven by accretive acquisitions of businesses within the software infrastructure space, with products that appeal to both IT organizations and individual developers. These acquisitions must meet strict financial and other criteria, which should enable us to drive significant stockholder returns by providing scale and increased cash flows.
Holistic Capital Allocation Approach. We have adopted and are executing a stockholder friendly capital allocation policy that utilizes dividends and share repurchases to return capital to stockholders. Pursuant to our capital allocation strategy, we target to return approximately 25% of our annual cash flows from operations to stockholders in the form of dividends. We also intend to repurchase our shares in sufficient quantities to offset dilution from our equity plans.
COVID-19 Impact
Our fiscal 2020, which began on December 1, 2019 and ended on November 30, 2020, was significantly impacted by the COVID-19 pandemic. Our financial results in the first quarter of fiscal 2020 positioned us well against the goals contained in our fiscal 2020 budget and operating plan. However, the outbreak of COVID-19 in March 2020 resulted in a global slowdown of economic activity including worldwide travel restrictions, prohibitions of non-essential work activities, disruption and shutdown of businesses and greater uncertainty in global financial markets.
In response to the COVID-19 pandemic, we implemented significant changes that we determined were in the best interest of our employees and the communities in which we operate. First and foremost, we prioritized the health and well-being of our employees. We immediately transitioned our employees to work-from-home, while implementing strict travel restrictions. We also took a series of steps to provide employees with additional assistance and benefits to support them and their families during the pandemic while working from home.
Early in our second quarter of fiscal 2020, as large parts of the global economy came to a near standstill due to lockdowns and shutdowns of non-essential businesses in the United States and globally, we assessed our business and how it could be impacted by the pandemic. We considered that—

•Global economic conditions could impact our ability to acquire new customers and expand existing customer installations;
•Economic conditions could impact the timing of certain maintenance contract renewals and customer collections;
•Our products power mission-critical applications across a variety of industries;
•The cost, effort and time required to replace our solutions would be prohibitive in most cases;
•More than 80% of our revenue is recurring in nature;
•Our retention rates have consistently been well over 90%; and
•Our technical support and professional services could be delivered remotely without disruption.
As a result of these considerations, in late March, we revised our fiscal 2020 operating plan to reduce our revenue and free cash flow expectations for the balance of fiscal 2020 to reflect these potential headwinds. We similarly reduced our operating expenses to ensure that we maintained our profitability and operating margin despite the reduced revenue and free cash flow expectations. The changes to our revised operating plan were reviewed with our Board and reflected in our financial guidance to stockholders for the remainder of fiscal 2020. The impact of these adjustments on our annual cash bonus plan are described in the “Cash Incentive Compensation” section below.
Fiscal 2020 Performance
As outlined below, we had strong financial and operating performance in fiscal 2020 despite the adverse impacts of COVID-19. We also remained solidly on course with the execution of our strategic plan. Our acquisition of Chef Software, a global leader in the growing DevOps and DevSecOps markets, in October 2020, advanced our total growth strategy of doubling our size in five years.
Highlights of our fiscal 2020 operational and financial results include:
•At or above top end of revenue guidance on both a GAAP and non-GAAP basis for fiscal 2020;
•Exceeded top end of earnings per share guidance on both a GAAP and non-GAAP basis for fiscal 2020;
•Completed integration of Ipswitch, Inc., our fiscal 2019 acquisition, with revenue and synergies above our financial expectations;
•200 bps operating margin expansion in fiscal 2020;
•Key product releases in our core product lines, including DCI, Sitefinity, MOVEit and WhatsUp Gold;
•Achieved 80% recurring revenue;
•90%+ renewal rates in fiscal 2020 for OpenEdge, our flagship product;
•Achieved record cash flows of nearly $145 million in cash from operations generated in fiscal 2020; and
•Over $50 million of capital returned to stockholders in fiscal 2020, including more than $27 million in dividends, with dividend increase for third consecutive year.

The table below summarizes our 2020 financial results as compared to fiscal 2019:

(In millions, except percentages and per share amounts)	Fiscal 2020 Actual	Fiscal 2019 Actual	Change
GAAP
Revenue	$442.1	$413.3	7%
Income from operations	$107.7	$40.1	169%
Operating Margin	24%	10%	1400 bps
Diluted earnings per share	$1.76	$0.58	203%
Cash from operations	$144.80	$128.50	13%
Non-GAAP
Revenue	$456.2	$432.0	6%
Income from operations	$182.8	$162.3	13%
Operating Margin	40%	38%	200 bps
Diluted earnings per share	$3.09	$2.69	15%
Adjusted free cash flow	$142.5	$128.9	11%
A reconciliation between the GAAP results and non-GAAP measures is located in Appendix C at the end of this Proxy statement.
While we underachieved our original goals as set forth at the beginning of the fiscal year due to the COVID-19 pandemic, our fiscal 2020 results reflected the durability of our business, our strong execution and our relentless commitment to ensuring customer success by delivering high quality product offerings and support. Our fiscal 2020 financial and strategic highlights and their impact on executive compensation are summarized below.
GAAP Results vs. Non-GAAP Measures
As disclosed in our press releases regarding annual and quarterly earnings and other communications, we provide financial information using methods in addition to those prescribed by generally accepted accounting principles in the United States (“GAAP”), such as non-GAAP revenue, non-GAAP operating income, non-GAAP earnings per share and adjusted free cash flow.
We believe these non-GAAP financial measures enhance the reader’s overall understanding of our current financial performance and our prospects for the future by providing more transparency for certain financial measures and providing a level of disclosure that helps investors understand how we plan and measure our business. We believe that providing these non-GAAP measures affords investors a view of our operating results that may be more easily compared to our peer companies and enables investors to consider our operating results on both a GAAP and non-GAAP basis during and following the integration period of our acquisitions. Presenting the GAAP measures on their own may not be indicative of our core operating results. Furthermore, management believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures provides useful information to management and investors regarding present and future business trends relating to our financial condition and results of operations.
Non-GAAP revenue, non-GAAP income from operations and operating margin, non-GAAP net income, and non-GAAP diluted earnings per share exclude the effect of purchase accounting on the fair value of acquired deferred revenue, amortization of acquired intangible assets, impairment of acquired intangible assets, stock-based compensation expense, restructuring charges, acquisition-related expenses, certain identified non-operating gains and losses, and the related tax effects of the preceding items. Adjusted free cash flow is equal to cash flows from operating activities less purchases of property and equipment and capitalized software development costs, plus restructuring payments.
This non-GAAP information is not in accordance with, or an alternative to, GAAP information and should be considered in conjunction with our GAAP results as the items excluded from the non-GAAP information often have a material impact on our financial results. We provide a reconciliation of non-GAAP adjustments to our GAAP financial results in our earnings releases and we make this information available on our website at www.progress.com within the “Investor Relations” section.
2020 Compensation Highlights
The Compensation Committee’s philosophy is to tie executive pay to company performance, thereby creating alignment with our stockholders and driving the creation of sustainable long-term stockholder value. Despite challenges described above in response to the COVID-19 pandemic, our fiscal year 2020 compensation programs continued to reflect this philosophy, and compensation earned reflected our business achievements.
Our fiscal 2020 budget and operating plan reflected our expectations for limited revenue growth from our core products beyond the inclusion of Ipswitch for the entire fiscal year, and prioritized enhancing customer retention. The overarching priority of our fiscal 2020 plan was that we operate our business as efficiently as possible in order to strengthen Progress for the benefit of our stockholders. In addition, our fiscal 2020 plan reflected our focus on growing our business through acquisitions.
As was the case in fiscal 2019, the Compensation Committee utilized a combination of short and long-term compensation programs to advance our strategy.

FISCAL 2020 COMPENSATION STRUCTURE
Our executives’ target compensation for fiscal 2020 consisted of the components described below:
*Reflects average
Our fiscal 2020 compensation structure at the start of fiscal 2020 as shown in the table above was identical to our fiscal 2019 compensation structure. The Compensation Committee reviewed our fiscal 2020 compensation structure in November 2019 and January 2020 in consultation with Pay Governance, our external compensation consultant. Consistent with prior years, our annual incentive bonus plan was designed to achieve financial goals related to our business plan for fiscal 2020 and in line with our financial guidance to stockholders.
For fiscal 2020, payouts under our Corporate Bonus Plan were made at 94% of target, based on the Company's performance. The construct, underlying metrics and resulting performance and payout outcome under the Corporate Bonus Plan are described further in the section below entitled “Cash Incentive Compensation”. The three-year performance period for performance-based stock units ("PSUs") awarded under our 2018 Long-Term Incentive Plan ("LTIP") ended on November 30, 2020. Based on our relative total shareholder return ("TSR") during that period, we failed to meet the threshold level of performance required for the TSR metric, but we did meet the threshold level of performance for the cumulative total operating income metric. As a result, a portion of the awarded PSUs were earned, as described further in the section entitled "2020 Executive Compensation Decisions – Equity Compensation – LTIP PSUs" below.
Alignment of CEO Realizable Pay Value and Performance
The Compensation Committee reviews realizable pay value analyses for the executive officers to inform design and award levels for long-term incentive awards. We believe our overall executive compensation program has been effective at driving the achievement of our target financial and strategic results, appropriately aligning executive pay and corporate performance and enabling us to attract and retain top executives within our industry. When results do not meet our expectations, our named executive officers receive compensation that is below our target levels and may be below market in comparison to our peer group. The table below shows the target and realizable pay for our CEO, Mr. Gupta, for fiscal years 2018 through 2020. The realizable pay values shown below are as of our 2020 fiscal year-end, November 30, 2020. Realizable pay calculations show the potential value of pay as of a specific date; however, the actual pay realized will vary due to performance, vesting provisions and changes in stock price.

	Total Target Compensation ($)(1)	Total Realizable Compensation ($)(2)	Realizable Pay as a Percentage of Target Pay
2018	4,800,000	2,887,779	60%
2019	4,800,000	4,045,663	84%
2020	5,000,000	2,097,629	42%
Average 2018-2020	4,866,667	3,010,357	62%
_____________
(1)Total Target Compensation is defined as the sum of (a) annual base salary, (b) target bonus, (c) the value of stock options awarded, equal to the number of options granted multiplied by the Black-Scholes value of such options on the grant date (d) the value of restricted stock units ("RSUs") awarded, equal to the number of RSUs granted multiplied by the closing price of our stock on the grant date and (e) the value of PSUs awarded under our LTIP, equal to the number of PSUs granted assuming 100% performance multiplied by the closing price of our stock on the grant date.
(2)Total Realizable Compensation is defined as the sum of (a) annual base salary, (b) actual corporate bonus plan award paid, (c) the “in-the-money” value of stock options as of November 30, 2020 (the last trading day of our fiscal year 2020), (d) the value of RSUs awarded, equal to the number of RSUs granted multiplied by the closing price of our stock on November 30, 2020, which was $40.10 and (e) the value of PSUs awarded, determined by measuring the performance thus far in the performance period and determining the resulting level of assumed payout as of the most recent fiscal year end. With respect to the 2018 LTIP PSUs, the amounts in this column reflect that the threshold level of performance was not met and therefore no awarded PSUs were earned, based on Progress's total shareholder return over the three-year performance period ending November 30, 2020, but that in total 75% of the PSUs were earned, based on Progress’s cumulative operating income over the three-year performance period ending November 30, 2020 which finished at 151%. With respect to each of the 2019 and 2020 LTIP PSUs, we have assumed achievement of both the total shareholder return and the operating income metrics based on company performance thus far in the performance period and determined the resulting level of payout as of November 30, 2020. As a result of our financial performance in fiscal years 2018, 2019 and 2020, Mr. Gupta earned 62%, 105% and 94% of his annual bonus, respectively.

In January 2020, the Committee evaluated Mr. Gupta's fiscal 2020 target annual equity compensation against our compensation peer group. Based on this review, the Committee recommended to the independent directors of the Board of Directors an increase of $200,000 to Mr. Gupta’s annual equity award for fiscal 2020. The independent directors of the Board approved this recommendation and, accordingly, for fiscal 2020, the value of Mr. Gupta’s annual equity award was increased by $200,000 to $3,850,000, with 50% of the award in the form of LTIP PSUs, 30% in the form of time-based RSUs and 20% in the form of stock options. For 2018, 2019 and 2020, the amount and mix of Mr. Gupta’s cash compensation remained unchanged as his cash compensation was in line with market data.
Response to 2020 Say-on-Pay Vote and the Evolution of our Executive Compensation Programs
We value the input of our stockholders on our compensation programs. We hold an advisory vote on executive compensation on an annual basis. We also regularly seek feedback from our stockholders to better understand their opinions on governance issues, including compensation. The Compensation Committee carefully considers stockholder feedback and the outcome of each vote when reviewing our executive compensation programs each year.
At our 2020 annual stockholders meeting, approximately 96% of the votes cast approved, on an advisory basis, our executive compensation for fiscal year 2019. As shown in the table below, for each of the past five years, we received at least 96% support with respect to the advisory vote on executive compensation.
Recent Executive Compensation Developments
Over the past several years we have made significant changes to our executives’ compensation in response to prior say-on-pay votes and feedback from stockholders, as well as to align with executive compensation best practices. Those changes included:
•Adopting a long-term incentive compensation plan tied to three-year relative TSR and three-year cumulative non-GAAP operating income (which is subject to a 35% annual operating margin threshold). These metrics are different from those used under our Corporate Bonus Plan;
•Eliminating performance-based equity tied to one-year performance periods;
•Revising the allocation of long-term equity grants to 50% performance share units, 30% restricted stock units and 20% stock options;
•Reducing the cap on the maximum payout that can occur under our Corporate Bonus Plan to 150% of target (from 200%);

•Adding the requirement under our Corporate Bonus Plan that executive officers will not be eligible for any portion of their target bonus at achievement levels below our public guidance; and
•Adopting a "clawback" policy and an anti-hedging policy.
The Compensation Committee will continue to consider the outcome of our say-on-pay votes and our stockholders' views when making future compensation decisions for our executives.
Compensation Governance

What We Do:		What We Don’t Do:
✓	70% of annual equity award is performance-based	X	No perquisites
✓	Grant performance-based equity awards with performance measures that span three years	X	No guaranteed salary increases or non-performance-based bonuses
✓	Utilize different measures for performance equity awards and cash incentives	X	No excise tax gross-ups
✓	Maintain stock ownership guidelines to ensure our directors’ and executives’ interests are aligned with those of our stockholders	X	No pledging or hedging of company stock by directors or executive officers
✓	Maintain compensation recovery (or “clawback”) policy
✓	Cap the amounts our executives can earn under our annual incentive plans
✓	Compensation Committee retains independent compensation consultant

Executive Compensation Program
Philosophy and Objectives
Our philosophy is to reward executive officers based upon corporate performance, as well as to provide long-term incentives for the achievement of financial and strategic goals. We use a combination of cash compensation, composed of base salary and an annual cash bonus program, long-term equity incentive compensation programs, and a broad-based benefits program to create a competitive compensation package for our executive management team. We tie the payment of cash and long-term equity incentive compensation to executive officers exclusively to the achievement of financial objectives.
The Compensation Committee uses the following principles to guide its decisions regarding the compensation of our executive officers:

Pay for Performance:
Total compensation should reflect a “pay-for-performance” philosophy in which more than 50% of each executive officer’s compensation is tied to the achievement of company financial objectives. Cash compensation for our executive officers is weighted toward short-term incentive bonus awards tied to company financial objectives that are difficult to attain and require achievement closely linked to our annual operating plan and budget and publicly announced expectations. Long-term incentive awards, namely PSUs and stock options, also ensure pay and performance alignment over the long term.

Alignment with Stockholders’ Interests:	Total compensation levels should include long-term performance-based equity awards to align executive officer and stockholder interests.

Internal Parity:
To the extent practicable, base salaries and short- and long-term incentive targets for similarly situated executive officers should be comparable to avoid divisiveness and encourage teamwork, collaboration, and a cooperative working environment.

External Competitiveness:
Total compensation should be competitive with peer companies so that we can attract and retain high performing key executive talent. To achieve this goal within market ranges, our Compensation Committee annually reviews the compensation practices of other companies in our peer group, as discussed in the “Peer Group” section below.

Compensation Review Process
Compensation Committee Calendar

January

- Determine achievement under prior period performance-based compensation
- Review pay-for-performance alignment
- Make annual performance-based and service-based equity awards
- Establish executive compensation for year

March

- Review Compensation Discussion and Analysis
- Review non-executive Board of Directors compensation

June

- Review annual say-on-pay vote results and proxy advisor recommendations
- Review Compensation Committee Charter

September

- Review and establish compensation peer group for upcoming year
- Review executive compensation trends and regulatory updates

November

- Review equity use and forecast expense
- Establish performance-based compensation plans for next year

Role of Compensation Committee
Toward the end of each fiscal year, the Compensation Committee begins the process of reviewing executive officer compensation for the next fiscal year. The Compensation Committee is provided with reports from its independent compensation consultant comparing our executive compensation and equity granting practices relative to the market and to our peer group. The Compensation Committee reviews recommendations from management on the current fiscal year annual and long-term incentive compensation programs. The Compensation Committee then reviews and approves any changes to executive officers’ total target cash compensation and long-term equity incentive compensation. The Compensation Committee reviews all recommendations considering our compensation philosophy and seeks input from its independent compensation consultant prior to making any final decisions.
Role of Chief Executive Officer
Our Chief Executive Officer makes recommendations to the Compensation Committee with respect to compensation for his direct reports (including our other named executive officers). In making these recommendations, the factors considered include market data, tenure, individual performance, responsibilities, and experience levels of the executives, as well as the compensation of the executives relative to one another.
These initial CEO recommendations are discussed with the Chairman of the Compensation Committee and presented at Compensation Committee meetings. The Total Rewards group within our Human Capital Department and individuals within our Finance and Legal Departments support the Compensation Committee in the performance of its responsibilities. During fiscal 2020, our Chief Financial Officer, Chief Legal Officer and Chief People Officer attended the Compensation Committee meetings to provide perspectives on the competitive landscape, the needs of the business, information about our financial performance and relevant legal and regulatory developments.

The Compensation Committee meets in executive session (without management) with its independent compensation consultant to deliberate on executive compensation matters. None of our executive officers participate in the Compensation Committee’s deliberations or decisions regarding their own compensation.
Role of Compensation Consultant
Our Compensation Committee again retained Pay Governance to advise it on matters related to executive compensation for fiscal 2020.
Other than providing limited guidance regarding our broad-based equity plan design for all employees, which was approved by the Compensation Committee, Pay Governance did not provide any services for management in fiscal 2020. Pay Governance consulted with our management when requested by the Compensation Committee and only as necessary to obtain relevant compensation and performance data for the executives as well as essential business information so that it could effectively support the Compensation Committee with appropriate competitive market information and relevant analyses.
During fiscal 2020, Pay Governance provided a range of services to the Compensation Committee to support the Compensation Committee’s agenda and obligations under its charter, including providing advice relating to the impact of regulatory updates, industry trends and peer group compensation data, advice on the structure and competitiveness of our compensation programs, advice on the consistency of our programs with our executive compensation philosophy and advice on director compensation. Representatives of Pay Governance also attended Compensation Committee meetings.
The Compensation Committee assessed the independence of Pay Governance and determined that Pay Governance is independent of our company and has no relationships that could create a conflict of interest with us. As part of its assessment, the Compensation Committee considered the fact that Pay Governance did not provide any other services to us and consults with our management only as necessary to provide the services described above.
Peer Group
To assist the Compensation Committee in making decisions on total compensation for executives and company-wide equity grants, the Compensation Committee utilizes peer and industry group data and analyses. Each year, as necessary, the Compensation Committee reviews with its independent compensation consultant the list of peer companies as points of comparison to ensure that comparisons are meaningful.

For fiscal 2020, Pay Governance provided recommendations on the composition of our peer group. Based on the facts described in the table below and management’s input, for fiscal 2020, Pay Governance recommended, and the Compensation Committee approved, the following peer group:

General Description	Criteria Considered	Peer Group List

Software and high technology companies which operate in similar or related businesses and with which Progress competes for talent	Publicly traded and based in U.S. Revenues-0.5x to 2.5x of Progress Market Cap-0.2x to 3.0x of Progress Other (e.g., recent financial performance, business model, proxy advisor peers)
Aspen Technology, Inc.
Avid Technology, Inc.
Appian Corporation
Bottomline Technologies (de), Inc.
Carbonite, Inc.
CommVault Systems, Inc.
Everbridge, Inc.
HubSpot Inc.
LogMeIn, Inc.
Manhattan Associates, Inc.
MicroStrategy, Incorporated
MongoDB, Inc.
OneSpan Inc.
Pegasystems, Inc.
QAD Inc.*
Rapid7, Inc.
Synchronoss Technologies, Inc.
SPS Commerce, Inc.*
Talend S.A.*
TiVo Corporation
*Added for 2020

For fiscal 2020, the Compensation Committee removed two peer companies utilized in 2019 and added three new peer companies as shown in the table above. The two companies removed (Tableau Software and Carbon Black) were acquired during 2019.
Pay Governance then prepared a compensation analysis based on survey data and data gathered from publicly available information for our peer group companies. Pay Governance separately analyzed and advised the Compensation Committee regarding the pay practices of companies engaged in a total growth strategy similar to ours.
Survey Data
The executive compensation analysis prepared by Pay Governance included data from Radford’s 2019 Global Technology Survey for companies with revenues similar to us. The Compensation Committee used this data to compare the current compensation of our named executive officers to the peer group and to determine the relative market value for each position, based on direct, quantitative comparisons of pay levels. The survey data was used when there was a lack of public peer data for an executive’s position and to obtain a general market understanding of current compensation practices.

Competitive Positioning
Fiscal 2020 target total direct compensation for our named executive officers was set by the Compensation Committee based predominantly on competitive pay practices, as reflected in the peer group and survey data. The Compensation Committee reviews market data at the 25th, 50th, and 75th percentile and, for 2020, sought to target total direct compensation for the named executive officers as a group at the 50th percentile of our peer group in setting our executive compensation programs. Additional adjustments were considered based on individual importance to our company, anticipated future contributions, internal pay equity, and historical pay levels, as well as the level of an executive officer’s unvested equity awards and incentives.
Components of Executive Officer Compensation
Compensation for our named executive officers currently consists of three primary components that are designed to reward performance in a simple and straightforward manner: base salaries, annual cash bonuses, and long-term equity awards. The purpose and key characteristics of each of these components, in addition to other compensation elements described below, and how each element accomplishes the goals and objectives of our overall program are summarized below.

Compensation Element	Objective	Key Features

Cash Compensation	To attract, motivate and reward executives whose knowledge, skills, and performance are critical to our success

•Base Salary	To secure and retain services of key executive talent by providing a fixed level of cash compensation for performing essential elements of position	Adjustments may be made to reflect market conditions for a position, changes in the status or duties associated with a position, individual performance, or internal pay equity

•Annual Cash Bonus	To encourage and reward annual corporate performance that enhances short and long-term stockholder value	Cash bonuses are based on percentage of base salary, with actual awards based exclusively on attainment of objective corporate financial goals

Equity Compensation	To align executives’ interests with those of stockholders

•PSUs under the Long-Term Incentive Plan	To align interests of management with those of our stockholders with the goal of creating long-term growth and value
Three-year performance period
Performance metrics utilized are:
•50% operating income (subject to 35% annual operating margin threshold)
•50% relative TSR in comparison to the S&P Software and Services Select Industry Index

•Restricted Stock Units	To retain executive talent	Service-based vesting over three-year period

•Stock Options	To align interests of management with those of our stockholders with the goal of creating long-term growth and value	Service-based vesting over four-year period Exercise price equal to fair market value on date of grant

Other Compensation	To provide benefits that promote employee health and welfare, which assists in attracting and retaining our executive officers
Indirect compensation element consisting of programs such as medical, dental, and vision insurance, a 401(k) plan with up to a 3% matching contribution, an employee stock purchase plan program, and other plans and programs generally made available to employees

Severance and Change in Control Benefits
To serve our retention and motivational objectives helping our named executive officers maintain continued focus, dedication to their responsibilities and objectivity to maximize stockholder value, including in the event of a transaction that could result in a change in control of our company; particularly important in a time of increased consolidation in our industry and increased competition for executive talent

Provides protection in the event of an involuntary termination of employment under specified circumstances, including following a change in control of our company as described below under “Executive Compensation-Severance and Change in Control Agreements” and "Estimate of Severance and Change in Control Benefits."

2020 Executive Compensation Decisions
2020 Program Design
Consistent with its pay-for-performance philosophy, the Compensation Committee emphasized alignment with our long-term business goals in designing our executive compensation programs for fiscal 2020. Our executive compensation programs for fiscal 2020 were designed to reflect our continued commitment to the strategic and operating plan we launched in 2017. As noted above, our strategy consists of the following primary objectives—
•Be the trusted provider of the best products to develop, deploy and manage high-impact business applications;
•Focus on customer and partner retention to drive recurring revenue and profitability;
•Execute our total growth strategy driven by accretive M&A; and
•Execute our holistic capital allocation approach.
Our fiscal 2020 budget and operating plan reflected our expectations for limited growth for our core products and prioritized customer retention. The overarching priority of our fiscal 2020 plan was that we operate our business as efficiently as possible to strengthen Progress for the benefit of our stockholders. In addition, our fiscal 2020 plan reflected our focus on growing our business through acquisitions.
The chart below summarizes the key attributes of each pay element for fiscal 2020.

Element	Key Attributes

Base salary
Aligns with scope and complexity of role and prevailing market conditions; salary levels are generally at market median
For fiscal 2020, the Compensation Committee made only modest increases to the base salaries of certain of the named executive officers. Such changes were in line with market data.

Annual Cash Bonus
100% financial/formulaic
FY20 metrics
• Total non-GAAP revenue (40%)
• Total non-GAAP operating income (40%)
• Total adjusted free cash flow (20%)
Thresholds set at 98% of total revenue target, 92% of operating income target and 97% of adjusted free cash flow target under our annual budget
Payouts under the annual cash bonuses capped at 150% of target amounts
For fiscal 2020, the Compensation Committee did not make any changes to the annual cash bonus targets of any of the named executive officers, other than Ms. Jarrett’s target, which was increased from 50% to 60% of her base salary in order to bring her cash bonus target in line with market data.

Restricted Stock Units	Vests over three years to support retention 30% of annual equity award

Stock options	Vests over four years to support retention and align with our stockholders’ interests 20% of annual equity award

LTIP PSUs
Three-year performance period
Performance metrics utilized are 50% operating income (subject to 35% annual operating margin threshold) and 50% relative TSR in comparison to the S&P Software and Services Select Industry Index
50% of annual equity award
Equity awards for our named executive officers were identical to fiscal 2019 annual equity awards, other than Mr. Gupta’s equity award, the value of which was increased by $200,000, and Mr. Quinn’s equity award, the value of which was increased by $100,000, in each case to bring the respective equity award target in line with market data.

Pay Mix
In setting the mix among the different elements of executive compensation, we do not target specific allocations, but generally weight target compensation more heavily toward performance-based compensation, both cash and equity. The percentage of performance-based compensation for our executive officers and other employees increases with job responsibility, reflecting our view of internal pay equity and the ability of a given employee to contribute to our results. We also generally align our compensation mix with the practices of our peer group when possible and to the extent consistent with our compensation strategy and business plan.
As shown in the charts below, the total direct compensation mix for Mr. Gupta and our other named executive officers in fiscal 2020 was consistent with our peer group.

Progress--CEO

12%
12%
76%
Base Salary
Target Annual Incentives
Long Term Incentives

Progress--CFO
18%
12%
70%
Base Salary
Target Annual Incentives
Long Term Incentives

Peers--CEO

16%
15%
69%
Base Salary
Target Annual Incentives
Long Term Incentives

Peers--CFO
19%
12%
69%
Base Salary
Target Annual Incentives
Long Term Incentives

Progress-Others NEOs
27%
18%
55%
Base Salary
Target Annual Incentives
Long Term Incentives

Peers-Other NEOs

23%
16%
61%
Base Salary
Target Annual Incentives
Long Term Incentives

* “Other NEOs” reflects average of NEO salaries, excluding CFO
These allocations reflect our belief that a significant portion of our named executive officers’ compensation should be performance-based and therefore “at risk” based on company performance, as well as subject to service requirements. Since our cash incentive opportunities and equity incentive awards have both upside opportunities and downside risks and our actual performance can deviate from the target goals, the amount of compensation earned will differ from the target allocations.
Individual Considerations
Below is a summary of the fiscal 2020 compensation decisions and, where applicable, changes for each named executive officer from fiscal 2019.
Yogesh Gupta, President and Chief Executive Officer (1)

	2019 Target Pay ($)		2020 Target Pay ($)
Target Annual Cash Compensation	1,150,000		1,150,000	(6)
Base Salary	575,000		575,000
Target Bonus	575,000	(2)	575,000	(7)
Target Annual Equity Compensation	3,650,000		3,850,000	(8)
Target Annual RSUs	1,095,000	(3)	1,155,000	(9)
Target Annual Stock Options	730,000	(4)	770,000	(10)
Target LTIP PSUs	1,825,000	(5)	1,925,000	(11)
Total Target Annual Compensation	4,800,000		5,000,000
_____________
(1)Mr. Gupta became our President Chief Executive Officer in October 2016. We entered into an employment agreement with Mr. Gupta setting forth the terms of his compensation described above.

(2)Represents cash payable upon achievement of target performance under our Corporate Bonus Plan. Based on company performance, Mr. Gupta earned 105% of his fiscal 2019 target bonus.
(3)RSUs vest in equal installments every six months over three years beginning on October 1, 2019.
(4)Stock options vest in equal installments every six months over four years beginning on October 1, 2019.
(5)PSUs issued to our executive officers under our Long-Term Incentive Plan are subject to three-year relative total shareholder return and operating income performance measures as further described in this proxy statement.
(6)We evaluated Mr. Gupta's fiscal 2019 target annual cash compensation against our compensation peer group to determine whether any changes should be made. We determined that Mr. Gupta's target annual cash compensation was in line with the market data positioning sought by the Compensation Committee and made no changes for fiscal 2020.
(7)Represents cash payable upon achievement of target performance under our Corporate Bonus Plan. Based on company performance, Mr. Gupta earned 94% of his fiscal 2020 target bonus. For a discussion of the impact of COVID-19 on the company’s performance and the fiscal 2020 Corporate Bonus Plan, see “Cash Incentive Compensation”.
(8)We evaluated Mr. Gupta's fiscal 2019 target annual equity compensation against our compensation peer group to determine whether any changes should be made. Based on this evaluation, we determined that the value of Mr. Gupta’s target annual equity compensation should be increased by $200,000 for fiscal 2020 to better reflect the market data positioning sought by the Compensation Committee.
(9)RSUs vest in equal installments every six months over three years beginning October 1, 2020.
(10)Stock options vest in equal installments every six months over four years beginning on October 1, 2020.
(11)PSUs issued to our executive officers under our Long-Term Incentive Plan are subject to three-year relative total shareholder return and operating income performance measures as further described in this proxy statement.
Anthony Folger, Chief Financial Officer (1)

	2020 Target Pay ($)
Target Annual Cash Compensation	660,000
Base Salary	400,000
Target Bonus	260,000	(2)
Target Annual Equity Compensation	1,600,000
Target Annual RSUs	480,000	(3)
Target Annual Stock Options	320,000	(4)
Target LTIP PSUs	800,000	(5)
Total Target Annual Compensation	2,260,000
_____________
(1)Mr. Folger became our Chief Financial Officer in January 2020. We entered into an employment agreement with Mr. Folger setting forth the terms of his compensation described above.
(2)Represents cash payable upon achievement of target performance under our Corporate Bonus Plan. Based on company performance, Mr. Folger earned 94% of his fiscal 2020 target bonus prorated to reflect his employment commencement date. For a discussion of the impact of COVID-19 on the company’s performance and the fiscal 2020 Corporate Bonus Plan, see “Cash Incentive Compensation”.

(3)RSUs vest in equal installments every six months over three years beginning October 1, 2020.
(4)Stock options vest in equal installments every six months over four years beginning on October 1, 2020.
(5)PSUs issued to our executive officers under our Long-Term Incentive Plan are subject to three-year relative total shareholder return and operating income performance measures as further described in this proxy statement.
Paul Jalbert, Former Chief Financial Officer (1)

	2019 Target Pay ($)		2020 Target Pay ($)
Target Annual Cash Compensation	624,000		624,000	(6)
Base Salary	390,000		390,000
Target Bonus	234,000	(2)	234,000
Target Annual Equity Compensation	1,330,000		—	(7)
Target Annual RSUs	399,000	(3)	—
Target Annual Stock Options	266,000	(4)	—
Target LTIP PSUs	665,000	(5)	—
Total Target Annual Compensation	1,954,000		624,000
_____________
(1)On January 31, 2020, Mr. Jalbert retired from his position as Chief Financial Officer, and was succeeded by Mr. Folger. Mr. Jalbert remained with the Company until April 2, 2020 in order to assist Mr. Folger in the transition.
(2)Represents cash payable upon achievement of target performance under our Corporate Bonus Plan. Based on company performance, Mr. Jalbert earned 105% of his fiscal 2019 target bonus.
(3)RSUs vest in equal installments every six months over three years beginning October 1, 2019. During the period beginning February 1, 2020 and ending April 2, 2020, Mr. Jalbert’s unvested RSUs continued to vest in accordance with the terms and conditions of such awards. Additionally, all unvested RSUs held by Mr. Jalbert that would otherwise have vested on October 1, 2020 accelerated and became fully exercisable on April 2, 2020. Due to Mr. Jalbert's retirement, no other RSUs vested or were accelerated.
(4)Stock options vest in equal installments over six months every four years beginning on October 1, 2019. During the period beginning February 1, 2020 and ending April 2, 2020, Mr. Jalbert’s unvested stock options continued to vest in accordance with the terms and conditions of such awards. Additionally, all unvested stock options held by Mr. Jalbert that would otherwise have vested on October 1, 2020 accelerated and became fully exercisable on April 2, 2020. Due to Mr. Jalbert's retirement, no other stock options (except those described above) vested or were accelerated.
(5)PSUs issued to our executive officers under our Long-Term Incentive Plan are subject to three-year relative total shareholder return and operating income performance measures as further described in this proxy statement. Upon Mr. Jalbert's termination of employment on April 2, 2020, these PSUs were cancelled.
(6)Due to Mr. Jalbert’s retirement, no changes were made to his Target Annual Cash Compensation for fiscal 2020. From and after January 31, 2020 until April 2, 2020, Mr. Jalbert received a monthly base salary of $10,000. Mr. Jalbert did not receive any portion of his fiscal 2020 target bonus.
(7)Due to Mr. Jalbert’s retirement, he did not receive any Target Annual Equity Compensation for fiscal 2020.

John Ainsworth, Senior Vice President, Products – Core (1)

	2019 Target Pay ($)		2020 Target Pay ($)
Target Annual Cash Compensation	517,500	(2)	555,500	(7)
Base Salary	345,000		370,000
Target Bonus	172,500	(3)	185,500	(8)
Target Annual Equity Compensation	700,000		700,000	(9)
Target Annual RSUs	210,000	(4)	210,000	(10)
Target Annual Stock Options	140,000	(5)	140,000	(11)
Target LTIP PSUs	350,000	(6)	350,000	(12)
Total Target Annual Compensation	1,217,500		1,255,500
_____________
(1)Mr. Ainsworth became our Senior Vice President, Products – Core in January 2017.
(2)We evaluated Mr. Ainsworth’s fiscal 2018 target annual cash compensation against our compensation peer group to determine whether any changes should be made. Based on this evaluation, we determined that Mr. Ainsworth's base salary should be increased from $335,000 to $345,000, which was in line with the market data positioning sought by the Compensation Committee.
(3)Represents cash payable upon achievement of target performance under our Corporate Bonus Plan. Based on company performance, Mr. Ainsworth earned 105% of his fiscal 2019 target bonus.
(4)RSUs vest in equal installments every six months over three years beginning on October 1, 2019.
(5)Stock options vest in equal installments every six months over four years beginning on October 1, 2019.
(6)PSUs issued to our executive officers under our Long-Term Incentive Plan are subject to three-year relative total shareholder return and operating income performance measures as further described in this proxy statement.
(7)We evaluated Mr. Ainsworth’s fiscal 2019 target annual cash compensation against our compensation peer group to determine whether any changes should be made. Based on this evaluation, we determined that Mr. Ainsworth's base salary should be increased from $345,000 to $370,000, to better reflect the market data positioning sought by the Compensation Committee.
(8)Represents cash payable upon achievement of target performance under our Corporate Bonus Plan. Based on company performance, Mr. Ainsworth earned 94% of his fiscal 2020 target bonus. For a discussion of the impact of COVID-19 on the company’s performance and the fiscal 2020 Corporate Bonus Plan, see “Cash Incentive Compensation”.
(9)We evaluated Mr. Ainsworth’s fiscal 2019 target annual equity compensation against our compensation peer group to determine whether any changes should be made. We determined that Mr. Ainsworth’s target annual equity compensation was in line with the market data positioning sought by the Compensation Committee and made no changes for fiscal 2020.
(10)RSUs vest in equal installments every six months over three years beginning on October 1, 2020.
(11)Stock options vest in equal installments every six months over four years beginning on October 1, 2020.
(12)PSUs issued to our executive officers under our Long-Term Incentive Plan are subject to three-year relative total shareholder return and operating income performance measures as further described in this proxy statement.

Loren Jarrett, Senior Vice President and General Manager – Developer Tools Business and former Chief Marketing Officer (1)

	2019 Target Pay ($)		2020 Target Pay ($)
Target Annual Cash Compensation	517,500		568,000	(6)
Base Salary	345,000		355,000
Target Bonus	172,500	(2)	213,000	(7)
Target Annual Equity Compensation	700,000		700,000	(8)
Target Annual RSUs	210,000	(3)	210,000	(9)
Target Annual Stock Options	140,000	(4)	140,000	(10)
Target LTIP PSUs	350,000	(5)	350,000	(11)
Total Target Annual Compensation	1,217,500		1,268,000
_____________
(1)Ms. Jarrett joined Progress as our Chief Marketing Officer in January 2017. She became SVP, General Manager of our Developer Tools business in June 2019. Ms. Jarrett's compensation did not change in connection with her role change.
(2)Represents cash payable upon achievement of target performance under our Corporate Bonus Plan. Based on company performance, Ms. Jarrett earned 105% of her fiscal 2019 target bonus.
(3)RSUs vest in equal installments every six months over three years beginning on October 1, 2019.
(4)Stock options vest in equal installments every six months over four years beginning on October 1, 2019.
(5)PSUs issued to our executive officers under our Long-Term Incentive Plan are subject to three-year relative total shareholder return and operating income performance measures as further described in this proxy statement.
(6)We evaluated Ms. Jarrett’s fiscal 2019 target annual cash compensation against our compensation peer group to determine whether any changes should be made. Based on this evaluation, we determined that Ms. Jarrett's base salary should be increased from $345,000 to $355,000, to better reflect the market data positioning sought by the Compensation Committee. In addition, we increased Ms. Jarrett's 2020 cash bonus target from 50% of her base salary in 2019 to 60% of her base salary in 2020, to better reflect the market data positioning sought by the Compensation Committee. For fiscal 2020, Ms. Jarrett’s target bonus of $213,000 was composed of two parts. Two-thirds of this target was tied to performance under the Corporate Bonus Plan and one-third of this target was tied to financial objectives with respect to the products for which she is the General Manager.
(7)Represents cash payable upon achievement of target performance under our Corporate Bonus Plan. Based on company performance, in fiscal 2020, Ms. Jarrett earned 94% of the portion of her fiscal 2020 target bonus that was tied to the Corporate Bonus Plan, and 97% of the portion of her fiscal 2020 target bonus that was tied to the financial objectives of the products for which she is the General Manager. For a discussion of the impact of COVID-19 on the company’s performance and the fiscal 2020 Corporate Bonus Plan, see “Cash Incentive Compensation”.
(8)We evaluated Ms. Jarrett’s fiscal 2019 target annual equity compensation against our compensation peer group to determine whether any changes should be made. We determined that Ms. Jarrett’s target annual equity compensation was in line with the market data positioning sought by the Compensation Committee and made no changes for fiscal 2020.
(9)RSUs vest in equal installments every six months over three years beginning on October 1, 2020.
(10)Stock options vest in equal installments every six months over four years beginning on October 1, 2020.

(11)PSUs issued to our executive officers under our Long-Term Incentive Plan are subject to three-year relative total shareholder return and operating income performance measures as further described in this proxy statement.
Gary Quinn, Senior Vice President, Core Field Organization (1)

	2019 Target Pay ($)		2020 Target Pay ($)
Target Annual Cash Compensation	619,000		665,000	(6)
Base Salary	325,000		350,000
Target Bonus	294,000	(2)	315,000	(7)
Target Annual Equity Compensation	700,000		800,000	(8)
Target Annual RSUs	210,000	(3)	240,000	(9)
Target Annual Stock Options	140,000	(4)	160,000	(10)
Target LTIP PSUs	350,000	(5)	400,000	(11)
Total Target Annual Compensation	1,319,000		1,465,000
_____________
(1)Mr. Quinn became our Senior Vice President, Core Field Organization in August 2017.
(2)Mr. Quinn’s target bonus of $294,000 is composed of two parts. Two-thirds of this target is tied to performance under the Corporate Bonus Plan and one-third of this target is tied to financial objectives with respect to the products for which he is the sales leader. Based on company performance, in fiscal 2019, Mr. Quinn earned 105% of the portion of his fiscal 2019 target bonus that was tied to the Corporate Bonus Plan, and 105% of the portion of his fiscal 2019 target bonus that was tied to the financial objectives of the products for which he is the sales leader.
(3)RSUs vest in equal installments every six months over three years beginning on October 1, 2019.
(4)Stock options vest in equal installments every six months over four years beginning on October 1, 2019.
(5)PSUs issued to our executive officers under our Long-Term Incentive Plan are subject to three-year relative total shareholder return and operating income performance measures as further described in this proxy statement.
(6)We evaluated Mr. Quinn’s fiscal 2019 base salary against our compensation peer group to determine whether any changes should be made. Based on this evaluation, we determined that Mr. Quinn's base salary should be increased from $325,000 to $350,000, to better reflect the market data positioning sought by the Compensation Committee.
(7)We evaluated Mr. Quinn’s fiscal 2019 target annual cash compensation against our compensation peer group to determine whether any changes should be made. Based on this evaluation, we determined that Mr. Quinn's target bonus should be increased from $294,000 to $315,000 to better reflect the market data positioning sought by the Compensation Committee. Mr. Quinn’s target bonus of $315,000 is composed of two parts. Two-thirds of this target is tied to performance under the Corporate Bonus Plan and one-third of this target is tied to financial objectives with respect to the products for which he is the sales leader. Based on company performance, in fiscal 2020, Mr. Quinn earned 94% of the portion of his fiscal 2020 target bonus that was tied to the Corporate Bonus Plan, and 98% of the portion of his fiscal 2020 target bonus that was tied to the financial objectives of the products for which he is the sales leader. For a discussion of the impact of COVID-19 on the company’s performance and the fiscal 2020 Corporate Bonus Plan, see “Cash Incentive Compensation”.
(8)We evaluated Mr. Quinn’s fiscal 2019 target annual equity compensation against our compensation peer group to determine whether any changes should be made. Based on this evaluation, we increased the value of Mr. Quinn’s target annual equity compensation by $100,000 for fiscal 2020 to better reflect the market data positioning sought by the Compensation Committee.

(9)RSUs vest in equal installments every six months over three years beginning on October 1, 2020.
(10)Stock options vest in equal installments every six months over four years beginning on October 1, 2020.
(11)PSUs issued to our executive officers under our Long-Term Incentive Plan are subject to three-year relative total shareholder return and operating income performance measures as further described in this proxy statement.
Cash Incentive Compensation
Annual Cash Bonus
It is our philosophy to base a significant portion of each executive officer’s total compensation opportunity on performance incentives. Our annual bonus plan is intended to motivate eligible participants toward overall business results, to tie their goals and interests to those of the Company and its stockholders, and to enable the Company to attract and retain highly qualified executives. Our bonus plan is administered by our Compensation Committee.
The Compensation Committee set the target annual cash incentive opportunity for 2020 (expressed as a percentage of base salary earned during the year) for each named executive officer in January 2020. In setting the target levels, the Compensation Committee considered each named executive officer’s 2020 target total cash opportunity against the peer group data provided by our independent compensation consultant, internal pay equity and the roles and responsibilities of the named executive officers. The Compensation Committee believes that the target annual cash bonus opportunity should make up a larger portion of an executive officer’s total target cash compensation as the executive’s level of responsibility increases.
The Compensation Committee set each named executive officer’s cash bonus target, other than Ms. Jarrett’s, at the same percentage as his or her respective target opportunity in 2019. Ms. Jarrett’s cash bonus target was increased from 50% of her base salary to 60%. In addition, for fiscal 2020, it was determined that Ms. Jarrett’s target bonus should be comprised of two parts. Two-thirds of her bonus would be tied to performance under the fiscal 2020 Corporate Bonus Plan and one-third of her target would be tied to financial objectives with respect to the products for which she is the General Manager. This structure is identical to the bonus structure applicable to Mr. Quinn.
2020 Plan Design
In January 2020, the Compensation Committee approved the fiscal 2020 Corporate Bonus Plan. For fiscal 2020, the Compensation Committee adopted three plan metrics for the Corporate Bonus Plan applicable to our named executive officers, all of which would be utilized to determine funding and payout under the cash bonus plan. These three-plan metrics were non-GAAP corporate revenue, non-GAAP operating income, and adjusted free cash flow. These plan metrics were the same metrics utilized by the Compensation Committee in fiscal 2019, apart from removing the metric for Kinvey new bookings. The Kinvey new booking metric was removed because we announced in September 2019 that we were reducing our investment in our Kinvey platform.
The non-GAAP corporate revenue metric was weighted at 40%, the non-GAAP operating income metric was weighted at 40%, and the adjusted free cash flow metric was weighted at 20%. Each metric was measured separately and was not impacted by performance with respect to the other metrics. The performance measures selected for our cash bonus plan were designed to support our goals of expanding our non-GAAP operating income, while at the same time preserving our strong cash flow, which would result in increased stockholder returns.
For 2020, the Compensation Committee set the thresholds for purposes of earning any award under the Corporate Bonus Plan at 98% of the total revenue target, 92% of the operating income target and 97% of the adjusted free cash flow target under our fiscal 2020 annual budget.
The targets established with respect to the total revenue goal reflect the challenges we face in maintaining our core revenues. The targets established with respect to the non-GAAP operating income metric are consistent with our operational model for our core business. The targets established with respect to the adjusted free cash flow goal reflect the importance of maintaining strong cash flows to enable us to execute a capital allocation strategy in the best interests of stockholders. Each target also reflected the plan requirement that our executive officers not be eligible for any portion of their target bonus at achievement levels below our public guidance.
COVID-19 Impact
Early in our second quarter of fiscal 2020, as large parts of the global economy came to a near standstill due to lockdowns and shutdowns of non-essential businesses in the United States and globally, we assessed our business and how it could be impacted by the pandemic. We considered that—
•Global economic conditions could impact our ability to acquire new customers and expand existing customer installations;
•Economic conditions could impact the timing of certain maintenance contract renewals and customer collections;
•Our products power mission-critical applications across a variety of industries;
•The cost, effort and time required to replace our solutions would be prohibitive in most cases;
•More than 80% of our revenue is recurring in nature;
•Our retention rates have consistently been well over 90%; and
•Our technical support and professional services could be delivered remotely without disruption.
As a result of these considerations, in late March, we revised our fiscal 2020 operating plan to reduce our revenue and free cash flow expectations for the balance of fiscal 2020 to reflect these potential headwinds. We similarly reduced our operating expenses to ensure that we maintained our profitability and operating margin despite the reduced revenue and free cash flow expectations. The changes to our revised operating plan were reviewed with our Board and reflected in our financial guidance to stockholders for the remainder of fiscal 2020.
During our third quarter of fiscal 2020, the Compensation Committee determined, in recognition of the factors described above relating to the impact of the COVID-19 pandemic and the fact that the consequences could not have been anticipated by the Committee at the time the fiscal 2020 operating plan and fiscal 2020 Corporate Bonus Plan performance targets were determined, and that the global business consequences of the pandemic were generally outside of our control, that performance against the predetermined goals (as calculated at the end of the year) should exclude the impact of the adjustments we made to our operating plan in response to COVID-19.
In approving these adjustments, the Compensation Committee considered the disruptive nature and effect of the pandemic on our business, our success in managing and navigating the pandemic environment, the leadership shown by our executives in supporting our customers, partners employees and other stakeholders, the continued dedication and commitment of our employees to our customers and partners, and the execution of the company’s strategic goals. No other changes or adjustments (upwards or downwards) were made by the Compensation Committee to our fiscal 2020 Corporate Bonus Plan as a result of the COVID-19 pandemic. These adjustments applied to our executive officers as well as to all other participants in the fiscal 2020 Corporate Bonus Plan.
As shown in the table below, if the Compensation Committee had not adjusted our fiscal 2020 Corporate Bonus Plan as a result of the COVID-19 pandemic, the final payout percentage applicable to all participants in the fiscal 2020 Corporate Bonus Plan would have been 51%. With the COVID-19 adjustments made by the Compensation Committee, the final payout percentage applicable to all participants in the fiscal 2020 Corporate Bonus Plan was 94%.
In addition, in October 2020, the Compensation Committee modified the fiscal 2020 Corporate Bonus Plan to reflect the Chef acquisition. The Compensation Committee increased the targets of all levels of the non-GAAP revenue, non-GAAP operating income and adjusted free cash flow metrics consistent with the internal acquisition model and publicly announced expectations. For further detail about our use of non-GAAP measures, refer to the paragraph entitled, “GAAP Results vs. non-GAAP Measures” above.
The table below summarizes the impact of these adjustments as a result of the COVID-19 pandemic and Chef acquisition on our fiscal 2020 Corporate Bonus Plan:

Metric ($ in rounded millions) (1)	Non-GAAP Corp. Revenue (40% Weighting)			Non-GAAP Operating Income (40% Weighting)			Adjusted Free Cash Flow (20% Weighting)			Final Approv-ed Payout
	Threshold (25%)	Target (100%)	Maximum (150%)	Threshold (25%)	Target (100%)	Maximum (100%)	Threshold (25%)	Target (100%)	Maximum (150%)
Initial Target	448	455	470	177	192	223	145	150	169
Chef Acquisition	11	12	12	-2	-2	-2	-3	-3	-3
Final Target	460	466	482	175	189	220	142	147	166
Actual Result/ Funding % Adjusting for COVID -19 Impact	463 (72%)			193 (107%)			153 (111%)			94%
Actual Result/ Funding % Not Adjusting for COVID -19 Impact	457 (0%)			196 (112%)			143 (30%)			51%
_____________
(1)Target and actual achievement figures shown in the table above are based on budgeted exchange rates. For purposes of computing Non-GAAP Operating Income, bonus expense is added back to the Threshold, Target, Maximum, and Actual achievement amounts.
Amounts Earned under the 2020 Corporate Bonus Plan
As a result of our performance during fiscal 2020, we achieved an overall payout percentage of 94% under the fiscal 2020 Corporate Bonus Plan. For Mr. Gupta and the other executive officers, the actual bonuses earned were based 100% on the financial metrics described above and no portion of the annual bonuses were based on subjective measures.
The following table shows the bonuses earned by our named executive officers under the fiscal 2020 Corporate Bonus Plan.

NEO	Target Annual Bonus ($)	Amount Earned ($)
Yogesh Gupta	575,000	540,500
Anthony Folger (1)	260,000	203,667
Paul Jalbert (2)	—	—
John Ainsworth	185,500	173,900
Loren Jarrett (3)	177,500	166,850
Gary Quinn (4)	210,000	197,400
_____________
(1)Mr. Folger became our CFO in January 2020 and received a pro-rated payout of his 2020 actual bonus.
(2)Mr. Jalbert’s employment with the Company terminated on April 2, 2020 and he did not receive any portion of his 2020 bonus.

(3)Reflects the portion of Ms. Jarrett’s target bonus (two-thirds) that is tied to the Corporate Bonus Plan. The remaining portion (one-third) of Ms. Jarrett’s target bonus is tied to financial objectives within the products for which she is the General Manager. For fiscal 2020, Ms. Jarrett earned 94% of the portion of her fiscal 2020 target bonus that was tied to the Corporate Bonus Plan and 97% of the portion of her bonus that was tied to the financial objectives within the products for which she is the General Manager.
(4)Reflects the portion of Mr. Quinn’s target bonus (two-thirds) that is tied to the Corporate Bonus Plan. The remaining portion (one-third) of Mr. Quinn's target bonus is tied to financial objectives within the products for which he is the sales leader. For fiscal 2020, Mr. Quinn earned 94% of the portion of his fiscal 2020 target bonus that was tied to the Corporate Bonus Plan and 98% of the portion of his bonus that was tied to the financial objectives within the products for which he is the sales leader.
Equity Compensation
We use equity compensation to attract, retain, motivate, and reward our named executive officers. Equity-based incentive awards are intended to be the longer-term components of our overall executive compensation program and are designed to encourage performance by our executive officers over several years. The Compensation Committee’s decisions regarding the amount and type of equity incentive compensation, the allocation of equity and relative weighting of these awards within total executive compensation have been based on advice provided by our independent compensation consultant and the Compensation Committee’s understanding and individual experiences with market practices of similarly situated companies. We issue annual and new hire equity awards based on guidelines for awards commensurate with position levels and that reflect grant practices within our peer group and the broader software industry generally.
The following is a summary of our fiscal 2020 equity program, which was identical to our fiscal 2019 equity program.

Program	Fiscal 2020 Equity Program

Form of Equity	Time-Based Restricted Stock Units Stock Options Performance-Based Stock Units

Performance Periods	PSUs have three-year performance period

Metrics	LTIP PSUs tied 50% to cumulative operating income (subject to 35% annual operating margin threshold) and 50% to relative TSR

Vesting
Time-Based RSUs vest in six equal installments over 3 years
Stock options vest in eight equal installments over 4 years
LTIP:
•With respect to TSR metric, participants can earn between 0% to 200% of target amount of LTIP PSUs, with threshold vesting at 35% achievement
•With respect to operating income metric, participants can earn between 0% and 200% of the target amount of LTIP PSUs, once operating income criteria is met, subject to a 35% annual operating margin threshold

Frequency of Grant	Annual
Target Value and Award Determination
The Compensation Committee reviews the mix of equity awards to our named executive officers on an annual basis. Consistent with the Compensation Committee’s philosophy that a significant portion of the equity mix to named executive officers should be tied to our long-term performance, the Compensation Committee determined that there should be no changes to the equity mix utilized for fiscal 2019. Accordingly, the equity mix for fiscal 2020 was 50% LTIP PSUs, 30% RSUs and 20% stock options.
To determine the size of the equity awards, the Compensation Committee first determined the total number of shares that would be allocated for the annual equity awards to all proposed recipients. The total number of shares was determined by consideration of the potential dilution to our stockholders and average burn rate of other companies in our industry. For fiscal 2020, the Compensation Committee considered that the proposed equity budget for fiscal 2020 was consistent with the prior year and would result in a burn rate significantly below other companies in our industry and peer group. The Compensation Committee utilized the grant data from the peer group and other information provided by Pay Governance to assist it in determining the size of the overall equity pool for our company as well as the individual grants to the named executive officers.
To determine the size of the individual annual equity awards, the Compensation Committee, utilizing data provided by Pay Governance, compared the long-term equity incentive compensation levels of our executives with similar positions within our peer group and survey data to determine the long-term equity incentive compensation amount for each executive. The Compensation Committee reviews market data at the 25th, 50th, and 75th percentile. In finalizing the amounts of the annual equity awards, the Compensation Committee considers this market data, the CEO’s recommendations, the burn rate of the executive grants, and the degree to which those amounts would be aligned with our goals of motivating and retaining key employees.
RSUs
RSUs typically vest in six equal installments over a three-year period. In a volatile stock market, RSUs continue to provide value when other forms of equity such as stock options may not, which the Compensation Committee believes is useful in retaining talented executives in unpredictable economic times.
The RSUs awarded as part of the fiscal 2020 equity program were issued in January 2020. The Compensation Committee awarded these RSUs as a dollar amount, which were then converted to RSUs based on our closing stock price on the date of grant.
Stock Options
Stock option awards provide individuals with the right to purchase shares of our common stock at a fixed exercise price, typically for a period of seven years, subject to continued employment with our company. Stock option grants are intended to correlate executive compensation to our long-term success as measured by our stock price. Stock options are tied to our future success because options granted have an exercise price equal to the closing market value at the date of grant and will only provide value to the extent that the price of our stock increases above the exercise price. As a result, the Compensation Committee views stock options as a form of performance equity, but with a longer-term focus than PSUs tied to three-year performance metrics.
Stock options vest in eight equal installments over a four-year period. We believe that meaningful vesting periods encourage recipients to remain with our company over the long term and, because the value of the awards is based on our stock price, stock options encourage recipients to focus on achievement of longer-term goals, such as strategic growth, business innovation and stockholder return.
The stock options awarded as part of the fiscal 2020 equity program were issued in January 2020. The Compensation Committee awarded these stock options as a dollar amount, which were then converted to stock options based on the Black-Scholes value of our stock options on the date of grant.
LTIP PSUs
We currently have in place a long-term equity incentive compensation plan consisting of PSUs that are earned based on company performance over a three-year measurement period. PSUs under our long-term equity incentive compensation plan are subject to three-year performance criteria aligned with our business plan and are earned only to the extent the performance criteria are achieved.

For fiscal 2020, the number of shares eligible to be earned is dependent on the following: 50% on our relative TSR performance as compared to companies in the S&P Software and Services Select Industry Index and 50% on our cumulative operating income (subject to meeting a 35% annual operating margin threshold). The performance metrics used by the Compensation Committee in fiscal 2020 were the same as those used in fiscal 2019.
With respect to the relative TSR metric, the Compensation Committee left unchanged the payout scale utilized in fiscal 2019 to reflect current trends and stockholder-friendly practices (e.g., above-median performance required to achieve target payout). Participants can earn between 0% and 200% (the payout cap under the LTIP) of the target amount of PSUs attributable to the relative TSR metric. The cumulative three-year TSR measure compares the TSR of our common stock against the TSR of companies included in the S&P Software and Services Select Industry Index during the three-year period. Our relative TSR performance must be at the 55th percentile of the index group in order for 100% of the target award to be earned. Additionally, regardless of our relative position with respect to the S&P Software and Services Select Industry Index, the award with respect to the TSR metric will be capped at 100% if our absolute TSR over the measurement period is negative.
With respect to the operating income metric, participants can earn between 0% and 200% of the target amount of PSUs attributable to the operating income metric. In designing the operating income metric to include both operating margin dollar and percentage goals, the Compensation Committee sought to ensure discipline and reinforce, consistent with our stated strategy, that profitable growth and margin expansion/maintenance are key to long-term value creation. The cumulative three-year operating income measure is based on the sum of the operating income amounts for 2020, 2021 and 2022 contained in our 2020 strategic plan, which was modified in October 2020 to reflect the acquisition of Chef. No adjustment to the 2020 LTIP was made to reflect the impact of the COVID-19 pandemic impact.
We must achieve 100% of the operating income target for a given performance period in order for payout with respect to this metric to occur. Furthermore, with respect to the operating income metric, the 35% annual operating margin threshold “performance gatekeeper” applies at all levels of performance and requires that annual operating margin be at or above 35% for each of 2020, 2021 and 2022 or no payout can occur with respect to this metric, regardless of cumulative operating income performance. The below table sets forth the payout criteria for the 2020 LTIP:

		% of Target Earned*
Performance Metric	Weight Factor	0%	50%	100%	150%	200%
Relative TSR Performance (% Rank)	50%	<35%	35%	55%	75%	90%
Operating Income (3-year Cumulative)**	50%	<$570	N/A	$570	$601	$630
* Award interpolated for performance within stated percentiles
** $ amounts in millions and using budgeted exchange rates. In addition, if operating margin in any of the three annual periods of the performance period is less than 35%, the operating income metric earned will be zero.
The three-year performance period with respect to the LTIP awarded in 2018 (the “2018 LTIP PSUs”) expired on November 30, 2020. Based on the price of our common stock for the thirty-day trading period ending November 30, 2020, our TSR compared to the S&P Software & Services Index for the same period placed us in the 33rd percentile, meaning that the TSR metric was not met. Based on our actual total three-year operating income for fiscal 2018, 2019 and 2020, the percentage of PSUs earned with respect to the operating income metric was 151%, resulting in a blended 75% payout percentage.
The following table shows the portion of the 2018 LTIP PSUs earned by our named executive officers based on Company performance.

Named Executive Officer	Target LTIP Value ($)	Target PSUs (#)(1)	PSUs Earned
Yogesh Gupta	1,825,000	36,004	27,183
Anthony Folger (2)	—	—	—
Paul Jalbert (3)	665,000	13,119	—
John Ainsworth	350,000	6,905	5,212
Loren Jarrett	350,000	6,905	5,212
Gary Quinn	350,000	6,905	5,212
_____________
(1)Target LTIPs were determined by dividing the Target LTIP Value by the closing price of our stock on the date of grant, which was $50.69 on January 12, 2018, which was the date of grant of the 2018 LTIP PSUs.
(2)Mr. Folger became our Chief Financial Officer in January 2020 and was not eligible for any 2018 LTIP PSUs.
(3)Mr. Jalbert retired as our Chief Financial Officer in January 2020 and his employment terminated in April 2020. As a result, his 2018 LTIP PSUs were canceled upon his termination of employment.
For the fiscal 2020 award under the LTIP, the three-year comparison period commenced on December 1, 2019 and will end on November 30, 2022.

Other Executive Compensation Matters
Timing of Equity Grants
We do not time grants either to take advantage of a depressed stock price or in anticipation of an increase in stock price and have limited the amount of discretion that can be exercised in connection with the timing of awards. We generally make awards only on pre-determined dates to ensure that awards cannot be timed to take advantage of material non-public information.
Equity awards may be made only by the Compensation Committee. The Compensation Committee makes awards only at Compensation Committee meetings and awards are not effective in trading blackout periods (the period encompassing ten days prior to the end of each fiscal quarter through 48 hours after the earnings for that quarter are announced).
Stock Ownership Guidelines
In January 2018, our Board of Directors adopted revised stock ownership guidelines for our senior executive officers, including our named executive officers. These guidelines provide for the Chief Executive Officer to hold an amount of our common stock, restricted shares, stock options and/or earned performance shares having a value equal to at least three times his or her base salary. For other senior executive officers, the stock ownership requirement is at least one times his or her base salary. Executive officers have five years to attain the applicable ownership threshold. As of the date of this proxy statement, all of the named executive officers met the applicable ownership threshold except Mr. Folger, who joined our company in January 2020.
Compensation Recovery Policy
We have adopted a clawback policy providing that in the event of a material restatement of financial statements triggered by executive-level misconduct, we may require that the bonuses and other incentive compensation paid to that executive be forfeited. The amount of incentive compensation subject to recovery would be the amount in excess of what the executive officer would have earned in accordance with the restatement, as determined by the Compensation Committee.

Hedging and Pledging Policy
Our directors and executive officers are prohibited from engaging in short sales, transactions in derivative securities such as put or call options, hedging transactions or other inherently speculative transactions with respect to our stock. In addition, no director or executive officer may pledge or margin, or make any offer to pledge or margin, any of our stock, including without limitation, borrowing against such stock, at any time. Stock options granted under our stock option plans are not deemed to be derivative securities covered by this policy. Employees, other than our executive officers, are generally permitted to engage in transactions designed to hedge or offset market risk.
Tax and Accounting Considerations and Compensation Recovery Policies
Deductibility of Executive Compensation.
Section 162(m) of the Internal Revenue Code places a limit of $1 million on the amount of compensation that public companies may deduct in any one year with respect to certain of their named executive officers. Through fiscal 2017, certain performance-based compensation approved by stockholders was not subject to this deduction limit. With the enactment of the 2017 Tax Cuts and Jobs Act, however, the performance-based compensation exemption was eliminated, except with respect to certain grandfathered arrangements. While the Compensation Committee considers the deductibility of compensation as one factor in determining executive compensation, the Compensation Committee believes that it is in our best interests and the best interests of our stockholders to maintain flexibility in our approach to executive compensation in order to structure a program that we consider to be the most effective in attracting, motivating and retaining key executives.
Section 409A of the Internal Revenue Code.
Section 409A of the Internal Revenue Code imposes additional significant taxes in the event that an executive officer, director or service provider receives “deferred compensation” that does not satisfy the requirements of Section 409A. Our severance and change in control agreements described below, including the Employee Retention and Motivation Agreements we entered into with our named executive officers, contain provisions that are intended to either avoid the application of Section 409A or, to the extent doing so is not possible, comply with the applicable Section 409A requirements. The Compensation Committee has the sole discretion to change the severance guidelines applicable to executive officers to the extent necessary to avoid the application of Section 409A or comply with applicable Section 409A requirements.
Accounting for Stock-Based Compensation.
Stock-based compensation expense reflects the fair value of stock-based awards, measured at the grant date and recognized over the relevant service period. We estimate the fair value of each stock-based award on the measurement date using either the current market price of the stock, the Black-Scholes option valuation model, or the Monte Carlo Simulation valuation model.

COMPENSATION COMMITTEE REPORT
This report is submitted by the Compensation Committee of our Board of Directors. The Compensation Committee has reviewed the “Compensation Discussion and Analysis” included in this proxy statement and discussed it with management. Based on such review and discussions, the Compensation Committee has recommended to our Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement and in our proxy statement for the 2021 Annual Meeting of Stockholders.
No portion of this Compensation Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), through any general statement incorporating by reference in its entirety the annual report or proxy statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.
Respectfully submitted by the Compensation Committee,
David A. Krall, Chairman
Angela T. Tucci
Vivian Vitale

Compensation Committee Interlocks and Insider Participation
The members of our Compensation Committee at the beginning of fiscal 2020 were Dr. Gawlick, Mr. Krall and Ms. Tucci, with Mr. Krall serving as Chair. In March 2020, Ms. Vitale replaced Dr. Gawlick as a member of the Compensation Committee. Dr. Gawlick, Mr. Krall, Ms. Tucci and Ms. Vitale are not, nor have they ever been, an officer or employee of our company or of any of its subsidiaries, or had any relationship with us requiring disclosure in this proxy statement. There are no compensation committee interlocks amongst any of our directors.

Analysis of Risk Associated with Our Compensation Plans
In setting compensation, the Compensation Committee considers the risks to our stockholders and to the achievement of our goals that may be inherent in the compensation plans and programs for all employees, including our executives. When evaluating our overall executive compensation program, the Compensation Committee considers whether the program is based on the appropriate philosophy, benchmarked against the appropriate peer group and balanced between long and short-term performance targets, company and individual performance. Although a significant portion of our executives’ compensation is performance-based and “at-risk,” we believe our compensation plans and programs are appropriately structured so as not to encourage our employees to take excessive or unreasonable risks.
We considered the following elements of our compensation plans and policies when evaluating whether such plans and policies are structured to encourage our employees to take unreasonable risks:
•A detailed planning process with executive or Compensation Committee oversight exists for all compensation programs.
•The proportion of an employee’s performance-based pay increases as the responsibility and potential impact of the employee’s position increases, which structure is in line with market practices.
•Compensation consists of both fixed and variable components. The fixed portion (i.e., base salary) and variable portion (i.e., performance-based bonus and equity awards) provide a mix of compensation intended to produce corporate performance without encouraging excessive risks.

•We set performance goals that we believe are aggressive and consistent with building long-term stockholder value.
•We generally use consistent corporate performance metrics from year-to-year rather than changing the metric to take advantage of changing market conditions.
•Our short-term incentive plans are capped as to the maximum potential payout, which we believe mitigates excessive risk taking by limiting bonus payments even if we dramatically exceed the performance targets.
•We modify the short-term incentive plans to reflect acquisitions consistent with our internal acquisition model and publicly announced expectations.
•The time-based vesting for RSUs and stock options ensures that our executives’ interests align with those of our stockholders for the long-term performance of our company.
•Assuming achievement of at least a minimum level of performance, payouts under our performance-based plans result in some compensation at levels below full target achievement, rather than an “all-or-nothing” approach.
•Our long-term performance-based equity awards are based on multi-year criteria that align with our stockholders interests that we grow our company in a disciplined manner.
•In accordance with our written stock option grant policy, all equity grants must occur at a meeting of the Compensation Committee and management has no authority to issue equity.
•The Compensation Committee retains and does not delegate any of its power to determine matters of executive compensation.
•We maintain a system of controls and procedures designed to ensure that amounts are earned and paid in accordance with our plans and programs.
•We do not allow our executives and directors to hedge their exposure to ownership of, or interest in, our stock. We also do not allow them to engage in speculative transactions with respect to our stock.

SUMMARY OF EXECUTIVE COMPENSATION
The following table sets forth certain information with respect to compensation for the fiscal years ended November 30, 2020, 2019, and 2018 earned by:
•Mr. Gupta;
•Mr. Folger;
•Mr. Jalbert; and
•Mr. Ainsworth, Ms. Jarrett and Mr. Quinn, our three other named executive officers.
SUMMARY COMPENSATION TABLE – FISCAL YEARS 2020, 2019 and 2018

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Yogesh Gupta, Chief Executive Officer	2020	575,000	3,305,184	770,010	540,500	15,183	5,205,877
	2019	575,000	2,996,755	730,203	603,750	9,120	4,914,828
	2018	575,000	3,140,069	729,772	356,500	8,970	4,810,311
Anthony Folger, Chief Financial Officer (5)	2020	316,923	1,314,556	320,002	203,667	9,722	2,164,870
	2019	—	—	—	—	—	—
	2018	—		—	—	—	—
Paul Jalbert, Former Chief Financial Officer (6)	2020	102,808	—	—	—	12,629	115,437
	2019	387,692	1,091,979	266,077	245,700	8,962	2,000,410
	2018	375,000	1,144,203	265,922	139,500	8,790	1,933,415
John Ainsworth, SVP, Products - Core	2020	365,192	600,957	140,010	173,900	20,830	1,300,889
	2019	343,462	574,735	140,040	181,125	8,897	1,248,259
	2018	335,000	795,435	139,964	103,850	9,488	1,383,737
Loren Jarrett, General Manager, Developer Tools Business	2020	353,077	600,957	140,010	166,850	40,940	1,301,834
	2019	343,462	574,735	140,040	181,125	8,897	1,248,259
	2018	335,000	795,435	139,964	103,850	9,488	1,383,737
Gary Quinn, SVP, Core Field Organization	2020	345,192	686,834	160,009	197,400	130,008	1,519,443
	2019	325,000	574,735	140,040	205,800	112,543	1,358,118
	2018	325,000	795,435	139,964	100,750	90,699	1,451,848
(1)These amounts do not reflect the actual economic value realized by the named executive officer. In accordance with FASB ASC Topic 718, we estimate the fair value of each stock-based award on the measurement date, using either the current market price of the stock or the Monte Carlo Simulation valuation model, assuming the probable outcome of related performance conditions at target levels. See the description of our 2020 Annual Equity Program described in “Compensation Discussion and Analysis” in this proxy statement and Note 11 of the consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended November 30, 2020. The value at grant date of the LTIP PSUs included in the amounts shown in this column, assuming the highest level of performance conditions achieved (payout at 200% of target) are $4,300,282, $3,879,176, and $4,137,220 for Mr. Gupta for fiscal 2020, 2019 and 2018 respectively; $2,676,417 for Mr. Folger for fiscal 2020; $0, $1,413,506, and $1,507,504 for Mr. Jalbert for fiscal 2020, 2019 and 2018, respectively; $893,579, $743,958 and $793,454 for Mr. Quinn for fiscal 2020, 2019 and 2018, respectively; and $781,908, $743,958, and $793,454, for each of Mr. Ainsworth and Ms. Jarrett for fiscal 2020, 2019 and 2018, respectively.
(2)Represents the grant date fair value of options on the date of grant. The grant date fair value of our options is equal to the number of shares subject to the option multiplied by the fair value of our options on the date of grant determined using the Black-Scholes option valuation model. The methodology and assumptions used to calculate the Black-Scholes value of our options are described in Note 11 of the consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended November 30, 2020.
(3)The amounts listed reflect the amounts earned under our Corporate Bonus Plan as described in “Compensation Discussion and Analysis” in this proxy statement. For all individuals, bonus payments were accrued and earned in the year indicated and paid in the succeeding fiscal year.
(4)Amounts listed in this column for 2020 include:

Name	Company Contributions (401(k)) ($)	Insurance Premiums ($)	Sales Leader Plan ($)	Health Expenses ($)	Dividend Equivalents ($)
Mr. Gupta	12,442	720	—		2,021
Mr. Folger	8,308	576	—	—	838
Mr. Jalbert	12,442	187	—	—	—
Mr. Ainsworth	12,442	533	—	7,488	367
Ms. Jarrett	12,442	511	27,620	—	367
Mr. Quinn	12,512	504	116,572		420
(5)Mr. Folger became our Chief Financial Officer in January 2020.
(6)Mr. Jalbert retired from his position as Chief Financial Officer on January 31, 2020 and his employment with the Company terminated on April 2, 2020. In connection with his retirement, Mr. Jalbert received the retirement benefits described in “Compensation Discussion and Analysis” in this proxy statement.

Grants of Plan-Based Awards
GRANTS OF PLAN-BASED AWARDS TABLE - 2020

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	All Other Stock Awards: Number of Securities Underlying Options (#)(5)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(6)
Name	Grant Date (1)	Threshold ($)(2)	Target ($)(2)	Maximum ($)(2)	Threshold (#)(3)	Target (#)(3)	Maximum (#)(3)
Yogesh Gupta	—	143,750	575,000	862,500	—	—	—	—	—	—	—
	1/21/2020	—	—	—	10,205	40,819	81,638	—	—	—	2,150,141
	1/21/2020	—	—	—	—	—	—	24,492	—	—	1,155,043
	1/21/2020	—	—	—	—	—	—	—	72,574	47	770,010
Anthony Folger	—	65,000	260,000	390,000	—	—	—	—	—	—	—
	3/30/2020	—	—	—	6,351	25,405	50,810	—	—	—	834,554
	3/30/2020	—	—	—	—	—	—	15,243	—	—	480,002
	3/30/2020	—	—	—	—	—	—	—	50,394	31	320,002
Paul Jalbert	—	58,500	234,000	351,000	—	—	—	—	—	—	—
	1/21/2020	—	—	—	—	—	—	—	—	—	—
	1/21/2020	—	—	—	—	—	—	—	—	—
	1/21/2020	—	—	—	—	—	—	—	—	47	—
John Ainsworth	—	46,250	185,000	277,500	—	—	—	—	—	—
	1/21/2020	—	—	—	1,855	7,422	14,844	—	—	—	390,954
	1/21/2020	—	—	—	—	—	—	4,453	—	—	210,003
	1/21/2020	—	—	—	—	—	—	—	13,196	47	140,010
Loren Jarrett	—	53,250	213,000	319,500	—
	1/21/2020	—	—	—	1,855	7,422	14,844	—	—	—	390,954
	1/21/2020	—	—	—	—	—	—	4,453	—	—	210,003
	1/21/2020	—	—	—	—	—	—	—	13,196	47	140,010
Gary Quinn	—	78,750	315,000	472,500	—	—	—	—	—	—	—
	1/21/2020	—	—	—	2,120	8,482	16,964	—	—	—	446,789
	1/21/2020	—	—	—		—	—	5,090	—	—	240,044
	1/21/2020	—	—	—		—	—	—	15,081	47	160,009
_____________
(1)Awards granted on January 21, 2020 were approved by the Compensation Committee on January 7, 2020, at which time the Company was in a trading blackout period. Awards granted on March 30, 2020 were approved by the Compensation Committee on March 17, 2020, at which time the Company was in a trading blackout period.
(2)These columns indicate the range of payouts (25%, 100% and 150%) targeted for fiscal 2020 performance under our Corporate Bonus Plan as described in “Compensation Discussion and Analysis” in this proxy statement. The actual payout with respect to fiscal 2020 for each named executive officer is shown in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation.”
(3)The second row of these columns with respect to each named executive officer represents performance share units awarded under our Long-Term Incentive Plan. These columns show the performance share units that could be earned at threshold, target and maximum levels of performance. If we do not achieve a threshold performance metric, no performance share units will be earned with respect to that performance metric. Because the LTIP is based on a three-year performance period, none of the performance share units will be earnable until the performance period closes following our 2022 fiscal year. See “Compensation Discussion and Analysis” section of this proxy statement for additional discussion of the LTIP.
(4)Represents RSUs that vest, so long as the executive continues to be employed with us, in six equal installments over three years beginning approximately nine months after the date of issuance.
(5)Represents stock options that vest, so long as the executive continues to be employed with us, in eight equal installments over four years beginning approximately nine months after date of issuance.
(6)In the case of RSUs and LTIP PSUs, represents the fair value of the awards, measured at the grant date. In the case of stock options, the grant date fair value is equal to the number of shares subject to the option multiplied by the fair value of our options on the date of grant determined using the Black-Scholes option valuation model. The methodology and assumptions used to calculate the Black-Scholes value of our options are described in Note 11 of the consolidated financial statements contained in our Annual Report. The closing price of our stock on January 21, 2020 was $47.16. The closing price of our stock on March 30, 2020 was $31.49.

Narrative Description of Summary Compensation Table and Grants of Plan-Based Awards Table
The material terms of our named executive officers’ annual compensation, including base salaries, cash incentive plan, time-based RSUs, stock options and Long-Term Incentive Plan PSUs and the explanations of the amounts of salary, cash incentives, and equity values in proportion to total compensation are described under “Compensation Discussion and Analysis” in this proxy statement.
As discussed in greater detail in “Compensation Discussion and Analysis” in this proxy statement, the 2020 non-equity incentive awards were granted pursuant to the fiscal 2020 Corporate Bonus Plan, with amounts to be earned based on the achievement of certain financial targets. In fiscal 2020, following adjustments made in light of the COVID-19 pandemic as discussed above, we exceeded the target level of performance under our bonus plan with respect to the non-GAAP operating income and the adjusted free cash flow metrics, but fell short of the target level of performance with respect to the non-GAAP revenue metric, which resulted in an overall payout percentage of 94% with respect to the annual cash bonus.
As discussed in greater detail in “Compensation Discussion and Analysis” in this proxy statement, the PSUs awarded under the Long-Term Incentive Plan will be earned based on the results achieved during the three year performance period as determined following our 2022 fiscal year, contingent upon each named executive officer’s continued service.
The RSUs granted to our named executive officers in 2020 vest in equal installments every six months over three years, subject to continued employment. There is no purchase price associated with PSU or RSU awards. The stock options granted to our named executive officers in 2020 vest in equal installments every six months over four years, subject to continued employment. The stock options have an exercise price equal to the closing price of our common stock on the date of grant.

Outstanding Equity Awards
The following table sets forth certain information with respect to the outstanding equity awards at November 30, 2020 for each of the named executive officers. We have omitted Mr. Jalbert from the table below because he retired as Chief Financial Officer on January 31, 2020 and his employment with the Company terminated on April 2, 2020. Pursuant to a Transition Letter entered into between Mr. Jalbert and the Company in connection with his retirement, all unvested stock options and unvested restricted stock units held by Mr. Jalbert that would otherwise have vested on October 1, 2020 accelerated and became fully exercisable on April 2, 2020, as detailed in the section entitled "Severance and Change in Control Agreements" below. All other unvested equity awards terminated as of such date.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2020

		Option Awards					Stock Awards
		Number of Securities Underlying Unexercised Options					Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Name	Grant Date	Exercisable (#)		Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date
Yogesh Gupta
	2/23/2017	130,877	(6)	18,696	28.98	2/22/2024	—		—	—		—
	1/12/2018	43,248	(7)	25,947	50.69	1/11/2025	3,601	(8)	144,400	27,183	(9)	1,090,038
	1/22/2019	37,605	(10)	62,670	34.73	1/21/2026	15,765	(11)	632,177	52,549	(12)	2,107,215
	1/21/2020	9,072	(13)	63,502	47.16	1/20/2027	20,410	(14)	818,441	40,819	(15)	1,636,842
Anthony Folger	3/30/2020	6,300	(13)	44,094	31.49	3/30/2027	12,703	(14)	509,390	25,405	(15)	1,018,741
John Ainsworth
	2/17/2017	20,554	(6)	2,936	29.25	2/16/2024				—		—
	1/12/2018	8,295	(7)	4,976	50.69	1/11/2025	691	(8)	27,709	5,212	(9)	209,001
	10/15/2018	—		—	—	0	2,059	(16)	82,566	—		—
	1/22/2019	7,212	(10)	12,019	34.73	1/21/2026	3,024	(11)	121,262	10,078	(12)	404,128
	1/21/2020	1,650	(13)	11,546	47.16	1/20/2027	3,711	(14)	148,811	7,422	(15)	297,622
Loren Jarrett
	2/17/2017	20,554	(6)	2,936	29.25	2/16/2024
	1/12/2018	8,295	(7)	4,976	50.69	1/11/2025	691	(8)	27,709	5,212	(9)	209,001
	10/15/2018	—		—	—	0	2,059	(16)	82,566	—		—
	1/22/2019	7,212	(10)	12,019	34.73	1/21/2026	3,024	(11)	121,262	10,078	(12)	404,128
	1/21/2020	1,650	(13)	11,546	47.16	1/20/2027	3,711	(14)	148,811	7,422	(15)	297,622
Gary Quinn
	9/29/2017	21,098	(5)	7,032	38.17	9/28/2024
	1/12/2018	8,295	(7)	4,976	50.69	1/11/2025	691	(8)	27,709	5,212	(9)	209,001
	10/15/2018	—		—	—	0	2,059	(16)	82,566	—		—
	1/22/2019	7,212	(10)	12,019	34.73	1/21/2026	3,024	(11)	121,262	10,078	(12)	404,128
	1/21/2020	1,886	(13)	13,195	47.16	1/20/2027	4,242	(14)	170,104	8,482	(15)	340,128
_____________
(1)The unvested awards shown in this column are RSUs subject to service-based vesting, unless otherwise noted.

(2)The market value of unvested RSUs was calculated as of November 30, 2020 (the last trading day of our fiscal 2020) based on the closing price of our common stock on Nasdaq of $40.10 on that date.
(3)The unvested awards shown in this column are PSUs subject to performance-based vesting. PSUs are reported assuming payout at target award levels, unless otherwise noted.
(4)The market value of unvested PSUs was calculated as of November 30, 2020 based on the closing price of our common stock on Nasdaq of $40.10 on that date.
(5)Vest in eight equal semi-annual installments beginning April 1, 2018.
(6)Vest in eight equal semi-annual installments beginning October 1, 2017.
(7)Vest in eight equal semi-annual installments beginning October 1, 2018.
(8)Vest in six equal semi-annual installments beginning October 1, 2018.
(9)Vest on February 1, 2021, subject to the Company meeting total shareholder return and operating income criteria over the three-year period ending November 30, 2020.
(10)Vest in eight equal semi-annual installments beginning October 1, 2019.
(11)Vest in six equal semi-annual installments beginning October 1, 2019.
(12)Vest on February 1, 2022, subject to the Company meeting total shareholder return and operating income criteria over the three-year period ending November 30, 2021.
(13)Vest in eight equal semi-annual installments beginning October 1, 2020.
(14)Vest in six equal semi-annual installments beginning October 1, 2020.
(15)Vest on February 1, 2023, subject to the Company meeting total shareholder return and operating income criteria over the three-year period ending November 30, 2022.
(16)Vest 33% on October 1, 2019 and 16.67% semi-annually thereafter.

Option Exercises and Stock Vested
The following table sets forth certain information regarding the number of stock options exercised and RSUs that vested in the fiscal year ended November 30, 2020 under our equity incentive plans and the corresponding amounts realized by the named executive officers. The value realized on exercise of stock option awards is calculated as the difference between the closing price of our common stock on the Nasdaq Global Select Market on the exercise date and the exercise price of the applicable stock option award. The value realized on vesting for RSUs is calculated as the product of the number of shares subject to the RSUs that vested and the closing price of our common stock on the Nasdaq Global Select Market on the vesting date.
Option Exercises and Stock Vested - Fiscal 2020

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Yogesh Gupta	—	—	55,964	2,291,377
Anthony Folger	—	—	2,540	95,314
Paul Jalbert	44,569	582,678	55,853	1,973,450
John Ainsworth	—	—	18,318	727,173
Loren Jarrett	—	—	18,318	727,173
Gary Quinn	—	—	19,011	770,626

Severance and Change in Control Agreements
We have agreements with, or guidelines applicable to, our executive officers that provide the benefits described below in connection with certain terminations of employment or a change in control of our company. We do not provide excise tax gross-ups to our executive officers under these or any other agreements.
Mr. Gupta’s Executive Employment Agreement
In connection with his appointment as our President and Chief Executive Officer, we and Mr. Gupta entered into an employment agreement, effective as of October 10, 2016, setting forth Mr. Gupta’s compensation and certain other terms. Mr. Gupta’s employment agreement provides that if his employment is terminated because of an “involuntary termination,” he will be entitled to:
(1)the payment of cash severance equal to 18 months of total target cash compensation as of the date of termination, which will be paid over 18 months;
(2)the payment of his annual target cash bonus on a pro-rata basis with respect to the elapsed part of the relevant fiscal year;
(3)the continuation, for a period of 18 months, of benefits that are substantially equivalent to the benefits (medical, dental, and vision) that were in effect immediately prior to termination; and
(4)18 months of acceleration of unvested stock options and RSUs (but not unvested performance equity).
Receipt of the severance and benefits is subject to Mr. Gupta’s execution of a standard separation and release agreement. Separation payments upon any involuntary termination within twenty-four months following a change in control would be governed by the Employee Retention and Motivation Agreement described below and not by Mr. Gupta’s employment agreement.

An “involuntary termination” is defined in the employment agreement as a termination of employment by us other than for cause, disability or death or a termination by Mr. Gupta as a result of certain events occurring without his consent such as an assignment to him of duties or a significant reduction of his duties, either of which is materially inconsistent with his position prior to the assignment or reduction, or the removal of Mr. Gupta from that position, a material reduction in Mr. Gupta's base salary or target bonus, a relocation of Mr. Gupta to a facility or location more than fifty miles from his then present location, or a material breach of the employment agreement by us.
Mr. Gupta’s employment agreement also includes non-competition and related covenants. The non-competition covenant will be in effect for the duration of the period in which severance and other benefits are paid. The non-competition covenant relates to certain businesses with similar product areas and activities as our company.
Mr. Gupta’s Employee Retention and Motivation Agreement
We and Mr. Gupta have also entered into an Employee Retention and Motivation Agreement (the “Gupta ERMA”), which provides certain compensation and benefits if his employment is involuntarily terminated within 24 months of a change in control of our company. If an involuntary termination of Mr. Gupta’s employment occurs under other circumstances, the severance terms of his employment agreement, as described above, would control and not the Gupta ERMA.
Change in Control Benefits. Under the Gupta ERMA, upon a change in control of our company, Mr. Gupta would be entitled to:
(1)the payment of his annual target cash bonus on a pro-rata basis with respect to the elapsed part of the relevant fiscal year; and
(2)18 months of acceleration of unvested stock options and RSUs (but not unvested performance equity, which will vest in accordance with its terms), unless the acquirer assumes all such options and restricted equity. If such outstanding stock options and shares of restricted equity held by Mr. Gupta are continued by us or assumed by our successor entity, then vesting will continue in its usual course.
Involuntary Termination Following Change in Control. In the event of an involuntary termination within twenty-four (24) months following a change in control, Mr. Gupta would be entitled to:
(1)a lump-sum payment of cash severance equal to 24 months of total target cash compensation as of the date of termination;
(2)the continuation, for a period of 24 months, of benefits that are substantially equivalent to the benefits (medical, dental, and vision) that were in effect immediately prior to termination; and
(3)accelerated vesting of all unvested stock options and RSUs (but not unvested performance equity, which will vest in accordance with its terms).
In the event that any amounts provided for under the Gupta ERMA or otherwise payable to Mr. Gupta would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and be subject to the related excise tax, Mr. Gupta would be entitled to receive either full payment of the benefits under the agreement or such lesser amount that would result in no portion of the benefits being subject to the excise tax, whichever results in the greatest amount of after-tax benefits to Mr. Gupta.
Mr. Folger’s Executive Employment Agreement
In connection with his appointment as Chief Financial Officer, we and Mr. Folger entered into an employment agreement, effective January 31, 2020, setting forth Mr. Folger’s compensation and certain other terms. Mr. Folger’s employment agreement provides that in the event that his employment is terminated as a result of an “involuntary termination,” he will be entitled to:

•the payment of cash severance equal to 12 months of total target cash compensation as of the date of termination, which will be paid over 12 months;
•the continuation, for a period of 12 months, of benefits that are substantially equivalent to the benefits (medical, dental, and vision) that were in effect immediately prior to termination; and
•12 months accelerated vesting of all unvested stock options and RSUs (but not unvested performance equity).
Receipt of the severance and benefits is subject to Mr. Folger’s execution of a standard separation and release agreement, which will also include non-competition and related covenants. The non-competition covenant will be in effect for the duration of the period in which severance and other benefits are paid. The non-competition covenant relates to certain businesses with similar product area and activities as the Company. Separation payments upon any involuntary termination within twelve months following a change in control would be governed by the Employee Retention and Motivation Agreement described below and not by Mr. Folger’s employment agreement.
An “involuntary termination” is defined in the employment agreement as a termination of employment by the Company other than for “Cause” (as defined in the agreement), disability or death or a termination by Mr. Folger as a result of certain events occurring without his consent such as an assignment to him of duties, a significant reduction of his duties, either of which is materially inconsistent with his position prior to the assignment or reduction, or the removal of Mr. Folger from such position, a material reduction in Mr. Folger’s base salary or target bonus, a relocation of Mr. Folger to a facility or location more than fifty miles from his then-present location or a material breach of the employment agreement by the Company.
Mr. Jalbert’s Transition Letter
On January 31, 2020, Mr. Jalbert retired as Chief Financial Officer. He remained with the Company until April 2, 2020 in order to assist his successor, Anthony Folger, in the transition. Pursuant to a Transition Letter, dated January 16, 2020, between Mr. Jalbert and the Company (the "Transition Letter"), during the period beginning February 1, 2020 and ending April 2, 2020, the Company paid Mr. Jalbert a base salary of $10,000 per month for his services, Mr. Jalbert continued to participate in the benefit arrangements of the Company and Mr. Jalbert’s unvested equity awards continued to vest in accordance with the terms and conditions of such awards. Additionally, all unvested stock options and unvested restricted stock units held by Mr. Jalbert that would otherwise have vested on October 1, 2020 accelerated and became fully exercisable on April 2, 2020. No other PSUs (including PSUs under the LTIP), RSUs or stock options (except those described above) vested or were accelerated in connection with Mr. Jalbert's retirement.
Executive Severance Guidelines
We have adopted severance guidelines applicable to our executive officers, including the named executive officers other than Mr. Gupta and Mr. Folger. Any severance payable to Messrs. Gupta and Folger is governed by the employment agreements described above. Our executive severance guidelines provide that upon an involuntary termination and the execution of a standard release of claims, an executive officer is entitled to:
•the payment of cash severance equal to 12 months of total target cash compensation as of the date of termination, which will be paid over 12 months;
•the payment of his or her annual target cash bonus on a pro-rata basis with respect to the elapsed part of the relevant fiscal year;
•the continuation, for a period of 12 months, of benefits that are substantially equivalent to the benefits (medical, dental, and vision) that were in effect immediately prior to termination; and
•12 months of acceleration of unvested stock options and RSUs (but not unvested performance equity).

Severance payments and benefits upon any involuntary termination within 12 months following a change in control are governed by the Employee Retention and Motivation Agreement (“ERMA”) described below.
The payment of severance and other benefits is conditioned upon the executive agreeing to non-competition, non-disparagement and related covenants. The non-competition covenant would be in effect for one year following the termination of employment. In connection with the termination of employment of an executive officer, all PSUs awarded to that executive officer are cancelled.
Other Employee Retention and Motivation Agreements
We have entered into an ERMA with each of our other named executive officers. Each agreement is substantially identical to the Gupta ERMA except that (i) upon the involuntary termination of the executive officer within 12 months following a change of control, the executive officer will be entitled to receive a lump sum payment equal to 15 months of his or her total target compensation and his or her benefits will continue for 15 months, and (ii) for all named executive officers, accelerated vesting in connection with an involuntary termination following a change in control is limited to twelve months. Under no circumstances would any of our executive officers be entitled to a gross-up payment under the ERMAs for any excise taxes to which he or she may be subject if any of the above payments and benefits are considered to be "parachute payments."
Estimate of Severance and Change in Control Benefits
The following table indicates the estimated payments and benefits that each of Messrs. Gupta, Folger, Ainsworth, Quinn and Ms. Jarrett would have received under (a) their respective employment agreements, in the case of Messrs. Gupta and Folger, (b) our severance guidelines applicable to executive officers, in the case of Messrs. Ainsworth, Quinn and Ms. Jarrett, and (c) their respective ERMAs, assuming in each case that the change of control of our company, termination of his or her employment and/or retirement occurred at November 30, 2020. We have omitted Mr. Jalbert from the table below because his retirement was effective on April 2, 2020.
These amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the named executive officer, which amounts would only be known at the time that he or she becomes entitled to such payment.

	Involuntary Termination (1)($)	Change in Control Only (2)($)	Involuntary Termination Within 12 Months Following Change of Control ($)
Yogesh Gupta
Cash Severance	1,725,000	—	2,300,000
Pro Rata Bonus	575,000	575,000	575,000
Stock Options	409,822	—	544,437
Restricted Stock Units	1,267,641	—	1,595,018
Benefits (3)	31,637	—	42,183
Total	4,009,100	575,000	5,056,638

Anthony Folger
Cash Severance	660,000	—	825,000
Pro Rata Bonus	260,000	260,000	260,000
Stock Options	108,477	—	108,477
Restricted Stock Units	203,708	—	203,708
Benefits (3)	36,027	—	45,034
Total	1,268,212	260,000	1,442,219

John Ainsworth
Cash Severance	517,500	—	646,875
Pro Rata Bonus	172,500	172,500	172,500
Stock Options	57,675	—	57,675
Restricted Stock Units	250,625	—	250,625
Benefits (3)	21,257	—	26,571
Total	1,019,557	172,500	1,154,246

Loren Jarrett
Cash Severance	568,000	—	710,000
Pro Rata Bonus	213,000	213,000	213,000
Stock Options	57,675	—	57,675
Restricted Stock Units	250,625	—	250,625
Benefits (3)	35,731	—	44,664
Total	1,125,031	213,000	1,275,964

Gary Quinn
Cash Severance	665,000	—	831,250
Pro Rata Bonus	315,000	315,000	315,000
Stock Options	39,391	—	39,391
Restricted Stock Units	259,126	—	259,126
Benefits (3)	21,257	—	26,571
Total	1,299,774	315,000	1,471,338
_____________
(1)The amounts shown in the first column, with respect to stock options and RSUs, represent the value of certain unvested options and RSUs becoming fully vested and are calculated using the exercise price for each unvested stock option and the closing price of our common stock on November 30, 2020 (the last trading day of our fiscal 2020), which was $40.10. In the event of an involuntary termination, all unvested PSUs awarded to an individual under our Long-Term Incentive Plans are cancelled.

(2)In the event of a change in control, there is no accelerated vesting of options or RSUs provided that the acquirer assumes all outstanding stock options and RSUs of the individual. These tables have been prepared under that assumption. However, if the acquirer does not assume all outstanding stock options and RSUs of the individual, (i) in the case of Mr. Gupta, there is limited (12 month) accelerated vesting of stock options and RSUs in the event of a change of control, which values, based on the closing price of our common stock on November 30, 2020, are $342,515 and $893,228, respectively, and (ii) in the case of Messrs. Folger, Ainsworth and Quinn and Ms. Jarrett, there is limited (12 month) accelerated vesting of stock options and RSUs, and the values of stock options and RSUs indicated in the first column would apply upon a change of control. The amounts referenced in the foregoing sentence have been calculated using the exercise price for each unvested stock option and the closing price of our common stock on November 30, 2020, which was $40.10. Under the terms of the LTIP, in the event of a change in control, grantees are entitled to accelerated determination of PSUs earned under outstanding LTIP awards, unless the acquirer assumes such LTIP awards. Upon the change in control, our Compensation Committee will determine the number of PSUs that are eligible to be earned based on the actual attainment of the relevant metrics as of the change in control. Those PSUs determined to be earned will not become fully vested until the conclusion of the original three-year performance period, subject to the continued employment of the grantee through such date. Additionally, under the terms of the LTIP, in the event of an involuntary termination following a change in control, grantees are entitled to accelerated payout of PSUs determined to be earned under outstanding LTIP awards as of the change in control. For purposes of computing amounts attributable to accelerated vesting, the second and third columns exclude all unvested PSUs awarded under our LTIP as those amounts are undeterminable.
(3)Represents the estimated value of continuing benefits (medical, dental, and vision) for:
a)18 months in the case of an involuntary termination of Mr. Gupta’s employment, 24 months in the case of an involuntary termination in connection with a change in control;
b)12 months in the case of an involuntary termination of employment of Messrs. Folger, Ainsworth and Quinn and Ms. Jarrett, other than in connection with a change in control; and
c)15 months, in the case of an involuntary termination in connection with a change in control with respect to Messrs. Folger, Ainsworth and Quinn and Ms. Jarrett.

CEO Pay Ratio
In accordance with SEC rules, we are providing the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee. The 2020 annual total compensation of our CEO Mr. Gupta is $5,205,876, the 2020 annual total compensation of our median compensated employee is $80,264, and the ratio of these amounts is 65 to 1.
This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our human resources system of record and the methodology described below. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.
For purposes of identifying our median compensated employee, we used our global employee population as of November 1, 2020, identified based on our human resources system of record. We utilized total direct compensation as our consistently applied compensation measure. In this context, total direct compensation means the applicable annual fixed pay determined as of November 1, 2020, the annual incentive cash target amount or commission target amount payable for service in 2020, and the approved value of the annual equity awards granted during 2020. To identify our median compensated employee, we then calculated the total direct compensation for our global employee population, converted other currencies to US dollars and ordered the employees based on their total direct compensation.
To compute the pay ratio, we then calculated both the CEO and median employee’s annual total compensation pursuant to the proxy disclosure rules and compared the annual total compensation of the CEO to that of the median employee.

INFORMATION ABOUT PROGRESS SOFTWARE COMMON STOCK OWNERSHIP
The following table sets forth certain information regarding beneficial ownership as of March 19, 2021:
•by each person who is known by us to beneficially own more than 5% of the outstanding shares of our common stock;
•by each of our directors and nominees for the Board of Directors;
•by each of our named executive officers; and
•by all of our directors and executive officers as a group.
We have determined beneficial ownership in accordance with the rules of the SEC. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days of March 19, 2021 through the exercise of any stock option, warrants or other rights.
The percentage of shares beneficially owned is based on 44,003,055 shares of our common stock outstanding as of March 19, 2021. In computing the number of shares of stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of our common stock subject to options that are currently vested or exercisable or that will become vested or exercisable within 60 days of March 19, 2021, restricted stock units that vest within 60 days of March 19, 2021 and fully vested deferred stock units or deferred stock units that vest within 60 days of March 19, 2021. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Common Stock Beneficially Owned

BlackRock, Inc. (2) 55 East 52nd Street New York, NY 10055	7,298,629	16.2%
The Vanguard Group, Inc. (3) 100 Vanguard Blvd. Malvern, PA 19355	4,837,743	10.7%
Renaissance Technologies LLC (4) 800 Third Ave. New York, NY 10022	2,370,990	5.6%
John Ainsworth (5)	74,437	*
Paul T. Dacier (6)	28,674	*
John R. Egan (7)	48,196	*
Anthony Folger (8)	19,901	*
Rainer Gawlick (9)	29,674	*
Yogesh Gupta (10)	394,809	*
Paul Jalbert (11)	43,012	*
Loren Jarrett (12)	63,678	*
Charles F. Kane (13)	83,380	*
Samskriti King (14)	20,100	*
David A. Krall (15)	92,911	*
Gary Quinn (16)	57,440	*
Angela Tucci (17)	20,100	*
Vivian Vitale (18)	8,313	*
All executive officers and directors as a group (18 persons) (19)	1,152,715	2.6%
_____________
*Less than 1%
(1)All persons named in the table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them, subject to community property laws where applicable and subject to the other information contained in the footnotes to this table. Unless otherwise noted, the address of such person is c/o Progress Software Corporation, 14 Oak Park Drive, Bedford, Massachusetts 01730.
(2)Derived from Schedule 13G filed on January 25, 2021. The Schedule 13G reported that BlackRock, Inc., a parent holding company through certain of its subsidiaries, beneficially owned 7,298,629 shares of our common stock, with sole voting power over 7,196,555 shares, and sole dispositive power over 7,298,629 shares. The Schedule 13G indicates that more than 5% of our outstanding common stock is being held by the reporting person on behalf of iShares Core S&P Small-Cap ETF.
(3)Derived from Schedule 13G/A filed on February 10, 2021. The Schedule 13G/A reported that The Vanguard Group, an investment adviser, beneficially owned 4,837,743 shares of our common stock, with shared voting power over 102,644 shares, sole dispositive power over 4,698,295 shares and shared dispositive power over 139,448 shares.
(4)Derived from Schedule 13G filed on February 10, 2021. The Schedule 13G reported that Renaissance Technologies LLC beneficially owned 2,370,990 shares of our common stock, with sole voting power over 2,370,990 shares and sole dispositive power over 2,370,990 shares.
(5)Includes 37,711 shares issuable upon the exercise of outstanding options that are exercisable as of March 19, 2021; 8,649 shares issuable upon the exercise of outstanding options that will be exercisable within 60 days of March 19, 2021 and 3,470 restricted stock units that will vest within 60 days of March 19, 2021.
(6)Includes 23,213 fully vested deferred stock units and 5,461 deferred stock units that will vest within 60 days of March 19, 2021.
(7)Includes 24,126 fully vested deferred stock units and 5,137 deferred stock units that will vest within 60 days of March 19, 2021.

(8)Includes 6,300 shares issuable upon the exercise of outstanding options that are exercisable as of March 19, 2021; 6,300 shares issuable upon the exercise of outstanding options that will be exercisable within 60 days of March 19, 2021 and 2,540 restricted stock units that will vest within 60 days of March 19, 2021.
(9)Includes 23,213 fully vested deferred stock units and 5,461 deferred stock units that will vest within 60 days of March 19, 2021.
(10)Includes 220,802 shares issuable upon the exercise of outstanding options that are exercisable as of March 19, 2021; 48,951 shares issuable upon the exercise of outstanding options that will be exercisable within 60 days of March 19, 2021 and 12,938 restricted stock units that will vest within 60 days of March 19, 2021.
(11)Mr. Jalbert retired as Chief Financial Officer on January 31, 2020 and his employment with the Company terminated on April 2, 2020, at which time, all unvested equity awards terminated as of such date. Pursuant to a Transition Letter entered into between Mr. Jalbert and the Company in connection with his retirement, all unvested stock options and unvested restricted stock units held by Mr. Jalbert that would otherwise vest on October 1, 2020 accelerated and became fully exercisable on April 2, 2020, as detailed in the section entitled "Severance and Change in Control Agreements" below.
(12)Includes 37,711 shares issuable upon the exercise of outstanding options that are exercisable as of March 19, 2021; 8,649 shares issuable upon the exercise of outstanding options that will be exercisable within 60 days of March 19, 2021 and 3,470 restricted stock units that will vest within 60 days of March 19, 2021.
(13)Includes 36,374 fully vested deferred stock units and 5,137 deferred stock units that will vest with 60 days of March 19, 2021.
(14)Includes 14,695 fully vested deferred stock units and 5,405 deferred stock units that will vest within 60 days of March 19, 2021.
(15)Includes 22,437 fully vested deferred stock units and 5,137 deferred stock units that will vest within 60 days of March 19, 2021.
(16)Includes 38,491 shares issuable upon the exercise of outstanding options that are exercisable as of March 19, 2021; 9,464 shares issuable upon the exercise of outstanding options that will be exercisable within 60 days of March 19, 2021 and 3,576 restricted stock units that will vest within 60 days of March 19, 2021.
(17)Includes 14,695 fully vested deferred stock units and 5,405 deferred stock units that will vest within 60 days of March 19, 2021.
(18)Includes 3,176 fully vested deferred stock units and 5,137 deferred stock units that will vest within 60 days of March 19, 2021.
(19)Includes 391,206 shares issuable upon the exercise of outstanding options that are exercisable as of March 19, 2021; 97,776 shares issuable upon the exercise of outstanding stock options that will be exercisable within 60 days of March 19, 2021; 31,712 restricted stock units that will vest within 60 days of March 19, 2021; 161,929 fully vested deferred stock units and 42,280 deferred stock units that will vest within 60 days of March 19, 2021.
Information related to securities authorized for issuance under equity compensation plans as of November 30, 2020 is as follows (in thousands, except per-share data):

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted- average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance
Equity compensation plans approved by stockholders (1)	2,025	(2)	$39	3,208	(3)
Equity compensation plans not approved by stockholders (4)	443		$41	902
Total	2,468		$39	4,110
_____________
(1)Consists of the 1992 Incentive and Nonqualified Stock Option Plan, 1994 Stock Incentive Plan, 1997 Stock Incentive Plan, 2008 Stock Option and Incentive Plan, and 1991 Employee Stock Purchase Plan (ESPP).
(2)Includes 796,000 restricted stock units under our 2008 Plan.  Does not include purchase rights accruing under the ESPP because the purchase price (and therefore the number of shares to be purchased) will not be determined until the end of the purchase period.

(3)Includes 164,000 shares available for future issuance under the ESPP.
(4)Consists of the 2002 Nonqualified Stock Plan and the 2004 Inducement Plan described below.
We have adopted two equity compensation plans, the 2002 Nonqualified Stock Plan and the 2004 Inducement Stock Plan, for which the approval of stockholders was not required. We intend that the issuance of awards under the 2004 Inducement Stock Plan be reserved for persons to whom we may issue securities as an inducement to become employed by us pursuant to the rules and regulations of Nasdaq. An executive officer would be eligible to receive an award under the 2004 Inducement Stock Plan only as an inducement to join us. Executive officers and members of the Board of Directors are not eligible for awards under the 2002 Nonqualified Stock Plan. Awards under the 2002 Nonqualified Stock Plan and the 2004 Inducement Stock Plan may include nonqualified stock options, grants of conditioned stock, unrestricted grants of stock, grants of stock contingent upon the attainment of performance goals and stock appreciation rights. A total of 11,250,000 shares are issuable under the two plans, of which 901,672 shares are available for future issuance.

OTHER MATTERS
Our Board of Directors knows of no other matters to be brought before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons appointed as proxies for the meeting intend to vote the shares represented by that proxy in accordance with their best judgment on such matters.

PROPOSALS OF STOCKHOLDERS FOR 2022 ANNUAL MEETING
Proposals of stockholders intended to be presented at the 2022 Annual Meeting must, in order to be included in our proxy statement and the form of proxy for the 2022 Annual Meeting, be received at our principal executive offices by November 30, 2021.
Under our bylaws, any stockholder intending to present any proposal (other than a proposal made by, or at the direction of, our Board of Directors) at the 2022 Annual Meeting, must give written notice of that proposal (including certain information about any nominee or matter proposed and the proposing stockholder) to our Secretary not later than the close of business on the 90th day (February 12, 2022) nor earlier than the close of business on the 120th day (January 13, 2022) prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the 2022 Annual Meeting is advanced by more than 30 days before or delayed by more than 30 days after that anniversary date, the notice must be delivered not earlier than the close of business on the 120th day prior to the 2022 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2022 Annual Meeting or the 10th day following the day on which public announcement of the date of the meeting is first made.
EXPENSES OF SOLICITATION
We will bear the cost of solicitation of proxies. In addition to soliciting stockholders by mail, we will reimburse banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs in forwarding proxy materials to the beneficial owners of shares held of record by them. Our directors, officers and regular employees may, without additional compensation, solicit stockholders in person or by mail, telephone, facsimile, or otherwise following the original solicitation. We may engage a proxy solicitation firm in connection with the Annual Meeting, in which case, the fees and expenses associated with any such proxy solicitation firm will be paid by us.
AVAILABLE INFORMATION
Stockholders of record on March 19, 2021 will receive with this proxy statement a copy of our Annual Report containing detailed financial information concerning our company. Our Annual Report is also available online from the SEC’s EDGAR database at the following address: https://www.sec.gov/cgi-bin/srch-edgar?progress+software.
We will furnish our Annual Report, including the financial statements, free of charge upon written request. The exhibits to the Annual Report not included in the proxy materials are available electronically at www.sec.gov. Written requests should be directed to the following address: Progress Software Corporation, 14 Oak Park Drive, Bedford, Massachusetts 01730, Attention: Stephen H. Faberman, Secretary.
Our Annual Report (including exhibits thereto) is also available on our website at www.progress.com.
PROGRESS SOFTWARE CORPORATION
2021 Annual Meeting of Stockholders
Progress Software Corporation
14 Oak Park Drive
Bedford, MA 01730

Appendix A
APPENDIX A: 2008 Plan Amendment
PROGRESS SOFTWARE CORPORATION
2008 STOCK OPTION AND INCENTIVE PLAN
(Amended and Restated 23 March 2021)
SECTION 1.GENERAL PURPOSE OF THE PLAN; DEFINITIONS
The name of the plan is the Progress Software Corporation 2008 Stock Option and Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and other key persons (including consultants and prospective employees) of Progress Software Corporation (the “Company”) and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its shareholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.
The following terms shall be defined as set forth below:
“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.
“Administrator” means either the Board or the Committee.
“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Deferred Stock Awards, Restricted Stock Awards, Unrestricted Stock Awards, Cash-Based Awards, Performance Share Awards and Dividend Equivalent Rights.
“Award Document” means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Document is subject to the terms and conditions of the Plan.
“Board” means the Board of Directors of the Company.
“Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment.
“Cause” means (i) any material breach by the grantee of any agreement to which the grantee and the Company are both parties, (ii) any act or omission to act by the grantee which may have a material and adverse effect on the Company’s business or on the grantee’s ability to perform services for the Company, including, without limitation, the commission of any crime (other than ordinary traffic violations), or (iii) any material misconduct or material neglect of duties by the grantee in connection with the business or affairs of the Company or any affiliate of the Company.
“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.
“Committee” means a committee which is comprised of not less than two Non-Employee Directors who are independent.

“Covered Employee” means an employee who is a “Covered Employee” within the meaning of Section 162(m) of the Code.
“Deferred Stock Award” means an Award of phantom stock units to a grantee.
“Disability” means disability as set forth in Section 22(e)(3) of the Code.
“Dividend Equivalent Right” means an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee.
“Effective Date” means the date on which the Plan is approved by shareholders as set forth in Section 21.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.
“Fair Market Value” of the Stock on any given date means the closing price per share of Stock as reported by the NASDAQ Global Select Market or another national securities exchange. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations. If the Stock is not quoted on the NASDAQ Global Select Market or another national securities exchange, the fair market value of the Stock shall be as determined in good faith by the Administrator
“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.
“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.
“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.
“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.
“Performance-Based Award” means any Restricted Stock Award, Deferred Stock Award, Performance Share Award or Cash-Based Award that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code and the regulations promulgated thereunder.
“Performance Criteria” means the criteria that the Administrator selects for purposes of establishing the Performance Goal or Performance Goals for an individual for a Performance Cycle. The Performance Criteria (which shall be applicable to the organizational level specified by the Administrator, including, but not limited to, the Company or a unit, division, group, or Subsidiary of the Company) that will be used to establish Performance Goals are limited to the following: revenue, non-GAAP operating income, earnings before interest, taxes, depreciation and amortization, net income (loss) (either before or after interest, taxes, depreciation and/or amortization), changes in the market price of the Stock, economic value-added, sales or revenue, acquisitions or strategic transactions, cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital, assets, equity, or investment, total shareholder returns, return on sales, gross or net profit levels, productivity, expense, margins, operating efficiency, working capital, earnings (loss) per share of Stock, sales or market shares and number of customers, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.

“Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Criteria will be measured for the purpose of determining a grantee’s right to and the payment of a Restricted Stock Award, Deferred Stock Award, Performance Share Award or Cash-Based Award.
“Performance Goals” means, for a Performance Cycle, the specific goals established in writing by the Administrator for a Performance Cycle based upon the Performance Criteria.
“Performance Share Award” means an Award entitling the recipient to acquire shares of Stock upon the attainment of specified Performance Goals.
“Restricted Stock Award” means an Award entitling the recipient to acquire, at such purchase price (which may be zero) as determined by the Administrator, shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant.
“Sale Event” shall mean (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation in which the outstanding shares of Stock are converted into or exchanged for securities of the successor entity and the holders of the Company’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction, or (iii) the sale of all of the Stock of the Company to an unrelated person or entity.
“Sale Price” means the value as determined by the Administrator of the consideration payable, or otherwise to be received by shareholders, per share of Stock pursuant to a Sale Event.
“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.
“Stock” means the Common Stock, par value $0.01 per share, of the Company, subject to adjustments pursuant to Section 3.
“Stock Appreciation Right” means an Award entitling the recipient to receive shares of Stock having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.
“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.
“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.
“Unrestricted Stock Award” means an Award of shares of Stock free of any restrictions.
SECTION 2.ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS
(a)Administration of Plan. The Plan shall be administered by the Administrator. In the event the Administrator is the Committee rather than the Board, it is the intention of the Company that the Committee shall consist of “outside directors” within the meaning of Section 162(m) of the Code and “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act, but the authority and validity of any act taken or not taken by the Committee shall not be affected if any person serving on the Committee does not meet the qualification imposed by this sentence. Except as specifically reserved to the Board under the terms of the Plan or when the Board is serving as Administrator, the Committee shall have full and final authority to operate, manage and administer the Plan on behalf of the Company. Action by the Committee shall require the affirmative vote of a majority of all members thereof.
(b)Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:
(i)to select the individuals to whom Awards may from time to time be granted;
(ii)to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Deferred Stock Awards, Unrestricted Stock Awards, Cash-Based Awards and Performance Share Awards, Dividend Equivalent Rights or any combination of the foregoing, granted to any one or more grantees;
(iii)to determine the number of shares of Stock to be covered by any Award;
(iv)to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of written instruments evidencing the Awards;
(v)to accelerate at any time the exercisability and vesting of all or any portion of any Award with the exception of a Restricted Stock Award or Deferred Stock Award other than in the context of a Sale Event;
(vi)subject to the provisions of Section 5(c), to extend at any time the period in which Stock Options or Stock Appreciation Rights may be exercised;
(vii)to reduce the per-share exercise price of any outstanding Stock Option or Stock Appreciation Right awarded to any employee of the Company, including any officer or director of the Company (but not to less than 100% of Fair Market Value on the date the reduction is made); provided, however, that such reduction shall be effective only if approved by the shareholders of the Company; and
(viii)at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.
All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.
(c)Award Document. Awards under the Plan shall be evidenced by Award Documents that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.
(d)Indemnification. Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s articles or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.
(e)Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.
SECTION 3.STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION
(a)Stock Issuable. The maximum number of shares of Stock (subject to adjustment as provided in Section 3(c) hereof) reserved and available for issuance under the Plan shall be equal to the sum of (i) 26,700,000, plus (ii) the number of shares of Stock available for grant on the Effective Date under the Progress Software Corporation 1992 Incentive and Nonqualified Stock Option Plan, the Progress Software Corporation 1994 Stock Incentive Plan and the Progress Software Corporation 1997 Stock Incentive Plan, as amended and restated March 22, 2007 (together, the “Old Stock Plans”), plus (iii) the number of shares of Stock underlying any grants pursuant to the Old Stock Plans that are forfeited, canceled, repurchased or are terminated (other than by exercise) from and after the Effective Date, plus (iv) the number of shares of Stock underlying any grants pursuant to this Plan that are forfeited, canceled, repurchased or are terminated (other than by exercise). Shares tendered or held back upon exercise of an Option or a Stock Appreciation Right to cover the exercise price or tax withholding shall not be available for future issuance under the Plan. Shares tendered or held back upon settlement of any full value Award (i.e., an Award other than an Option or a Stock Appreciation Right) to cover the purchase price or tax withholding shall be available for future issuance under the Plan. Shares repurchased by the Company on the open market with the proceeds of an Option or Stock Appreciation Right exercise price shall no longer be available for issuance under the Plan. In addition, upon exercise of Stock Appreciation Rights, the gross number of shares exercised shall be deducted from the total number of shares remaining available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options or Stock Appreciation Rights with respect to no more than 750,000 shares of Stock (subject to adjustment as provided in Section 3(c) hereof) may be granted to any one individual grantee during any one calendar year period. The maximum number of shares of Stock that may be issued in the form of Incentive Stock Options may not exceed 14,700,000 (subject to adjustment as provided in Section 3(c) hereof). The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

(b)Effect of Awards. The grant of any full value Award (i.e., an Award other than an Option or a Stock Appreciation Right) shall be deemed, for purposes of determining the number of shares of Stock available for issuance under Section 3(a), as an Award of 2.25 shares of Stock for each such share of Stock subject to the Award. To the extent there is a share of Stock issuable pursuant to a full value Award under the Plan and such share of Stock again becomes available for issuance under the Plan pursuant to Section 3(a), then the number of shares of Stock available for issuance under the Plan shall increase by 2.25 shares. The grant of an Option or a Stock Appreciation Right shall be deemed, for purposes of determining the number of shares of Stock available for issuance under Section 3(a), as an Award for one share of Stock for each such share of Stock subject to the Award.
(c)Changes in Stock. Subject to Section 3(d) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the number of Stock Options or Stock Appreciation Rights that can be granted to any one individual grantee and the maximum number of shares that may be granted under a Performance-Based Award, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (v) the price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.
(d)Sale Event. The Administrator may in its discretion accelerate the exercisability and vesting of all outstanding Awards. Upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate, unless provision is made in connection with the Sale Event in the sole discretion of the parties thereto for the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree (after taking into account any acceleration hereunder). In the event the Awards are not assumed, continued or otherwise substituted in connection with a Sale Event, the Administrator shall accelerate the exercisability and vesting of all outstanding Awards. The Administrator shall have the option (in its sole discretion) to (i) make or provide for a cash payment to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the sale price multiplied by the number of shares of Stock subject to all outstanding Options and Stock Appreciation Rights at exercise prices not in excess of the sale price and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation

Rights; or (ii) permit each grantee, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights held by such grantee.
(e)Substitute Awards. The Administrator may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3(a).
SECTION 4.ELIGIBILITY
Grantees under the Plan will be such officers and other employees, Non-Employee Directors and key persons (including consultants and prospective employees) of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.
SECTION 5.STOCK OPTIONS
(a)Grant of Stock Options. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.
Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.
Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable.
(b)Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.
(c)Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than seven years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.
(d)Exercisability; Rights of a Shareholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a shareholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.
(e)Method of Exercise. Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased.

Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award Document:
(i)In cash, by certified or bank check or other instrument acceptable to the Administrator;
(ii)Through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the optionee on the open market or that have been beneficially owned by the optionee for at least six months and are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date; or
(iii)By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure.
Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award Document or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.
(f)Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.
SECTION 6.STOCK APPRECIATION RIGHTS
(a)Grant of Stock Appreciation Rights. The Administrator in its discretion may grant Stock Appreciation Rights to any grantee (i) alone, (ii) simultaneously with the grant of a Stock Option and in conjunction therewith or in the alternative thereto or (iii) subsequent to the grant of a Non-Qualified option and in conjunction therewith or in the alternative thereto.
(b)Exercise Price of Stock Appreciation Rights. The exercise price per share of a Stock Appreciation Right granted alone shall be determined by the Administrator, but shall not be less than 100% of Fair Market Value on the date of grant of such Stock Appreciation Right. A Stock Appreciation Right granted simultaneously with or subsequent to the grant of a Stock Option and in conjunction therewith or in the alternative thereto shall have the same exercise price as the related Stock Option, shall be transferable only upon the same terms and conditions as the related Stock Option, and shall be exercisable only to the same extent as the related Stock Option; provided, however, that a Stock Appreciation Right, by its terms, shall be exercisable only when the Fair Market Value per share of Stock exceeds the exercise price per share thereof.
(c)Terms and Conditions. Upon any exercise of a Stock Appreciation Right, the number of shares of Stock for which any related Stock Option shall be exercisable shall be reduced by the number of shares for which the Stock Appreciation Right shall have been exercised. The number of shares of Stock with respect to which a Stock Appreciation Right shall be exercisable shall be reduced upon any exercise of any related Stock Option by the number of shares for which such Option shall have been exercised. Any Stock Appreciation Right shall be exercisable upon such additional terms and conditions as may from time to time be prescribed by the Administrator.
(d)Settlement in Shares. A Stock Appreciation Right shall entitle the grantee upon exercise thereof to receive from the Company, upon written request to the Company at its principal offices (the “Request”), a number of shares of Stock (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Administrator in its sole discretion), having an aggregate Fair Market Value equal to the product of (i) the excess of Fair Market Value, on the date of such Request, over the exercise price per share of Stock specified in such Stock Appreciation Right or its related Option, multiplied by (ii) the number of shares of Stock for which such Stock Appreciation Right shall be exercised.
(e)Deemed Exercise. A Stock Appreciation Right shall be deemed exercised on the last day of its term, if not otherwise exercised by the holder thereof, provided that the Fair Market Value of the Stock subject to the Stock Appreciation Right exceeds the exercise price thereof on such date.
(f)Term. The term of a Stock Appreciation Right shall not exceed seven years.
SECTION 7.RESTRICTED STOCK AWARDS
(a)Nature of Restricted Stock Awards. The Administrator shall determine the restrictions and conditions applicable to each Restricted Stock Award at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Restricted Stock Award is contingent on the grantee executing the Restricted Stock Award Document. The terms and conditions of each such Award Document shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.
(b)Rights as a Shareholder. Upon execution of the Restricted Stock Award Document and payment of any applicable purchase price, a grantee shall have the rights of a shareholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the Restricted Stock Award Document. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Stock shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Stock are vested as provided in Section 7(d) below, and (ii) certificated Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.
(c)Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Document. Except as may otherwise be provided by the Administrator either in the Award Document or, subject to Section 18 below, in writing after the Award Document is issued if a grantee’s employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Stock that has not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a shareholder. Following such deemed reacquisition of unvested Restricted Stock that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.
(d)Vesting of Restricted Stock. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of repurchase or forfeiture shall lapse. Notwithstanding the foregoing, in the event that any such Restricted Stock granted to employees shall have a performance-based goal, the restriction period with respect to such shares shall not be less than one year, and in the event any such Restricted Stock granted to employees shall have a time-based restriction, the total restriction period with respect to such shares shall not be less than three years; provided, however, that Restricted Stock with a time-based restriction may become vested incrementally over such three-year period. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.” Except as may otherwise be provided by the Administrator either in the Award Document or, subject to Section 18 below, in writing after the Award Document is issued, a grantee’s rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the grantee’s termination of employment (or other service relationship) with the Company and its Subsidiaries and such shares shall be subject to the provisions of Section 7(c) above.
SECTION 8.DEFERRED STOCK AWARDS
(a)Nature of Deferred Stock Awards. The Administrator shall determine the restrictions and conditions applicable to each Deferred Stock Award at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Deferred Stock Award is contingent on the grantee executing the Deferred Stock Award Document. The terms and conditions of each such Award Document shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Notwithstanding the foregoing, in the event that any such Deferred Stock Award granted to employees shall have a performance-based goal, the restriction period with respect to such Award shall not be less than one year, and in the event any such Deferred Stock Award granted to employees shall have a time-based restriction, the total restriction period with respect to such Award shall not be less than three years; provided, however, that any Deferred Stock Award with a time-based restriction may become vested incrementally over such three-year period. At the end of the deferral period, the Deferred Stock Award, to the extent vested, shall be settled in the form of shares of Stock. To the extent that a Deferred Stock Award is subject to Section 409A, it may contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order for such Award to comply with the requirements of Section 409A.
(b)Election to Receive Deferred Stock Awards in Lieu of Compensation. The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of a Deferred Stock Award. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of phantom stock units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate.
(c)Rights as a Shareholder. A grantee shall have the rights as a shareholder only as to shares of Stock acquired by the grantee upon settlement of a Deferred Stock Award.
(d)Termination. Except as may otherwise be provided by the Administrator either in the Award Document or, subject to Section 18 below, in writing after the Award Document is issued, a grantee’s right in all Deferred Stock Awards that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.
SECTION 9.UNRESTRICTED STOCK AWARDS
(a)Grant or Sale of Unrestricted Stock. The Administrator may, in its sole discretion, grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.
(b)Elections to Receive Unrestricted Stock In Lieu of Compensation. Upon the request of a grantee and with the consent of the Administrator, each grantee may, pursuant to an irrevocable written election delivered to the Company no later than the date or dates specified by the Administrator, receive a portion of the cash compensation otherwise due to him in Unrestricted Stock (valued at Fair Market Value on the date or dates the cash compensation would otherwise be paid). Such Unrestricted Stock shall be paid to the grantee at the same time as the cash compensation would otherwise be paid.
SECTION 10.CASH-BASED AWARDS
Grant of Cash-Based Awards. The Administrator may, in its sole discretion, grant Cash-Based Awards to any grantee in such number or amount and upon such terms, and subject to such conditions, as the Administrator shall determine at the time of grant. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash or in shares of Stock, as the Administrator determines.
SECTION 11.PERFORMANCE SHARE AWARDS
(a)Nature of Performance Share Awards. The Administrator may, in its sole discretion, grant Performance Share Awards independent of, or in connection with, the granting of any other Award under the Plan. The Administrator shall determine whether and to whom Performance Share Awards shall be granted, the Performance Goals, the periods during which performance is to be measured, which may not be less than one year, and such other limitations and conditions as the Administrator shall determine.

(b)Rights as a Shareholder. A grantee receiving a Performance Share Award shall have the rights of a shareholder only as to shares actually received by the grantee under the Plan and not with respect to shares subject to the Award but not actually received by the grantee. A grantee shall be entitled to receive shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the Performance Share Award agreement (or in a performance plan adopted by the Administrator).
(c)Termination. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 18 below, in writing after the Award agreement is issued, a grantee’s rights in all Performance Share Awards shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.
SECTION 12.DIVIDEND EQUIVALENT RIGHTS
(a)Dividend Equivalent Rights. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of a Deferred Stock Award, Restricted Stock Award or Performance Share Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Document. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of a Deferred Stock Award, Restricted Stock Award or Performance Share Award must provide that such Dividend Equivalent Right shall be subject to all of the same terms and conditions and settled upon settlement or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award. A Dividend Equivalent Right granted as a component of a Deferred Stock Award, Restricted Stock Award or Performance Share Award may also contain terms and conditions different from such other Award.
(b)Interest Equivalents. Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide in the grant for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.
(c)Termination. Except as may otherwise be provided by the Administrator either in the Award Document or, subject to Section 18 below, in writing after the Award Document is issued, a grantee’s rights in all Dividend Equivalent Rights or interest equivalents granted as a component of a Deferred Stock Award, Restricted Stock Award or Performance Share Award that has not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.
SECTION 13.PERFORMANCE-BASED AWARDS TO COVERED EMPLOYEES
(a)Performance-Based Awards. Any employee or other key person providing services to the Company and who is selected by the Administrator may be granted one or more Performance-Based Awards in the form of a Restricted Stock Award, Deferred Stock Award, Performance Share Awards or Cash-Based Award payable upon the attainment of Performance Goals that are established by the Administrator and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Administrator. The Administrator shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for any Performance Period. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Administrator, in its discretion, may adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of an individual (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development, (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or (iii) in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; provided, however, that the Administrator may not exercise such discretion in a manner that would increase the Performance-Based Award granted to a Covered Employee. Each Performance-Based Award shall comply with the provisions set forth below.
(b)Grant of Performance-Based Awards. With respect to each Performance-Based Award granted to a Covered Employee, the Administrator shall select, within the first 90 days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the Performance Criteria for such grant, and the Performance Goals with respect to each Performance Criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-Based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The Performance Criteria established by the Administrator may be (but need not be) different for each Performance Cycle and different Performance Goals may be applicable to Performance-Based Awards to different Covered Employees.
(c)Payment of Performance-Based Awards. Following the completion of a Performance Cycle, the Administrator shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-Based Awards earned for the Performance Cycle. The Administrator shall then determine the actual size of each Covered Employee’s Performance-Based Award, and, in doing so, may reduce or eliminate the amount of the Performance-Based Award for a Covered Employee if, in its sole judgment, such reduction or elimination is appropriate.
(d)Maximum Award Payable. The maximum Performance-Based Award payable to any one employee under the Plan during any one calendar year period is 300,000 shares of Stock (subject to adjustment as provided in Section 3(c) hereof) or $2,000,000 in the case of a Performance-Based Award that is a Cash-Based Award.
SECTION 14.TRANSFERABILITY OF AWARDS
(a)Transferability. Except as provided in Section 14(b) below, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.
(b)Administrator Action. Notwithstanding Section 14(a), the Administrator, in its discretion, may provide either in the Award Document regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Awards (other than any Incentive Stock Options or Deferred Stock Awards) to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award.
(c)Family Member. For purposes of Section 14(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.
(d)Designation of Beneficiary. Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.
SECTION 15.TAX WITHHOLDING
(a)Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.
(b)Payment in Stock. Subject to approval by the Administrator, a grantee may elect to have the Company’s minimum required tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.
SECTION 16.SECTION 409A AWARDS
To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.

SECTION 17.TRANSFER, LEAVE OF ABSENCE, ETC.
For purposes of the Plan, the following events shall not be deemed a termination of employment:
(a)a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or
(b)an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.
SECTION 18.AMENDMENTS AND TERMINATION
The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. Except as provided in Section 3(c) or 3(d), without prior shareholder approval, in no event may the Administrator exercise its discretion to (i) reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or (ii) cancel any outstanding Option or Stock Appreciation Right that has an exercise price greater than the then current Fair Market Value of the Stock in exchange for cash or other Awards under the Plan. To the extent required under the rules of any securities exchange or market system on which the Stock is listed, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, Plan amendments shall be subject to approval by the Company shareholders entitled to vote at a meeting of shareholders. Nothing in this Section 18 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(d).
SECTION 19.STATUS OF PLAN
With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.
SECTION 20.GENERAL PROVISIONS
(a)No Distribution. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.
(b)Delivery of Stock Certificates. Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. All Stock certificates delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.
(c)Shareholder Rights. Until Stock is deemed delivered in accordance with Section 20(b), no right to vote or receive dividends or any other rights of a shareholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.
(d)Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.
(e)Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.
(f)Forfeiture of Awards under Sarbanes-Oxley Act. If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, then any grantee who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Company for the amount of any Award received by such individual under the Plan during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission, as the case may be, of the financial document embodying such financial reporting requirement.
SECTION 21.EFFECTIVE DATE OF PLAN
This Plan shall become effective upon approval by the holders of a majority of the votes cast at a meeting of shareholders at which a quorum is present. No grants of Stock Options and other Awards may be made hereunder after the tenth anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the date the Plan is approved by the Board.

SECTION 22.GOVERNING LAW
This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, applied without regard to conflict of law principles.

Appendix B
APPENDIX B: ESPP Amendment
PROGRESS SOFTWARE CORPORATION
1991 EMPLOYEE STOCK PURCHASE PLAN
(Amended and Restated 23 March 2021)
1.PURPOSE
The Progress Software Corporation Employee Stock Purchase Plan (the “Plan”) is intended to provide a method whereby employees of Progress Software Corporation (the “Company”) will have an opportunity to acquire an ownership interest (or increase an existing ownership interest) in the Company through the purchase of shares of the Common Stock of the Company. It is the intention of the Company that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.
2.DEFINITIONS
(a)“Eligible Compensation” for purposes of the Plan means: (i) with respect to individuals who are hourly employees, base salary plus payments for overtime and bonuses or (ii) with respect to individuals who are salaried employees, base salary plus sales commissions and bonuses. Eligible Compensation shall not include any deferred compensation other than contributions by an individual through a salary reduction agreement to a cash or deferred plan pursuant to Section 401(k) of the Code or to a cafeteria plan pursuant to Section 125 of the Code.
(b)“Board” means the Board of Directors of the Company.
(c)“Committee" means the Compensation Committee of the Board.
(d)“Common Stock” means the common stock, $.01 par value per share, of the Company.
(e)“Company” shall also include any subsidiary of Progress Software Corporation designated as a participant in the Plan by the Board, unless the context otherwise requires.
(f)“Employee” means any person who is customarily employed at least 20 hours per week and more than five months in a calendar year by (i) the Company or (ii) any subsidiary corporation.
(g)“Subsidiary Corporation” shall mean any present or future corporation which is or would constitute a “subsidiary corporation” as that term is defined in Section 424(f) of the Code.
3.ELIGIBILITY
(a)Participation in the Plan is completely voluntary. Participation during any one or more of the Offering Periods, as hereafter defined, under the Plan shall neither limit, nor require, participation during any other Offering Period.
(b)Each Employee of the Company and its Subsidiary Corporations shall be eligible to participate in the Plan on any Offering Period commencement date, as hereafter identified, following the completion of three months of continuous service with the Company and/or its Subsidiary Corporations; provided, however, that no Employee shall be granted an option under the Plan:
(i)if, immediately after the grant, such Employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary Corporation; for purposes of this Paragraph the rules of Section 424(d) of the Code shall apply in determining stock ownership of any employee; or
(ii)which permits his/her rights to purchase stock under all Section 423 employee stock purchase plans of the Company and its Subsidiary Corporations to exceed US $25,000 of the fair market value of the stock (determined at the time such option is granted) for each calendar year in which such option is outstanding; for purposes of this Paragraph, the rules of Section 423 (b)(8) of the Code shall apply.
4.OFFERING PERIOD / EXERCISE PERIOD
The right to purchase stock hereunder shall be made available by a series of "Exercise Periods" during an "Offering Period" to employees eligible in accordance with Paragraph 3 hereof.
Offering Period.    Each participant in the Plan will be enrolled in an Offering Period. An Offering Period has a duration of 27 consecutive months unless a participant: withdraws from the Plan, ceases to be an eligible employee, or is automatically transferred to a new Offering Period. Offering Periods commence on each of the following dates: January 1, April 1, July 1, or October 1.
Notwithstanding the foregoing, no Offering Period shall commence if at any time it is determined that the Company is not then lawfully permitted to offer, issue and sell shares of Common Stock in accordance with the terms of this Plan pursuant to an effective registration statement under the Securities Act of 1933, as amended. If an Offering Period cannot commence upon any date for the reason set forth above, an Offering Period may commence upon a date other than January 1, April 1, July 1 or October 1, and such Offering Period may be for a duration of less than 27 months. Any determination as to whether an Offering Period shall so commence on another date, and the duration of such Offering Period, shall be in the sole discretion of the Committee.
Exercise Period.    Each 27-month Offering Period consists of nine consecutive Exercise Periods lasting three months each. Exercise Periods start on January 1, April 1, July 1, and October 1.
Exercise Date.    During each 27-month Offering Period there will be nine Exercise Dates. An Exercise Date is the last date of each Exercise Period. Therefore, Exercise Dates will be as follows: March 31, June 30, September 30, and December 31.
Notwithstanding the foregoing and subject to Paragraph 22, in the event that, on any Exercise Date provided for herein, it is determined that the Company is not then lawfully permitted to offer, issue and sell shares of Common Stock in accordance with the terms of this Plan pursuant to an effective registration statement under the Securities Act of 1933, as amended, such Exercise Date shall be of no force or effect.

5.PARTICIPATION
Any eligible employee may become a participant by completing a payroll deduction authorization form provided by the Company and filing it with their payroll department and the Plan administrator 20 days prior to an Offering Period commencement date.
A participant may be enrolled in only one Offering Period at a time. A participant will be re-enrolled automatically as a participant in future Offering Periods when an Offering Period in which such participant is currently enrolled ends, unless such participant withdraws from participation, is terminated or terminates employment, becomes ineligible to participate for any reason, or the Plan terminates.
6.PAYROLL DEDUCTIONS
(a)At the time a participant files his/her authorization for a payroll deduction, he/she shall specify a percentage of his/her Eligible Compensation to be deducted from his/her pay on each payday during any Offering Period in which he/she is a participant in the Plan. Such percentage shall be in increments of one percent (1%) up to a maximum percentage to be established for each Offering Period by the Committee.
(b)Payroll deductions for participants shall commence on the Offering Period commencement date following the effective date of his/her authorization for such payroll deductions.
(c)A participant may, at any time, reduce the percentage (but not below 1%) of his/her Eligible Compensation to be deducted on each payday that he/she participates in the Plan. A reduction in payroll deductions will be effective on the seventh business day following receipt of notice by the Company and will apply to the first full pay period commencing after such date.
(d)A participant may, at any time, increase the percentage (but not above the maximum established by the Committee) of his/her Eligible Compensation to be deducted on each payday that he/she participates in the Plan. An increase in payroll deductions will be effective on the seventh business day following receipt of notice by the Company and will apply to the first full Exercise Period commencing after such date.
(e)All payroll deductions made for a participant shall be credited to his/her account under the Plan. A participant may not make any separate cash payment into such account.
7.GRANTING OF OPTION / EXERCISE PRICE
(a)On the commencement date of each Offering Period, a participant in such Offering Period shall be deemed to have been granted an option to purchase on each Exercise Date during such Offering Period (at the per share exercise price) up to a number of shares of the Company's Common Stock determined by dividing such participant's payroll deductions accumulated during the applicable Exercise Period by eighty-five (85%) of the market value per share of the Company's Common Stock on the Offering Period commencement date or on the Exercise Date, whichever is lower, provided that the number of shares subject to the option shall not exceed 200% of the number of shares determined by dividing 10% of the participant's Eligible Compensation over the Offering Period (determined as of the Offering Period commencement date) by 85% of the market value per share of the Company's Common Stock on the Offering Period commencement date, subject to the limitations set forth in Section 3 (b) and 12 hereof. The Market value per share of the Company's Common Stock shall be determined as provided in Section 7(b) herein.
(b)The exercise price per share to be paid for Common Stock purchased under the Plan shall be equal to the lower of 85% of the market value per share of the Common Stock on the first day of the Offering Period in which the Exercise Date falls, or 85% of the market value per share of the Common Stock on the Exercise Date. Market value per share of the Common Stock on a particular date is the closing price (or closing bid, if no sales were reported) of the Common Stock on the National Association of Securities Dealers Automated Quotation System, Inc. ("NASDAQ”), or, in the event the Common Stock is listed on a stock exchange, the market value per share shall be the closing price on such exchange, for that date, as reported in the Wall Street Journal. If a closing price is not available for a particular date, then the market value per share to be used for that date will be the closing stock price as of the last preceding trading day on the NASDAQ or a stock exchange for which a closing price is available. If the Common Stock is not listed on the NASDAQ or a stock exchange then the market value per share will be determined by the Committee.
For purpose of calculating the number of shares of Common Stock to be purchased with payroll deductions from participants outside of the United States, the Company will use the exchange rate published in the Wall Street Journal on the Exercise Date.
8.EXERCISE OF OPTION
Unless a participant withdraws from the Plan or is terminated from participating in the Plan pursuant to paragraph 10 hereof, his/her option for the purchase of Common Stock will be deemed to have been exercised automatically on each Exercise Date for the purchase of the number of full shares of Common Stock which the accumulated payroll deductions in his/her account at that time will purchase at the price of the Common Stock as determined in Paragraph 7 (b). Fractional shares will not be issued under the Plan and any excess funds in a participant's account representing any fractional shares after Common Stock purchases made on each Exercise Date will be automatically carried forward to the next Exercise Period unless the participant elects, by written notice to their payroll department, to have the excess returned to him/her.
In the event that an Exercise Date is of no force or effect pursuant to the provisions of Paragraph 4 above, the automatic exercise described in this Paragraph shall occur on the next succeeding Exercise Date in such Offering Period that has not been determined to be of no force or effect. If there is no such Exercise Date in the Offering Period, all of the participant’s outstanding payroll deductions for such Offering Period shall be returned to the participant, without interest.
9.NEW OFFERING PERIOD
If the market value of the Common Stock is lower on an Exercise Date than it was on the first day of the Offering Period, then all participants in such Offering Period will be automatically withdrawn from that Offering Period immediately after the participants' exercise of the option on such Exercise Date, and such participants will be automatically re-enrolled in a new Offering Period commencing immediately after that Exercise Date. The old Offering Period terminates upon such automatic re-enrollment.

10.WITHDRAWAL AND TERMINATION
(a)Prior to the Exercise Date for each Exercise Period, any participant may withdraw all but not less than all of his/her payroll deductions under the Plan for such Exercise Period by giving written notice to his/her payroll department. All of the participant's payroll deductions credited to such account will be paid to him/her after receipt of notice of withdrawal, without interest, and no future payroll deductions will be made. Withdrawal from an Exercise Period will be deemed to be a withdrawal from the Offering Period which includes such Exercise Period. The Company will treat any attempt to borrow by a participant on the security of accumulated payroll deductions as an election to withdraw such deductions.
(b)A participant may elect not to exercise an option by giving written notice to their payroll department no less than seven (7) business days prior to the applicable Exercise Date. Any such election will be treated as a withdrawal pursuant to section (a) above.
(c)A participant’s election not to participate in, or withdrawal from, any Offering Period or Exercise Period within such Offering Period will not have any effect upon his/her eligibility to participate in any succeeding Offering Period or in any similar plan which may hereafter be adopted by the Company.
(d)Upon termination of the participant's employment for any reason, including retirement but excluding death, all of his/her payroll deductions accrued during the relevant Exercise Period will be returned to the participant.
(e)Upon termination of the participant’s employment because of death, the participant's beneficiary (as defined in Paragraph 14) shall have the right to elect, by written notice given to the participant's former payroll department prior to the expiration of a period of 90 days commencing with the date of the death of the participant but in no event later than the applicable Offering Period, either
(i)to withdraw all of the payroll deductions credited to the participant’s account under the Plan; or
(ii)to exercise the participant’s option for the purchase of stock on the Exercise Date next following the date of the participant’s death for the purchase of the number of full shares which the participant's accumulated payroll deductions, at the date of the participant’s death, will purchase at the applicable price, and any excess deductions will be returned to said beneficiary. In the event that no such written notice of election shall be duly received by the appropriate payroll department of the Company, the beneficiary shall automatically be deemed to have elected to withdraw the payroll deductions credited to the participant at the date of the participant’s death and the same will be paid promptly to said beneficiary.
11.INTEREST
No interest will be paid or allowed on any money paid into the Plan or credited to any participant.
12.STOCK
(a)The maximum number of shares of Common Stock available for issuance and purchase by participants under the Plan, subject to adjustment upon changes in capitalization of the

Company as provided in Paragraph 17, shall be 10,250,000 shares of Common Stock, par value $.01 per share, of the Company. If on a given Exercise Date the number of shares with respect to which options are to be exercised exceeds the number of shares then available, the Company shall make a pro rata allocation of the shares available for delivery and distribution in an equitable manner, with the balances of payroll deductions credited to each participant under the Plan carried forward to the next Exercise Period in the applicable Offering Period or returned to the participant if the participant so chooses, by giving written notice to their payroll department to this effect.
(b)The participant will have no interest in stock underlying his/her option until such option has been exercised.
(c)The Committee, in its sole discretion, may establish a minimum holding period, if any, for shares of stock acquired pursuant hereto by any participant or his beneficiary pursuant to Paragraph 14 hereof. Certificates representing said shares of stock issued pursuant to this Plan may bear legends to that effect.
13.ADMINISTRATION
The Plan shall be administered by the Committee. The interpretation and construction of any provision of the Plan and adoption of rules and regulations for administering the Plan shall be made by the Committee. Determinations made by the Committee with respect to any matter or provision contained in the Plan shall be final, conclusive and binding upon the Company and upon all participants, their heirs or legal representatives. Any rule or regulation adopted by the Committee shall remain in full force and effect unless and until altered, amended, or repealed by the Committee.
14.DESIGNATION OF BENEFICIARY
A participant shall file with their payroll department a written designation of a beneficiary who is to receive any Common Stock and/or cash under the Plan. Such designation of beneficiary may be changed by the participant at any time by written notice. Upon the death of a participant and upon receipt by the Company of proof of the identity and existence at the participant’s death of a beneficiary validly designated by him under the Plan, the Company shall deliver such Common Stock and/or cash to such beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such Common Stock and/or cash to the executor or administrator of the estate of the participant. No beneficiary shall prior to the death of the participant by whom he has been designated, acquire any interest in the Common Stock and/or cash credited to the participant under the Plan.
15.TRANSFERABILITY
Neither payroll deductions credited to a participant nor any rights with regard to the exercise of an option or to receive Common Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge, or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Paragraph 10(a).

16.USE OF FUNDS
All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.
17.EFFECT OF CHANGES OF COMMON STOCK
If the Company shall subdivide or reclassify the Common Stock which has been or may be optioned under this Plan, or shall declare thereon any dividend payable in shares of such Common Stock, or shall take any other action of a similar nature affecting such Common Stock, then the number and class of shares of Common Stock which may thereafter be optioned (in the aggregate and to any participant) shall be adjusted accordingly and in the case of each option outstanding at the time of any such action, the number and class of shares which may thereafter be purchased pursuant to such option and the option price per share shall be adjusted to such extent as may be determined by the Committee, with the approval of independent public accountants and counsel, to be necessary to preserve the rights of the holder of such option.
18.AMENDMENT OR TERMINATION
The Board may at any time terminate or amend the Plan. No such termination shall affect options previously granted, nor may an amendment make any change in any option theretofore granted which would adversely affect the rights of any participant holding options under the Plan.
19.NOTICES
All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received by the participant's payroll department.
20.MERGER OR CONSOLIDATION
If the Company shall at any time merge into or consolidate with another corporation, the holder of each option then outstanding will thereafter be entitled to receive at the next Exercise Date upon the exercise of such option for each share as to which such option shall be exercised, the securities or property which a holder of one share of the Common Stock was entitled to upon and at the time of such merger or consolidation. In accordance with this Paragraph and Paragraph 17, the Committee shall determine the kind and amount of such securities or property which such holder of an option shall be entitled to receive. A sale of all or substantially all of the assets of the Company shall be deemed a merger or consolidation for the foregoing purposes.
21.APPROVAL OF STOCKHOLDERS
The Plan is subject to the approval of the stockholders of the Company at their next annual meeting or at any special meeting of the stockholders for which one of the purposes of such a special meeting shall be to act upon the Plan.
22.GOVERNMENTAL AND OTHER REGULATIONS
The Plan, and the grant and exercise of the rights to purchase shares hereunder, and the Company's obligation to sell and deliver shares upon the exercise of rights to purchase shares, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may, in the opinion of counsel for the Company, be required. The Plan shall be governed by, and construed and enforced in accordance with, the provisions of Sections 421, 423 and 424 of the Code and the substantive laws of the Commonwealth of Massachusetts. In the event of any inconsistency between such provisions of the Code and any such laws, said provisions of the Code shall govern to the extent necessary to preserve favorable federal income tax treatment afforded employee stock purchase plans under Section 423 of the Code.

APPENDIX C: RECONCILIATIONS OF GAAP TO NON-GAAP SELECTED FINANCIAL MEASURES
(Unaudited)
(Unaudited)

	Fiscal Year Ended				% Change
(In thousands, except per share data)	November 30, 2020		November 30, 2019		Non-GAAP
Adjusted revenue:
GAAP revenue	$442,150		$413,298
Acquisition-related revenue(1)	14,062		18,663
Non-GAAP revenue	$456,212	100%	$431,961	100%	6%

Adjusted income from operations:
GAAP income from operations	$107,728	24%	$40,084	10%
Amortization of acquired intangibles	27,946	6%	48,139	11%
Stock-based compensation	23,482	5%	23,311	5%
Impairment of intangible and long-lived assets(2)	—	—%	24,096	6%
Restructuring expenses and other	5,906	1%	6,307	1%
Acquisition-related revenue(1) and expenses	17,699	4%	20,321	5%
Non-GAAP income from operations	$182,761	40%	$162,258	38%	13%

Adjusted net income:
GAAP net income	$79,722	18%	$26,400	6%
Amortization of acquired intangibles	27,946	6%	48,139	11%
Stock-based compensation	23,482	5%	23,311	5%
Impairment of intangible and long-lived assets(2)	—	—%	24,096	6%
Restructuring expenses and other	5,906	1%	6,307	1%
Acquisition-related revenue(1) and expenses	17,699	4%	20,321	5%
Provision for income taxes	(14,673)	(3)%	(26,829)	(6)%
Non-GAAP net income	$140,082	31%	$121,745	28%	15%
Adjusted diluted earnings per share:
GAAP diluted earnings per share	$1.76		$0.58
Amortization of acquired intangibles	0.62		1.07
Stock-based compensation	0.51		0.51
Impairment of intangible and long-lived assets(2)	—		0.53
Restructuring expenses and other	0.13		0.14
Acquisition-related revenue(1) and expenses	0.39		0.45
Provision for income taxes	(0.32)		(0.59)
Non-GAAP diluted earnings per share	$3.09		$2.69		15%

Non-GAAP weighted avg shares outstanding - diluted	45,321		45,340		—%
(1)Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue that would otherwise have been recognized but for the purchase accounting treatment of acquisitions. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Acquisition-related revenue adjustments relate to Progress' Application Development and Deployment business segment for Chef in fiscal year 2020 and Progress' OpenEdge business segment for Ipswitch in fiscal year 2019.
(2)Primarily represents a reduction in the carrying values of the intangible assets associated with Kinvey and DataRPM.
C-1

Adjusted Free Cash Flow

(In thousands)	FY 2020	FY 2019	% Change
Cash flows from operations	144,847	128,484	13%
Purchases of property and equipment	(6,517)	(3,998)	63%
Free cash flow	138,330	124,486	11%
Add back: restructuring payments	4,123	4,407	(6)%
Adjusted free cash flow	142,453	128,893	11%
C-2

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 17, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/PRGS2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 17, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D44831-P53185

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PROGRESS SOFTWARE CORPORATION

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:

01) Paul T. Dacier
02) John R. Egan
03) Rainer Gawlick
04) Yogesh Gupta
05) Charles F. Kane
06) Samskriti Y. King
07) David A. Krall
08) Angela T. Tucci
09) Vivian Vitale

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

D44832-P53185

PROGRESS SOFTWARE CORPORATION
2021 ANNUAL MEETING OF STOCKHOLDERS
May 18, 2021
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Progress Software Corporation, revoking all prior proxies, hereby appoints Yogesh Gupta and Stephen H. Faberman, or either of them acting singly, as proxies, with full power of substitution, to vote all shares of Common Stock of Progress Software Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the company to be held virtually at www.virtualshareholdermeeting.com/PRGS2021 on May 18, 2021, at 10:00 A.M., local time, and at any adjournments thereof, upon matters set forth in the Notice of Annual Meeting and Proxy Statement dated April 14, 2021, a copy of which has been received by the undersigned, and in their discretion, upon any other business that may properly come before the meeting or any adjournments thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. Attendance of the undersigned at the meeting or any adjourned session thereof will not be deemed to revoke the proxy unless the undersigned shall affirmatively indicate the intention of the undersigned to vote the shares represented hereby in person.

Continued and to be signed on reverse side